   As filed with the Securities and Exchange Commission on May 11, 1999
                                                     Registration No. 333-73369
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                            Amendment No. 3 to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                               DIRECTCHEF, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                           5099                        94-3304637
  (State or other jurisdiction
                of                 (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)     Classification Code Number)        Identification No.)

                               ----------------

                             5179 Overland Avenue
                         Culver City, California 90230
                                (310) 253-9751
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               Roger M. Laverty
                            Chief Executive Officer
                               DirectChef, Inc.
                             5179 Overland Avenue
                         Culver City, California 90230
                                (310) 253-9751
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:

             Daniel J. Winnike, Esq.                          Armando Castro, Esq.
              John E. Stoner, Esq.                      Brobeck, Phleger & Harrison LLP
    Howard, Rice, Nemerovski, Canady, Falk &
                     Rabkin                                  Two Embarcadero Place
           A Professional Corporation                      2200 Geng Road, Building 2
        1755 Embarcadero Road, Suite 200                  Palo Alto, California 94303
           Palo Alto, California 94303                           (650) 424-0160
                 (650) 842-8500

                               ----------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities, and we are not soliciting offers to buy these +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 11, 1999

                               [DirectChef Logo]

                                6,250,000 Shares
                                  Common Stock

   We are offering 6,250,000 shares of our common stock. This is our initial public offering and no public market currently exists for our shares. Our common stock has been approved for quotation on the Nasdaq National Market under the symbol "DCHF." We anticipate that the initial public offering price will be between $10.00 and $12.00 per share.

                                ---------------

         Investing in the common stock we are offering involves risks.
                    See "Risk Factors" beginning on page 9.

                                ---------------

                                                                     Per
                                                                    Share Total
                                                                    ----- -----
Public Offering Price.............................................. $     $
Underwriting Discounts and Commissions............................. $     $
Proceeds to DirectChef............................................. $     $

   The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   We have granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of common stock to cover over-allotments. BancBoston Robertson Stephens expects to deliver the shares of common stock to purchasers
on         , 1999.

                                ---------------

BancBoston Robertson Stephens

                         The Robinson-Humphrey Company

                                                      Thomas Weisel Partners LLC

                  The date of this prospectus is       , 1999

                               [Insert Graphics]
               [GRAPHICS OF PRODUCTS AND FACILITIES APPEAR HERE]

   INSIDE FRONT COVER: LOGO OF DIRECTCHEF, INC. APPEARS AT TOP OF PAGE. LOGO INCLUDES TAGLINE "YOUR COMPLETE SOURCE FOR PROFESSIONAL RESTAURANT AND KITCHEN
EQUIPMENT & SUPPLIES!" UNDERNEATH ARE PICTURES DEPICTING THE FOLLOWING PRODUCTS
                                AND FACILITIES:

PICTURE #1, UPPER LEFT SIDE:
    [COMMERCIAL KITCHEN INTERIOR INCLUDING COOKING EQUIPMENT, WORK
                     SPACES AND HOOD VENTILATION]

PICTURE # 2, UPPER RIGHT SIDE:
     [INTERIOR OF STAINLESS STEEL INSTITUTIONAL KITCHEN FACILITY] [CAPTION RUNNING UNDER PICTURES 1 AND 2: WE DISTRIBUTE FOODSERVICE
      EQUIPMENT AND SUPPLIES TO A VARIETY OF CUSTOMERS, INCLUDING
       INDEPENDENT RESTAURANTS, MULTI-UNIT CHAINS, INSTITUTIONAL
      FOODSERVICE KITCHENS, HOTELS AND OTHER PLACES WHERE FOOD IS
                              PREPARED.]

PICTURE #3, LOWER LEFT SIDE:
   [INTERIOR OF ECONOMY RESTAURANT FIXTURES, INC. INCLUDING GONDOLAS
     STOCKED WITH RESTAURANT EQUIPMENT AND RELATED MERCHANDISE AND
                            SALES COUNTERS]
  [CAPTION: WE SELL OUR PRODUCTS THROUGH A VARIETY OF CHANNELS, SUCH
    AS LARGE CASH AND CARRY FACILITIES, CATALOGS AND A DIRECT SALES
                                FORCE]

PICTURE # 4, LOWER RIGHT SIDE:
            [DEPICTION OF DIRECTCHEF.COM WEBSITE HOMEPAGE]
   [CAPTION: DEVELOPING A BUSINESS-TO-BUSINESS AND RETAIL ELECTRONIC
                         COMMERCE CAPABILITY]

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

    Until       , 1999, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ---------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   4
Risk Factors.............................................................   9
Forward-Looking Statements...............................................  17
Use of Proceeds..........................................................  18
Dividend Policy..........................................................  18
Capitalization...........................................................  19
Dilution.................................................................  20
Selected Financial Data..................................................  21
Formation of DirectChef, Inc.............................................  23
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................  24
Business.................................................................  48
Management...............................................................  55
Certain Transactions.....................................................  58
Principal Stockholders...................................................  61
Description of Capital Stock.............................................  62
Shares Eligible for Future Sale..........................................  65
Underwriting.............................................................  66
Legal Matters............................................................  67
Experts..................................................................  67
Additional Information...................................................  68
Index to Financial Statements............................................ F-1

                             ---------------------

    We will purchase six foodservice equipment and supply companies for cash and shares of our common stock at the same time as we complete this offering. In this prospectus, we generally speak as if we have already acquired these six companies. When we need to discuss these six companies, we refer to them as "our companies."

                               PROSPECTUS SUMMARY

    This summary provides an overview of the key aspects of the offering. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the risk factors and the financial statements, before you decide to invest.

                                DirectChef, Inc.

    We are a full-service national distributor of foodservice equipment and supplies. Our companies have been in business for periods ranging from 18 to 108 years. Upon completion of this offering, based on total revenues, we will be one of the largest providers of foodservice equipment and supplies in the United States.

    We believe that our size and presence in multiple markets will allow us to offer larger regional and national customers value-added products and improved service while still maintaining our focus on local customers. We currently serve our customers through direct sales, cash and carry stores and catalogs. We have also established, and intend to develop sales through, our directchef.com Internet website. We intend to expand each of these sales channels with particular emphasis on the Internet. We believe the Internet will provide us with a cost effective distribution channel, an easy to use reorder option for our commercial customers and broader access to retail customers.

    Our products and services are used by all businesses that sell food and beverages. Those businesses include regional and national restaurant chains, independent restaurants, hotels, businesses, schools, health care facilities, casinos, stadiums and prisons. In 1998, our pro forma combined net revenues were $129.7 million.

    We sell over 10,000 products. We serve more than 25,000 customers, through a network of eleven facilities located in four states and our catalogs, as well as on the Internet. Our products include heavy equipment, such as ranges and refrigeration units, as well as smaller disposable items, such as china, glassware and silverware. Our revenues come from the sale of equipment and supplies. More than 40% of these sales come from our customers' replacement of existing equipment and supplies. We also offer a full range of design, construction and installation services for restaurants and other foodservice facilities.

    In 1998, the foodservice equipment and supply industry had revenues of $13 billion, while the entire foodservice industry had revenues of $351 billion. Comprised of over 12,000 companies, the foodservice equipment and supply industry is highly fragmented. We believe most of these companies are small, owner operated companies with limited access to capital. According to recent surveys by Foodservice Equipment and Supply magazine, the industry has grown at 5% per year over the last seven years.

    Our goal is to become the largest national single-source distributor of foodservice equipment and supplies in the United States. We intend to grow by:

  . acquiring other foodservice equipment and supply companies

  . pursuing business to business electronic commerce opportunities

  . expanding complementary products and services

  . opening new cash and carry stores

  . expanding alternative sales channels and building brand name recognition for directchef.com

    Our management team includes executives with extensive experience in both foodservice distribution and consolidating industries. We will implement and pursue the following operating strategies and efficiencies:

  . utilize volume purchasing to reduce product cost

  . use the Internet to improve our supply chain

  . improve management of inventory

  . provide strong incentives to management

  . maintain day-to-day management responsibility at our local operations

  . analyze the policies and procedures at each of our companies and adopt the best policies and procedures for use throughout our operations

                                  The Offering

 Common stock offered by DirectChef.............. 6,250,000 shares
 Common stock to be outstanding after this
   offering...................................... 9,474,919 shares
 Use of proceeds................................. To pay the cash portion of the purchase price for our
                                                  companies, for future
                                                  acquisitions and for general
                                                  corporate purposes, including
                                                  continued development of our
                                                  electronic commerce strategy.
                                                  See "Use of Proceeds."
 Proposed Nasdaq National Market Symbol.......... "DCHF"

    Unless we tell you otherwise, references to numbers and percentages of shares of common stock assume that the underwriters do not exercise their over-allotment option.

    We were incorporated in June 1998 in Delaware. Our executive offices are located at 5179 Overland Avenue, Culver City, California 90230 and our telephone number is (310) 253-9751.

                   Summary Pro Forma Combined Financial Data
                (In thousands, except shares and per share data)

    We will complete the acquisitions of our companies at the same time as we complete this offering. The following unaudited pro forma combined statement of operations data present our financial data adjusted to give effect to the acquisitions of our companies, completion of this offering and application of the net proceeds from the offering as if these events occurred at the beginning of each period presented. The following financial data also gives effect to pro forma adjustments described in "Notes to Unaudited Pro Forma Combined Financial Statements" elsewhere in this prospectus. The unaudited pro forma combined balance sheet data give effect to the acquisitions and to this offering and the application of the estimated net proceeds from the offering as if they occurred on March 31, 1999. The unaudited pro forma data does not necessarily indicate the results we would have obtained had these events actually occurred on that date or our future results. See "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Unaudited Pro Forma Combined Financial Statements and historical financial statements of our companies, including, in each case, the notes thereto, appearing elsewhere in this prospectus.

                                                     Pro Forma Combined
                                              --------------------------------
                                                                 Three Months
                                                 Year Ended         Ended
                                              December 31, 1998 March 31, 1999
                                              ----------------- --------------
Statement of operations data:
Net revenue..................................    $  129,700       $   30,386
Cost of revenue..............................       104,885           24,662
                                                 ----------       ----------
Gross profit.................................        24,815            5,724
Selling, general and administrative
  expenses...................................        20,117            5,073
Goodwill amortization........................         1,107              279
                                                 ----------       ----------
Income from operations.......................         3,591              372
Interest expense and other, net..............          (111)             (44)
                                                 ----------       ----------
Income before income taxes...................         3,480              328
Income tax expense...........................         1,605              187
                                                 ----------       ----------
Net income...................................    $    1,875       $      141
                                                 ==========       ==========
Basic net income per share ..................    $     0.20       $     0.01
                                                 ==========       ==========
Diluted net income per share.................    $     0.19       $     0.01
                                                 ==========       ==========
Shares used in computing(1)
 Basic net income per share..................     9,474,919        9,474,919
                                                 ==========       ==========
 Diluted net income per share................     9,856,042        9,856,042
                                                 ==========       ==========
Balance sheet data:
Working capital..............................                     $   28,750
Total assets.................................                         98,917
Long-term obligations, excluding current
  installments...............................                            230
Stockholders' equity.........................                         75,320

--------
(1) Pro forma combined shares used in computing basic net income per share includes: (a) 1,639,375 shares issued in connection with our formation; (b) 316,474 shares that we will issue on conversion of Series A Preferred Stock; (c) 1,269,070 shares that we will issue to owners of our companies in connection with our acquisitions of those companies; and (d) 6,250,000 shares that we will issue in this offering. Pro forma combined shares used in computing diluted net income per share further includes 381,123 net shares assumed issued upon exercise of outstanding stock options.

                   Summary Individual Company Financial Data
                                 (In thousands)

    The following table presents summary income statement data for each of our companies for each of their three most recent fiscal years. The historical income statement data shown below do not give effect to:

  . the pro forma adjustments related to reductions in salary, bonuses and benefits that the owners of our companies have agreed to

  . any other pro forma adjustments reflected in the Unaudited Pro Forma
    Combined Financial Statements included elsewhere in this prospectus

The income statement data presented below has been derived from financial statements of our companies for the periods reflected in their historical financial statements included elsewhere in this prospectus. The fiscal years presented for each of our companies end on December 31, except for East Bay's fiscal year, which ends on September 30, Curtis's fiscal year, which for 1996 ended on June 30, 1996, and Castino's fiscal year for 1996 and 1997, which ended on March 31, 1997 and 1998, respectively.

                                                                 Three Months
                                                                  Ended March
                                           Fiscal Years Ended         31,
                                         ----------------------- --------------
                                          1996    1997    1998    1998    1999
                                         ------- ------- ------- ------  ------
Raygal:
 Revenues............................... $22,213 $33,678 $33,038 $6,267  $8,198
 Income from operations.................     557   1,853   1,725    149     291
East Bay:
 Revenues............................... $20,368 $23,681 $29,916 $5,938  $7,466
 Income from operations.................     153     321     564    148     109
Economy:
 Revenues............................... $16,676 $19,884 $22,703 $4,530  $4,945
 Income (loss) from operations..........     674     688     916   (110)    (17)
Curtis:
 Revenues............................... $22,839 $19,933 $20,279 $4,268  $4,305
 Income from operations.................     568     164     650    103      80
Bintz:
 Revenues............................... $12,600 $13,097 $17,835 $4,733  $4,358
 Income from operations.................     452     307     740    203     285
Castino:
 Revenues............................... $ 5,729 $ 5,921 $ 5,929 $1,312  $1,114
 Income (loss) from operations..........     134     109      17    (31)    (93)

                                  RISK FACTORS

    You should carefully consider the following risks and other information in this prospectus before purchasing the common stock we are offering.

Our lack of experience managing our companies may negatively affect our operating results

    We have entered into definitive agreements to acquire our companies at the same time as we complete this offering. To date, our companies have operated as independent entities, and our activities have been limited to preparing for this offering and the acquisitions of our companies. Our management has only recently been assembled and has not worked with our companies. We have not had experience managing the combined operations and we might not be effective in doing so. If we are not, the combined future operating results of our companies would be adversely affected.

The pro forma results included in this prospectus may not reflect the results of combining our companies

    The Unaudited Pro Forma Combined Financial Statements included elsewhere in this prospectus give effect to the acquisitions of our companies, as more fully described in the notes to those statements. Those pro forma results, however, do not necessarily indicate the actual results of operations that would have occurred had the acquisitions occurred at the beginning of the period presented or the results that may occur in the future.

Failure to integrate our companies successfully will result in significant operating inefficiencies, which may reduce our profitability

    Our success as a new national foodservice equipment and supply company will depend in large part on our ability to integrate the operations and management of our companies and other companies we may acquire in the future. Our companies have all operated independently for substantial periods of time. For us to be successful in integrating the operations of our companies, we will need to adopt management practices that encourage cooperation in the pursuit of business opportunities and in reducing redundant costs. We envision that our most significant challenges in integrating foodservice equipment and supply companies will be:

  . managing inventory to assure product availability without an excessive working capital investment

  . adopting integrated marketing programs to maximize company-wide sales

  . establishing a purchasing strategy that takes advantage of the combined purchasing power of our companies

  . eliminating duplicative costs, such as the costs associated with maintaining multiple equipment and supply warehouses in the same region

  . establishing systems and controls that enable us to effectively manage the combined operations of all of our companies

If we fail to integrate our companies successfully, we will experience significant operating inefficiencies, which may reduce our profitability.

We may not be profitable, in which event the market value of our shares would decline

    We may not achieve profitability in the near term, if at all. During the period from June 1998 (inception) through the completion of this offering, we incurred a loss because we had no revenues and incurred costs relating to our organization, our search for companies to acquire and our development of the management team and infrastructure required to support our anticipated growth. If we do not operate profitably, the market value of our shares would very likely decline.

Acquisitions, which are a key element of our growth strategy, present numerous risks that may negatively affect our operating results

    We expect acquisitions of other foodservice equipment and supply companies to be an important aspect in our growth. Investors should be aware that there are a number of risks associated with those acquisitions, such as:

  . failure of foodservice equipment and supply companies we acquire to achieve expected results

  . diversion of our management's attention

  . our failure to retain key personnel, customers and suppliers of companies we acquire

  . risks associated with unanticipated conditions, events or liabilities of companies we acquire

Because acquisitions are an important element of our growth strategy, we are susceptible to the adverse consequences of any of these factors. These consequences include restructuring charges and other non-recurring charges that may arise from the change in control of businesses and our failure to achieve the benefits expected from our acquisition strategy.

Our decentralized operating strategy could result in inconsistent operating and financial practices, resulting in our inability to effectively manage our companies

    Management of each acquired company will retain responsibility for day-to-day operations, as well as profitability and growth. This operating strategy could result in inconsistent operating and financial practices if our internal processes and procedures are not adequate for monitoring our local operations. This, in turn, could adversely affect our revenues and profitability.

Our failure to acquire additional companies will limit our growth, which will negatively affect our revenues

    If we fail to acquire additional businesses, our ability to grow in the future would be limited. One of our strategies is to increase revenues and the markets we serve through the acquisition of additional foodservice equipment and supply companies. We may not be able to identify companies to acquire that meet our location, product mix and/or financial result requirements. This inability to identify companies to acquire may result from companies in a particular geographic area not meeting our requirements. It may also result from owners of companies that do meet our requirements choosing not to become part of a larger business. Even if we identify companies that meet our requirements, we may not be able to acquire them on terms that we find acceptable in light of our financial resources at the time of any proposed acquisition. In addition, we may face competition for companies to acquire from other foodservice equipment and supply companies.

If we fail to acquire additional companies in strategically located markets, we may not realize the expected benefit of our investment in electronic commerce

    One of the key elements of our electronic commerce strategy is to acquire additional foodservice equipment and supply companies in strategically located markets to enhance our nationwide distribution capabilities. The success of this strategy will affect our ability to fulfill orders throughout the United States. Many of the products that we offer are difficult and expensive to ship long distances. We may not be able to fulfill nationwide orders economically if we do not acquire companies located in strategic markets or establish a distribution source close enough to our customers to make shipping to those customers viable. Our failure to acquire companies located in strategic markets or otherwise establish a distribution source close enough to our customers to make shipping to those customers viable will adversely affect our ability to develop our electronic commerce distribution channel. This failure would limit our ability to grow.

Shares issued in our acquisition program could dilute existing stockholders, causing our share price to decline

    We anticipate using our common stock, along with cash and debt, to finance future acquisitions. To the extent that we use common stock as consideration for acquisitions, the interests of existing stockholders could be diluted. This would especially be the case if our common stock had a low market value at the time of issuance in an acquisition.

We may be unable to obtain funds for future acquisitions, which will limit our growth

    We cannot readily predict the timing and success of our future acquisition efforts and the associated capital requirements. If we do not have sufficient cash to finance our acquisition program, our growth could be limited. If our common stock does not maintain a sufficient market value, or if the owners of companies we acquire in the future are unwilling to accept common stock as part of their consideration, we may be required to utilize more cash, if available, or debt. The commitment letter for our credit facility provides that the loan documents will contain limitations on our ability to use cash, other than the proceeds of this offering, to make acquisitions without the prior approval of our lenders. Upon completion of this offering, we will have approximately
$22.6 million of net proceeds remaining for future acquisitions and working capital after payment of the cash portion of the purchase price for our companies and related expenses. We may not be able to obtain the financing needed for our acquisition program on financial or other terms acceptable to us, which will harm our business. See "Risk Factors--Dependence on Acquisitions for Future Growth" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Combined Liquidity and Capital Resources."

We may not achieve the benefits we believe are available to an early leader in electronic commerce in our industry if we are not able to successfully implement our new electronic commerce strategy

    We are in the process of implementing a business strategy that is focused on providing products and other services to businesses and individual consumers via the Internet. We intend to invest $4-5 million in developing our electronic commerce capabilities and our information systems and to devote substantial management attention to electronic commerce. To date, we have not generated any significant revenues to date via the Internet. In implementing this business strategy, we are using a new distribution channel with which we have very little experience. This will require changes in our business operations, sales and implementation practices, customer service and support operations and management focus. We are also facing new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets. Consequently, even if our industry can be successfully served via the Internet, we may not be successful in delivering these services, resulting in the loss of our investment in this distribution channel.

Foodservice equipment and supply customers may not accept electronic commerce as a distribution channel, which could limit our opportunity for growth

    Our electronic commerce strategy is new and represents a substantial departure from the way most of our competitors and customers do business. While numerous sources, including those noted in this prospectus, predict rapid growth of electronic commerce, these predictions do not specifically address growth of electronic commerce in our industry. There is no established model for the sale of our products and services over the Internet and we are not certain that our Internet website will be used by our intended customers. Critical issues regarding the commercial use of the Internet, including security, cost, ease of use and access, intellectual property ownership and other legal liability issues remain unresolved, which may have a negative effect on customer acceptance of electronic commerce. If our customers do not choose to engage in electronic commerce, our pursuit of this sales channel will represent an unsuccessful use of our resources and a diversion of our management's attention.

Electronic commerce may not continue to grow, thus limiting the effectiveness of our electronic commerce strategy

    The success of our electronic commerce distribution channel will be affected by the overall acceptance of business transactions on the Internet. It is difficult to predict the future rate of acceptance of Internet-based commerce. Further, as the number of Internet users increases, there could be significant deterioration in the Internet's capacity to handle electronic commerce. Our sales over the Internet have not been significant to date, but problems with electronic commerce could prevent our customers from adopting this mode of doing business. This, in turn, would reduce the value of the resources and management attention we dedicate to this area.

Acquisitions may produce substantial amounts of goodwill that will result in significant amortization expense in future periods

    When we acquire companies, we may have to recognize significant accounting charges that may negatively affect our financial results. We expect that we will account for acquisitions under the purchase method of accounting. Acquisitions accounted for under the purchase method are likely to generate goodwill, or other intangible assets. Goodwill generally represents the difference between the purchase price of an acquired entity and the fair value of the tangible and separately measurable intangible net assets of that entity. Consequently, acquisitions of new businesses typically will result in substantial amortization charges. Although non-cash in nature, these charges could have a significant impact on our reported operating results. Acquisitions also may force us to recognize significant one-time related charges.

    As a result of the acquisitions of our companies, we will record annual amortization expense for acquisition-related intangible assets of $1.1 million. Taking into account these acquisitions, our pro forma as adjusted balance sheet as of March 31, 1999 includes an amount designated as goodwill that represents 45.2% of pro forma total assets and 59.3% of pro forma total stockholders' equity.

Our failure to determine or amortize goodwill properly could negatively affect our financial results

    If we conclude at any time that we have not accurately determined or amortized the goodwill recorded in connection with the acquisitions of our companies, this could result in a significant charge against our earnings. Generally accepted accounting principles require that goodwill and all other intangible assets be amortized by the asset holder over the period during which the holder expects to derive benefit from the asset. With respect to the goodwill recorded in connection with the acquisitions of our companies, we have determined that period to be 40 years. It may be that we have not accurately determined this amortization period. Further, if we fail to recognize separately a material intangible asset having an actual benefit period of less than 40 years, or if we have overestimated the benefit period for material portions of the goodwill recorded in connection with the acquisitions, then:

  . earnings reported in periods immediately following the acquisitions will be overstated

  . in later years, we will be burdened by a continuing charge against earnings without the associated benefit to income that generally has been factored into the purchase price paid

Our quarterly results may fluctuate, resulting in fluctuations in our stock price

    Our quarterly results of operations may be subject to fluctuations as a result of:

  . timing and cost of acquisitions

  . timing of inventory purchases

  . timing and amount of rebates from suppliers

  . fluctuations in consumer demand

  . changes in our relationships with equipment suppliers

  . extreme weather conditions

  . general economic conditions

    As a result of these and other factors, our quarterly operating results may change significantly from quarter to quarter and may not be indicative of the results to be expected for the full year. Quarterly results are also not necessarily meaningful as an indication of our future performance. In addition, from time to time, our quarterly operating results may not meet the expectations of securities analysts and investors. If that occurs, the market price of our common stock could suddenly decline.

Changes in the foodservice business may negatively affect our business

    Our revenues and earnings are especially sensitive to events that affect the health of the restaurant business. A number of factors could result in a temporary or longer-term overall decline in demand for foodservice equipment and supply services, including:

  . a decline in consumer spending

  . a decline in consumer confidence

  . a decline in restaurant use

  . a decline in the number of new restaurants being opened or remodeled

  . higher unemployment

    The occurrence of any of these events or any other events negatively affecting the restaurant business would likely have the effect of reducing our revenues and profitability.

Competition in the foodservice equipment and supply industry may adversely affect our business by causing us to lose sales or operate at a reduced level of profitability

    We are engaged in a highly fragmented and competitive industry comprised of approximately 12,000 foodservice equipment and supply distributors. Competition is based primarily on service, selection, location and price. We compete with a large number of foodservice equipment and supply companies on a regional and local basis. Some of these competitors have greater financial resources than we do, and some are divisions of large public companies. As a result of competitive conditions, we risk losing customers and declining profit margins.

Competition for acquisition candidates may cause us to lose acquisition opportunities or pay higher prices

    Competition for acquisition candidates could result in our losing acquisition candidates to other bidders and paying higher prices for companies that we acquire. We may face competition for companies to acquire from competitors that are also attempting to consolidate foodservice equipment and supply businesses. Some of these competitors are larger than we are. Other smaller foodservice equipment and supply businesses may also seek to effect acquisitions from time to time.

Our failure to create and implement an integrated information technology system would adversely affect our ability to conduct our business

    Our failure to create and implement an integrated information technology system would severely limit our ability to implement our operating strategy and to conduct our business. Because we were formed only recently, for some time after this offering each of our companies will use its own accounting and financial reporting systems. We are beginning the process of selecting and implementing the systems required to consolidate accounting and financial reporting activities at our headquarters in Culver City, California. We anticipate that we will need to upgrade and expand our information technology systems on an ongoing basis as we expand operations and complete further acquisitions. We may encounter unexpected delays and costs in connection with implementing new or updated information technology systems or the systems may not perform in accordance with our expectations when installed. If our systems are delayed or are less effective than we anticipate, our ability to effectively manage our combined operations would be reduced.

Our fixed price contracts may result in lower profits or losses

    A significant portion of our revenues from design, construction, fabrication and installation work are, and will continue to be, generated under fixed price contracts. We must estimate the costs of completing a particular project, and the cost of labor and materials may vary from our original estimate. These variations and other risks inherent in performing fixed price contracts may result in different revenue and gross profits from those we originally estimated, which could result in reduced profitability or losses on projects. Depending upon the size of a particular project, variations from estimated contract costs could have a significant impact on our operating results for any fiscal quarter or year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our inability to obtain the equipment our customers desire could cause us to lose sales and adversely affect our business

    Our inability to obtain any particular type of equipment could adversely impact our relationship with customers that require the equipment and, ultimately, cause us to lose sales. Some types of foodservice equipment and supplies are available from only a limited number of sources. If for any reason those sources became unavailable to us, we may not be able to continue to sell that equipment unless an alternative supplier is located. In addition, some of our customers may prefer to purchase particular brands of equipment that may not be available to us.

If more of our employees unionize, we could incur higher ongoing labor costs or service disruptions

    If more of our employees unionize, or if we acquire a company with unionized employees, we could incur higher ongoing labor costs and could experience a significant disruption of operations in the event of a strike or other work stoppage. Most of the employees of our companies currently are not subject to collective bargaining agreements. Nevertheless, approximately 10 trucking and warehouse employees at East Bay are unionized and additional employees may unionize in the future.

We will need to upgrade or replace our computer systems and software before the year 2000 and the costs may negatively affect our financial results

    Many currently installed computer systems and software products cannot distinguish 21st century dates from 20th century dates. This inability to distinguish 21st century dates from 20th century dates will cause system failures or miscalculations if not promptly corrected. For businesses such as ours, those system failures or miscalculations would result in a number of disruptions to operations, including the temporary inability to process transactions, send invoices or engage in similar normal business activities. For this reason, we will need to upgrade or replace our software and computer systems before the year 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Directors, officers and shareholders of our companies may exercise substantial control over our business

    Following the acquisitions of our companies and the completion of this offering, our executive officers and directors as well as former stockholders of our companies will beneficially own approximately 31.0% of the outstanding shares of common stock. If acting in concert, they will be able to exercise substantial control over our affairs, to elect the entire board of directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

Anti-takeover provisions in our charter documents could discourage changes in control that offer stockholders a premium over market prices

    We have included provisions in our charter documents that could make it more difficult to effect a change of control without the consent of the board of directors. This could be the case even if a majority of the stockholders are in favor of the proposed change in control. These provisions include:

  . our board of directors' ability to issue up to 5,000,000 shares of preferred stock without stockholder approval. The board may also determine the economic, voting and other rights of the preferred stock. Our board could use the issuance of preferred stock to impede or prevent transactions that would cause us to suffer a change in control

  . our board of directors will be divided into three classes. Our charter documents include the requirement that the number of directors in each class be as equal as possible given the total number of directors on the board. Only one class of directors will stand for election at each annual meeting of stockholders. The classification of our board means that at least two annual meetings will be necessary to change a majority of the board, which could impede or prevent transactions that would cause us to suffer a change in control

By impeding change in control transactions not approved by our board of directors, we may reduce the likelihood of a transaction that could result in stockholders receiving a premium over the market price for their shares.

Substantial proceeds of this offering are payable to our affiliates

    Of the net proceeds of this offering, $41.4 million will be paid as the cash portion of the purchase price for our companies. Messrs. Breznikar, Rothkopf and Weinstock, each of whom will receive a portion of the proceeds, will become members of our board of directors and/or holders of more than 5% of our common stock. See "Principal Stockholders."

Members of our management team will receive substantial benefits from this offering

    As of March 1, 1999, members of our management team owned 1,670,872 shares of common stock in aggregate. They acquired these shares for an aggregate purchase price of $332,422, or an average of $0.20 per share. Upon completion of this offering, their shares will be worth approximately $18,379,592 based on an assumed public offering price of $11.00 per share. In addition, Messrs. Breznikar and Rothkopf, who will become members of our board of directors, will receive stock worth approximately $2.9 million and cash in the amount of approximately $8.8 million as part of the purchase price for their companies. Other benefits that will be received by some or all of our existing management and by these individuals as a result of completing the offering include:

  . increased value of their employee stock options and eligibility for future option grants

  . ongoing employment with us

  . membership on our board

  . releases from guarantees provided by the former owners of our companies

The price of our common stock may fluctuate

    Prior to this offering, there has been no public market for the common stock. We intend to have our common stock listed for trading on the Nasdaq National Market. The initial public offering price will be determined by negotiations between the underwriters and us and may not be indicative of the market price for the common stock after this offering. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price of the common stock. We do not know the extent to which investor interest will lead to the development of an active public market. Investors may not be able to resell the common stock at or above the initial public offering price. Many factors could cause the market price of the common stock to fluctuate substantially including:

  . our future acquisitions

  . variations in operating results

  . loss of a key supplier or customer

  . changes in activities of our competitors, either in their operations or their acquisition programs

  . changes in earnings estimates by securities analysts

These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of the common stock. See "Underwriting."

A significant number of shares eligible for future sale may decrease our stock price

    The market price of our common stock could drop as a result of sales of a large number of shares of common stock in the market after this offering, or the perception that such sales could occur. These factors could also make it more difficult for us to raise funds through future offerings of common stock.

    There will be 9,474,919 shares of common stock outstanding immediately after this offering. All of the shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, except for shares purchased by us or our affiliates. Transfer of the remaining 3,224,919 shares of common stock that will be outstanding upon completion of this offering is restricted by federal securities laws. These securities may only be sold in the future without registration under the Securities Act to the extent permitted under Rule 144, Rule 701 or an exemption under the Securities Act. In connection with this offering, all holders of restricted securities have agreed not to sell their shares without the prior written consent of BancBoston Robertson Stephens for a period of 180 days after the date of this prospectus. In addition, the former stockholders of our companies have agreed not to sell their shares for a period of one year after the date of this prospectus.

    Upon completion of this offering, 280,000 shares of common stock will be issuable upon exercise of currently outstanding options, all of which will be vested and will be restricted by the lock-up agreements described above. See "Shares Eligible for Future Sale."

                           FORWARD-LOOKING STATEMENTS

    With the exception of historical information, the matters discussed in this prospectus may include forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the sections titled:

  . Prospectus Summary

  . Risk Factors

  . Management's Discussion and Analysis of Financial Condition and Results of Operations

  . Business

as well as in this prospectus generally. Forward-looking statements are based on a variety of assumptions made by management regarding the future, over which we have little or no control. A number of important factors, including those identified under Risk Factors and elsewhere in this prospectus, could cause our actual results to differ materially from those described in our forward-looking statements or financial information.

                                USE OF PROCEEDS

    The net proceeds from the sale of the 6,250,000 shares of common stock we are offering are estimated to be approximately $62.5 million. Our calculation of net proceeds assumes an initial public offering price of $11.00 per share and deducts estimated underwriting discounts and commissions and offering expenses. Approximately $41.4 million of the net proceeds will be used to pay the cash portion of the purchase price for our companies, all of which will be paid to their former stockholders. A portion of the net proceeds, which we currently expect will be in the range of $2 to $3 million over the 12 months following completion of this offering, will be used to further develop and implement our electronic commerce strategy and to develop a company-wide information system. The remaining net proceeds will be used for future acquisitions and for general corporate purposes. While we cannot predict at this time the precise amounts that we will spend in these manners, we expect that most of the remaining proceeds will be used in future acquisitions. Before the net proceeds are used, we will invest them in short-term, investment-grade, interest-bearing securities. While we are continuously considering possible acquisition prospects as part of our growth strategy, we presently have no agreements, arrangements or other understandings to acquire any companies other than our companies.

    In addition to the proceeds of this offering, we have entered into a commitment letter with a bank regarding a revolving credit facility between $50.0 million and $75.0 million. Our entering into the credit facility is subject to our completing loan documentation with the bank and other conditions. We expect to utilize the credit facility for future acquisitions and for working capital. We also anticipate using our common stock as consideration for future acquisitions.

                                DIVIDEND POLICY

    We intend to retain all earnings, if any, to finance the expansion of our business, and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future dividends will be paid at the discretion of our board of directors after taking into account various factors, including, among other things, our:

  . financial condition

  . results of operations

  . cash flows from operations

  . current and anticipated cash needs and expansion plans

  . the income tax laws then in effect and the requirements of Delaware law

In addition, our credit facility may restrict or prohibit our ability to pay dividends.

                                 CAPITALIZATION

    The following table sets forth, as of March 31, 1999, (a) our actual capitalization and (b) our capitalization on a pro forma combined basis giving effect to the acquisitions of our companies, the completion of this offering and the application of the estimated net proceeds from the offering. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and notes to those statements appearing elsewhere in this prospectus. The indicated number of shares of common stock outstanding excludes 847,487 shares of common stock issuable upon exercise of stock options granted under our stock option plan that will be outstanding upon completion of this offering. Options to purchase 472,500 of these shares were outstanding at March 31, 1999.

                                                          At March 31, 1999
                                                          --------------------
                                                                    Pro Forma
                                                          Actual     Combined
                                                          --------  ----------
                                                            (In thousands)
Short-term debt (including current portion of long-term
  debt).................................................  $    --    $   3,152
                                                          ========   =========
Long-term debt (excluding current portion)..............  $    --    $     194
                                                          --------   ---------
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
  authorized; 316,474 issued and outstanding; none
  issued and outstanding on a pro forma basis...........       --          --
Common stock, $0.001 par value, 40,000,000 shares
  authorized; 1,639,375 shares issued and outstanding;
  and 9,474,919 shares issued and outstanding on a pro
  forma basis...........................................         2           9
Additional paid-in capital..............................     1,313      75,617
Retained earnings (accumulated deficit).................      (306)       (306)
                                                          --------   ---------
  Total stockholders' equity............................     1,009      75,320
                                                          --------   ---------
  Total capitalization..................................  $  1,009   $  75,514
                                                          ========   =========

                                    DILUTION

    The deficit in our pro forma combined net tangible book value as of March 31, 1999 was $31.9 million, or $9.89 per share of common stock, after giving effect to the acquisitions of our companies. "Pro forma net tangible book value" per share represents the amount of our total tangible assets reduced by our total liabilities and divided by the total number of shares of common stock outstanding after giving effect to the acquisitions of our companies. After giving effect to the sale of the 6,250,000 shares of common stock we are offering at an assumed initial public offering price of $11.00 per share, and after deducting estimated underwriting discounts and commissions and offering expenses, our pro forma net tangible book value at March 31, 1999 would have been approximately $30.7 million, or $3.24 per share. This represents an immediate increase in net tangible book value of $13.13 per share to existing stockholders and an immediate dilution of $7.76 per share to new investors. The following table illustrates this per share dilution:

   Assumed initial public offering price per share..............          $11.00
     Net tangible book value per share before this offering.....  $(9.89)
     Increase attributable to new investors.....................   13.13
                                                                  ------
   Pro forma net tangible book value per share after this
     offering...................................................            3.24
                                                                          ------
   Dilution per share to new investors..........................          $ 7.76
                                                                          ======

    The following table summarizes, after giving effect to the acquisitions, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors. In this table the amount shown as total consideration paid by existing stockholders represents the combined stockholders' equity of our companies before pro forma adjustments, reduced by the cash portion of the consideration payable to the owners of our companies in connection with the acquisitions.

                                                    Total
                             Shares Purchased   Consideration
                             ----------------- -----------------  Average Price
                              Number   Percent  Amount   Percent    Per Share
                             --------- ------- --------  -------  -------------
                                              (In thousands)
   Existing stockholders...  3,224,919   34.0  $(28,745)  (71.9)     $ (8.91)
   New investors...........  6,250,000   66.0    68,750   171.9        11.00
                             ---------  -----  --------  ------
     Total.................  9,474,919  100.0% $ 40,005   100.0%
                             =========  =====  ========  ======

                            SELECTED FINANCIAL DATA

    We will complete the acquisitions of our companies at the same time as we complete this offering. The following selected historical financial data as of December 31, 1998, and for the period from June 17, 1998 (inception) to December 31, 1998, has been derived from our audited financial statements. The selected historical financial data as of and for the three months ended March 31, 1999 has been derived from unaudited financial statements, which have been prepared on the same basis as the audited financial statements and, in our opinion, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. Our unaudited pro forma combined statement of operations data presents financial data, adjusted to give effect to the acquisitions of our companies and the completion of this offering and application of the estimated net proceeds from the offering as if they occurred at the beginning of each period presented. The pro forma combined statement of operations data:

  . includes, within selling, general and administrative expenses, a reduction of $731,000 and $200,000, respectively, for the year ended December 31, 1998 and for the three months ended March 31, 1999 in salaries and rental payments to which the owners of our companies have agreed, net of corporate office executive salaries

  . gives effect to the amortization over a 40-year period of the goodwill recorded from the acquisition of our companies, which is partially deductible for tax purposes

  . assumes a corporate income tax rate of 40%

Our unaudited pro forma combined balance sheet data presents financial data giving effect to the acquisitions as if they occurred on March 31, 1999. The unaudited pro forma combined balance sheet data also gives effect to the sale of the 6,250,000 shares of common stock we are offering and application of the estimated net proceeds from the offering as if it occurred on March 31, 1999. The following selected financial data is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our Unaudited Pro Forma Combined Financial Statements and historical financial statements of our companies, including, in each case, the notes to these statements, included elsewhere in this prospectus.

                                                   Period From
                                                  June 17, 1998    Three Months
                                                 (inception) to       Ended
                                                December 31, 1998 March 31, 1999
                                                ----------------- --------------
Statement of Operations Data:
DirectChef, Inc.
Net revenue...................................     $      --        $      --
Cost of revenue...............................            --               --
                                                   ----------       ----------
  Gross profit................................            --               --
Selling, general and administrative expenses..             52               56
Other costs...................................            --               198
Goodwill amortization.........................            --               --
                                                   ----------       ----------
Income (loss) from operations.................            (52)            (254)
Interest expense and other, net...............            --               --
                                                   ----------       ----------
Income (loss) before income taxes.............            (52)            (254)
Income taxes..................................            --               --
                                                   ----------       ----------
Net income (loss).............................     $      (52)      $     (254)
                                                   ==========       ==========
Basic net income (loss) per share.............     $    (0.03)      $    (0.16)
                                                   ==========       ==========
Diluted net income (loss) per share...........     $    (0.03)      $    (0.16)
                                                   ==========       ==========
Basic weighted average shares outstanding
  (1).........................................      1,639,375        1,639,375
                                                   ==========       ==========
Diluted weighted average shares outstanding
  (1).........................................      1,639,375        1,639,375
                                                   ==========       ==========

                                                                   Three Months
                                                   Year Ended         Ended
                                                December 31, 1998 March 31, 1999
                                                ----------------- --------------
Pro Forma Combined
Net revenue...................................     $  129,700       $   30,386
Cost of revenue...............................        104,885           24,662
                                                   ----------       ----------
  Gross profit................................         24,815            5,724
Selling, general and administrative expenses..         20,117            5,073
Other costs...................................            --               --
Goodwill amortization.........................          1,107              279
                                                   ----------       ----------
Income from operations........................          3,591              372
Interest expense and other, net...............           (111)             (44)
                                                   ----------       ----------
Income before income taxes....................          3,480              328
Income taxes..................................          1,605              187
                                                   ----------       ----------
Net income ...................................     $    1,875       $      141
                                                   ==========       ==========
Basic net income per share....................     $     0.20       $     0.01
                                                   ==========       ==========
Diluted net income per share..................     $     0.19       $     0.01
                                                   ==========       ==========
Basic weighted average shares outstanding
  (1).........................................      9,474,919        9,474,919
                                                   ==========       ==========
Diluted weighted average shares outstanding
  (1).........................................      9,856,042        9,856,042
                                                   ==========       ==========

                                                                 At March 31,
                                                                     1999
                                                               -----------------
                                                                       Pro Forma
                                                               Actual  Combined
                                                               ------  ---------
                                                                (In thousands)
Balance Sheet data
Working capital (deficit)..................................... $ (642)  $28,750
Total assets..................................................  1,865    98,917
Long-term obligations, excluding current installments.........    --        230
Stockholders' equity..........................................  1,009    75,320

--------
(1) Actual basic and diluted shares represent the actual weighted average outstanding shares. Pro forma combined basic shares includes (a) 1,639,375 shares issued in connection with our formation; (b) 316,474 shares that we will issue on conversion of Series A Preferred Stock; (c) 1,269,070 shares that we will issue to owners of our companies in connection with the acquisitions; and (d) 6,250,000 that we will issue in this offering. Pro forma combined diluted shares further includes 381,123 net shares assumed issued upon exercise of outstanding stock options.

                         FORMATION OF DIRECTCHEF, INC.

    We were formed as a new Delaware corporation in June 1998 to consolidate foodservice equipment and supply companies. Our founders were Ross Berner, Mark McKinnney and Roger Laverty. Since our formation we have focused mainly on entering into acquisition agreements with our companies, preparing to manage our expanded operations when the offering is completed and completing the offering. Following the offering we intend to continue to operate our companies and grow our business both internally and through acquisitions as described under "Business." Information about use of the proceeds from this offering and the sufficiency of these proceeds to fund future activities is provided under "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Combined Results of Operations--Our Companies--Combined Liquidity and Capital Resources." A brief description of each of our companies is set forth below.

    Raygal, Inc., headquartered in Irvine, California, was founded in 1971. Raygal operates through one design and distribution facility. Raygal had 1998 net revenue of $33.0 million, and employed 45 people as of December 31, 1998. Ygal Sonenshine, the President and founder of Raygal, will sign a three-year employment agreement with us upon completion of this offering. Mr. Sonenshine will continue to manage Raygal's operations.

    East Bay Restaurant Supply, Inc., headquartered in Oakland, California, was founded in 1954. East Bay operates through one distribution facility and warehouse and one sales office. East Bay had 1998 net revenue of $29.9 million, and employed 73 people as of December 31, 1998. John Breznikar, who has been President of East Bay since 1985, will sign a three-year employment agreement with us upon completion of this offering. Mr. Breznikar will continue to manage East Bay's operations and will help us identify potential companies to acquire. Mr. Breznikar will also serve on our board of directors. Mr. Breznikar is on the executive committee of Equipment Distributors Inc., an industry buying group, and is a member of the Foodservice Equipment Trade Association.

    Economy Restaurant Fixtures, Inc., headquartered in San Francisco, California, was founded in 1964. Economy operates through one distribution facility, one warehouse and one sales office. Economy had 1998 net revenue of $22.7 million, and employed 66 people as of December 31, 1998. Mike Weinstock is the Chief Executive Officer and founder of Economy. Chuck Rothkopf is the President of Economy and joined the company in 1976. Upon completion of this offering, Mr. Weinstock will sign a three-year employment agreement with us and will continue to manage Economy's operations. Mr. Rothkopf will sign a three-year consulting agreement with us. The agreement provides that he will help us identify potential companies to acquire. Mr. Rothkopf will also serve on our board of directors. Mr. Rothkopf is President of Allied Buying Corporation, an industry buying group, and a member of its executive committee and board of directors, and is also a member of the Foodservice Equipment Trade Association.

    Curtis Restaurant Equipment, headquartered in Eugene, Oregon, was founded in 1963. Curtis operates through two distribution facilities. Curtis had 1998 net revenue of $20.3 million, and employed 42 people as of December 31, 1998. Mike Curtis, the President and founder of Curtis, and Dan Curtis, the company's Executive Vice President, will each sign a three-year employment agreement with us upon completion of this offering. They will continue to manage Curtis's operations.

    Bintz Distributing Co., headquartered in Salt Lake City, Utah, was founded in 1891. Bintz operates through one distribution and warehouse facility. Bintz had 1998 net revenue of $17.8 million, and employed 40 people as of December 31, 1998. Bill Williams, who has served as President of Bintz since 1986, will sign an 18-month employment agreement with us upon completion of this offering. Mr. Williams will continue to manage Bintz's operations.

    Castino Restaurant Equipment and Supply, Inc., headquartered in Santa Rosa, California, was founded in 1974. Castino operates through one distribution facility and one warehouse, from which it sells used equipment. Castino had 1998 net revenue of $5.9 million, and employed 22 people as of December 31, 1998. David Castino, the President and founder of Castino, will sign a three-year employment agreement with us upon completion of this offering. Mr. Castino will continue to manage Castino's operations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    You should read the following discussion and analysis in conjunction with our Financial Statements and our companies' Financial Statements and the respective notes to those statements, and "Selected Financial Data," appearing elsewhere in this prospectus. Our discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. You should read the cautionary statements made in this prospectus as applicable to all related forward-looking statements wherever they appear. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" as well as those discussed elsewhere in this prospectus.

Introduction

    Our net revenue comes from selling a wide range of products and services to customers in the foodservice industry. Our products, which are collectively known as foodservice equipment and supplies, include heavy equipment, such as ranges and refrigeration units, as well as smaller disposable items, such as china, glass and silverware. We also offer design, construction and installation services for restaurants and other foodservice facilities. The revenue we receive for these services represents less than 10% of our total revenue. However, the ability to offer these services is valuable in positioning us to make the equipment sales required in these facilities.

    We recognize revenue from the sale of equipment and supplies sold directly to the customer when risk of ownership passes to the customer, generally upon shipment or customer pick up. We recognize revenue under design and construction contracts by the percentage of completion method, measured by comparing the percentage of costs incurred to date to total costs estimated for each contract. Revenue from these contracts consists primarily of equipment sales. Provision for estimated losses on uncompleted contracts is made in the period the losses become apparent.

    Cost of revenue from the distribution and sale of foodservice equipment and supplies represents our cost of purchased merchandise less applicable discounts and rebates. Contract costs include all direct material, subcontractor labor cost and indirect costs related to contract performance, such as indirect labor. Selling, general and administrative expenses consist primarily of our occupancy costs compensation and benefits, fees for professional services, depreciation of office equipment, advertising and other general office expenses.

    Our companies' results of operations reflect different tax structures (S corporations or C corporations) that have influenced their historical level of owner compensation. Gross profit margins and selling, general and administrative expenses as a percentage of net revenue may not be comparable among the individual companies.

    We anticipate that, following the acquisitions of our companies, we may realize savings from:

  . consolidation of insurance programs

  . our ability to borrow at lower interest rates than our companies

  . coordination of purchasing from vendors to secure greater volume price reductions

    We anticipate that these savings will be partially offset by costs related to our new corporate management and by the costs associated with being a public company. We believe that neither these savings nor costs can be quantified because the acquisitions have not occurred, and there have been no combined operating results upon which to base any assumptions. As a result, we have not included any potential savings in the financial information included elsewhere in this prospectus.

    We will account for the acquisitions of our companies using the purchase method of accounting. The purchase method of accounting requires that companies record the excess of the fair value of the consideration paid in an acquisition over the fair value of the net assets acquired as "goodwill." We have been designated as the "accounting acquirer" in the acquisitions. Based on management's preliminary analysis, we anticipate that the historical value of the assets and liabilities of our companies, with the exception of inventories, will approximate fair value and will result in goodwill of approximately $44.7 million. We will amortize this goodwill over its estimated useful life of 40 years as a non-cash charge to operating income. Management has not identified any other material tangible or intangible assets to which we could reasonably allocate a portion of the purchase price.

Combined Results of Operations--Our Companies

    The combined results of operations of our companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles. They are only a summation of selected data from the statements of operations of our individual companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and may not be comparable to, and may not be indicative of, our post-combination results of operations because, among other things:

  . our companies were not under common control or management during the periods presented

  . we will incur incremental costs related to our new corporate management and the costs attributable to being a public company

  . we will use the purchase method of accounting to record the acquisitions of our companies, resulting in goodwill that will be amortized over 40 years

  . the combined results of operations data does not reflect the reduction in salaries, bonuses and benefits of the owners of our companies and the potential cost savings, synergies and efficiencies that we may achieve through the integration of the operations of our companies

    The following table sets forth, for the periods indicated, unaudited combined results of operations data, and that same data as a percentage of combined net revenue, of our companies:

                                                                          Three Months Ended March
                                   Years Ended December 31,                          31,
                         ----------------------------------------------  ----------------------------
                              1996            1997            1998           1998           1999
                         --------------  --------------  --------------  -------------  -------------
                                                      (In thousands)
Net revenue............. $100,425 100.0% $116,194 100.0% $129,700 100.0% $27,048 100.0% $30,386 100.0%
Cost of revenue.........   80,428  80.1    93,855  80.8   104,292  80.4   21,839  80.7   24,514  80.7
                         -------- -----  -------- -----  -------- -----  ------- -----  ------- -----
Gross profit............ $ 19,997  19.9% $ 22,339  19.2% $ 25,408  19.6% $ 5,209  19.3%   5,872  19.3%
                         ======== =====  ======== =====  ======== =====  ======= =====  ======= =====

Combined Results of Operations for the Three Months Ended March 31, 1999
 Compared to the Three Months Ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue increased $3.3 million, or 12.3%, from $27.1 million for the three months ended March 31, 1998 to $30.4 million for the three months ended March 31, 1999. This increase reflects increased volume at Raygal and East Bay due to timing of completion of certain contracts and aggressive sales and marketing.

    Gross Profit. Gross profit increased $664,000 or 12.7%, from $5.2 million for the three months ended March 31, 1998 to $5.9 million for the three months ended March 31, 1999. The gross profit increase reflects favorable product mix.

Combined Results of Operations for 1998 Compared to 1997

    Net Revenue. Net revenue increased $13.5 million, or 11.6%, from $116.2 million in 1997 to $129.7 million in 1998. This increase was principally due to increased volume at East Bay, Bintz and Economy reflecting aggressive sales and marketing and generally favorable economic conditions.

    Gross Profit. Gross profit increased $3.1 million, or 13.7%, from $22.3 million in 1997 to $25.4 million in 1998. As a percentage of net revenue, gross profit increased from 19.2% in 1997 to 19.6% in 1998. The gross profit percentage increase reflects purchasing efficiency and favorable product mix at our companies.

Combined Results of Operations for 1997 Compared to 1996

    Net Revenue. Net revenue increased $15.8 million, or 15.7%, from $100.4 million in 1996 to $116.2 million in 1997. This increase was primarily due to increased volume at Raygal and, to a lesser extent, East Bay, due to a strategic focus on securing larger projects and generally favorable economic conditions.

    Gross Profit. Gross profit increased $2.3 million, or 11.7%, from $20.0 million in 1996 to $22.3 million in 1997. As a percentage of net revenue, gross profit decreased from 19.9% in 1996 to 19.2% in 1997 reflecting lower margins on larger projects.

Combined Liquidity and Capital Resources

    Upon completion of the acquisitions of our companies and this offering and application of the estimated net proceeds from the offering, we will have, on a pro forma combined basis as of March 31, 1999, approximately $22.6 million of cash and cash equivalents, $28.8 million of working capital and $3.3 million of outstanding indebtedness.

    Our companies generated $3.0 million of net cash from operating activities during 1998, primarily at Raygal and Economy. Net cash used in investing activities was $274,000, primarily relating to purchases of property and equipment. Net cash used in financing activities was $2.6 million, consisting of distributions to stockholders of $3.2 million offset by net borrowings of $734,000, principally from stockholders. At December 31, 1998, our companies had working capital of $10.0 million and total debt, including debt to stockholders, of $5.2 million, of which $4.8 million was classified as current.

    We have entered into a commitment letter with the Bank of America under which the bank will act as an agent for a $50-$75 million revolving credit facility. A revolving credit facility is one that allows us to borrow, repay and reborrow against our credit line. We anticipate that we will use the credit facility for acquisitions, capital expenditures, refinancing of existing debt and general corporate purposes. The commitment provides that the facility will bear interest at a variable rate based on the London Interbank Offered Rate, the bank's prime rate or the Federal funds rate, and on our ratio of debt to earnings. The commitment also provides that the facility will contain conditions and covenants regarding

  . maintenance of financial ratios

  . our ability to incur additional indebtedness or pay dividends

  . the amount of cash we can use on acquisitions without the banks' consent

    Our entering into the credit facility is subject to our completing loan documentation with the bank and other conditions.

    We believe that the proceeds from this offering, together with our cash flows from operating activities and available financing alternatives, will be sufficient to meet our 12-month cash requirements.

    Our companies spent an aggregate of $289,000 on purchases of property and equipment in 1998. We expect to make comparable expenditures in the current year for recurring additions to property and equipment. We expect to generate funds for such expenditures from earnings and related cash flow. Additionally, we expect to invest approximately $4-$5 million for development of an electronic commerce capability and development of management information systems. We expect that approximately $2-$3 million of this amount will be invested over the 12 months following the completion of this offering. We also intend to pursue acquisition opportunities as part of our long-term business strategy. Funds for those expenditures are expected to be provided from operating cash flow, issuance of additional shares of common stock, proceeds from this offering and other available financing alternatives, including amounts available under our credit facility.

Year 2000 Compliance

    The year 2000 issue in computers arises from the common industry practice of using two digits to represent a date in computer software code and databases to enhance processing time and save storage space. Therefore, when dates in the year 2000 and after are indicated and computer programs read the date "00", the computer may default to the year "1900" rather than the correct "2000". This could result in incorrect calculations, faulty data and computer shut downs, which could cause disruptions in operations.

    We and our companies are reviewing the risks of failure to achieve year 2000 compliance with regard to our internal operations, information systems and software applications and the impact on us of our outside vendors', lessors' and lenders' ability to operate. We and our companies believe our internal operations, information systems and software applications are likely to be compliant by November 1999.

    We have not yet developed a comprehensive contingency plan to address the risk of operational problems and costs likely to result from a failure by us or by an outside vendor or business partner to address year 2000 readiness. We intend to develop a comprehensive contingency plan after we acquire our companies. Current year 2000 compliance plans are discussed separately under each of our companies' results of operations.

    Presently, we and our companies do not believe that effecting year 2000 compliance will result in material investments, nor do we and our companies anticipate effecting year 2000 compliance will have material adverse effects on our business operations or financial performance. We cannot assure you, however, that failure to achieve year 2000 compliance will not materially adversely affect us and our companies. Additionally, we cannot guarantee that year 2000 compliance issues not yet identified or fully addressed will not materially affect our and our companies' operations or expose us to third party liability.

RAYGAL RESULTS OF OPERATIONS

    Raygal's primary business is designing and installing commercial kitchens and interiors. Raygal has one facility located in Irvine, California.

    The following table sets forth selected statement of operations data, and that same data as a percentage of net revenue, for the periods indicated.

                                                                          THREE MONTHS ENDED
                                  YEARS ENDED DECEMBER 31,                     MARCH 31,
                          -------------------------------------------  --------------------------
                              1996           1997           1998           1998          1999
                          -------------  -------------  -------------  ------------  ------------
                                                     (IN THOUSANDS)
Net revenue.............  $22,213 100.0% $33,678 100.0% $33,038 100.0% $6,267 100.0% $8,198 100.0%
Cost of revenue.........   19,229  86.5   29,623  88.0   28,793  87.2   5,579  89.0   7,324  89.3
                          ------- -----  ------- -----  ------- -----  ------ -----  ------ -----
Gross profit............    2,984  13.4    4,055  12.0    4,245  12.8     688  11.0     874  10.7
Selling, general, and
  administrative
  expenses..............    2,427  10.9    2,202   6.5    2,520   7.6     539   8.6     583   7.1
                          ------- -----  ------- -----  ------- -----  ------ -----  ------ -----
Income from operations..      557   2.5    1,853   5.5    1,725   5.2     149   2.4     291   3.6
Other income (expense),
  net...................       96   0.4       47   0.1       81   0.2      13   0.2       7   0.0
                          ------- -----  ------- -----  ------- -----  ------ -----  ------ -----
Income before income
  taxes.................      653   2.9    1,900   5.6    1,806   5.5     162   2.6     298   3.6
Income tax expense......       14   0.1       18   0.1       17   0.1       2   0.0       3   0.0
                          ------- -----  ------- -----  ------- -----  ------ -----  ------ -----
Net income..............  $   639   2.9% $ 1,882   5.6% $ 1,789   5.4% $  160   2.6% $  295   3.6%
                          ======= =====  ======= =====  ======= =====  ====== =====  ====== =====

Raygal Results for the Three Months Ended March 31, 1999 Compared to the Three
 Months ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue increased by approximately $1.9 million, or 30.8%, from approximately $6.3 million for the three months ended March 31, 1998 to $8.2 million for the three months ended March 31, 1999. This increase in net revenue was primarily due to timing of completion of certain contracts.

    Gross Profit. Gross profit increased by approximately $186,000, or 27.0%, from approximately $688,000 for the three months ended March 31, 1998 to $874,000 for the three months ended March 31, 1999. As a percentage of net revenue, gross profit decreased from 11.0% for the three months ended March 31, 1998 to 10.7% for the three months ended March 31, 1999. The decrease as a percentage of net revenue was because the mix of contracts contained different levels of estimated gross profit.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by approximately $44,000 or 8.2%, from approximately $539,000 for the three months ended March 31, 1998 to $583,000 for the three months ended March 31, 1999. As a percentage of net revenue, selling, general and administrative expenses decreased from 8.6% for the three months ended March 31, 1998 to 7.1% for the three months ended March 31, 1999. The decrease as a percentage of net revenue was primarily due to maintaining overhead costs at efficient levels while net revenue increased.

    Other Income (Expense), Net. Other income (expense), net decreased by approximately $6,000, or 46.2%, from approximately $13,000 for the three months ended March 31, 1998 to $7,000 for the three months ended March 31, 1999. Other income (expense), net as a percentage of net revenue remained relatively consistent between periods.

    Income Tax Expense. Income tax expense increased by approximately $1,000, or 50%, from approximately $2,000 for the three months ended March 31, 1998 to $3,000 for the three months ended March 31, 1999. As a percentage of net revenue, income tax expense remained at less than 0.1%.

    Net Income. Net income increased by approximately $135,000, or 84.4%, from approximately $160,000 for the three months ended March 31, 1998 to $295,000 for the three months ended March 31, 1999. As a percentage of net revenue, net income increased from 2.6% for the three months ended March 31, 1998 to 3.6% for the three months ended March 31, 1999.

Raygal Liquidity and Capital Resources

    For the three months ended March 31, 1999, cash provided by operating activities was $1.6 million as compared to $32,000 of cash provided by operating activities for the three months ended March 31, 1998. The primary source of cash from operating activities during the three months ended March 31, 1999 includes net income of $295,000, a decrease in contracts receivable of $1.5 million, and a decrease in billings in excess of costs and estimated earnings on uncompleted contracts of $1.0 million. The primary use of cash from operating activities for the three months ended March 31, 1999 was an increase in costs and estimated earnings in excess of billings on uncompleted contracts of $1.4 million.

    Raygal's net cash provided by investing activities for the three months ended March 31, 1999 was $7,000, consisting primarily of $40,000 in collections of a note receivable, offset by capital expenditures of $33,000.

    Raygal's cash used in financing activities for the three months ended March 31, 1999 and 1998 was $525,000 and $180,000, respectively, which represented amounts distributed to owners.

Raygal Results for 1998 Compared to 1997

    Net Revenue. Net revenue decreased $640,000 or 1.9%, from $33.7 million in 1997 to $33.0 million in 1998. This decrease in net revenue was primarily due to timing of completion of several projects.

    Gross Profit. Gross profit increased $190,000, or 4.7%, from $4.1 million in 1997 to $4.2 million in 1998. As a percentage of net revenue, gross profit increased from 12.0% in 1997 to 12.8% in 1998. The increase as a percentage of net revenue was the result of negotiating more favorable terms from vendors and suppliers.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $318,000, or 14.4%, from $2.2 million in 1997 to $2.5 million in 1998. As a percentage of net revenue, selling, general and administrative expenses increased from 6.5% in 1997 to 7.6% in 1998. The increase as a percentage of net revenue was primarily due to an increase in employees and a corresponding increase in payroll cost to support plans for growth.

    Other Income (Expense), Net. Other income (expense), net, increased $34,000, or 72.3%, from $47,000 in 1997 to $81,000 in 1998. As a percentage of net revenue, other income (expense), net, increased from 0.1% in 1997 to 0.2% in 1998.

    Income Tax Expense. Income tax expense as a percentage of net revenue remained the same between 1997 and 1998. Raygal has elected to be taxed as a Subchapter S Corporation for federal income tax purposes. Raygal's income (whether distributed or not) has been taxed for federal income tax purposes as part of the individual shareholder's tax returns. Therefore, no provision for federal income tax has been made in Raygal's financial statements.

    Net Income. Net income decreased $93,000 or 4.9%, from $1.9 million in 1997 to $1.8 million in 1998. As a percentage of net revenue, net income decreased from 5.6% in 1997 to 5.4% in 1998.

Raygal Results for 1997 Compared to 1996

    Net Revenue. Net revenue increased $11.5 million, or 51.6%, from $22.2 million in 1996 to $33.7 million in 1997. This increase in net revenue was primarily due to Raygal's focus on securing larger projects and increased customer demand.

    Gross Profit. Gross profit increased $1.1 million, or 35.9%, from $3.0 million in 1996 to $4.1 million in 1997. As a percentage of net revenue, gross profit decreased from 13.4% in 1996 to 12.0% in 1997. The decrease as a percentage of net revenue was the result of lower margins on larger projects.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $225,000, or 9.3%, from $2.4 million in 1996 to $2.2 million in 1997. As a percentage of net revenue, selling, general and administrative expenses decreased from 10.9% in 1996 to 6.5% in 1997. The decrease as a percentage of net revenue was primarily due to the decrease in payroll costs as the revenue mix of larger jobs requires less supervision.

    Other Income (Expense), Net. Other income (expense), net, decreased $49,000, or 51.0%, from $96,000 in 1996 to $47,000 in 1997. As a percentage of net revenue, other income (expense), net, decreased from 0.4% in 1996 to 0.1% in 1997. The decrease as a percentage of net revenue was primarily due to lower interest income and a small loss on sale of assets.

    Income Tax Expense. Income tax expense as a percentage of net revenue remained the same between 1996 and 1997.

    Net Income. Net income increased $1.2 million, or 194.5%, from $639,000 in 1996 to $1.9 million in 1997. As a percentage of net revenue, net income increased from 2.9% in 1996 to 5.6% in 1997.

Raygal Liquidity and Capital Resources

    Raygal's liquidity requirements consist primarily of working capital needs to fund its growth, capital expenditures, and distributions to its stockholders. Working capital decreased from $3.2 million as of December 31, 1997 to $2.9 million as of December 31, 1998.

    Cash requirements were provided primarily from internally generated funds and, to a lesser extent, availability under Raygal's credit facilities.

    For the year ended December 31, 1998, cash provided by operating activities was $2.2 million as compared to $452,000 of cash used in operating activities for the year ended December 31, 1997. The primary sources of cash from operating activities during 1998 included net income of $1.8 million, non-cash charges of $108,000 for depreciation and amortization, and an increase of $1.4 million in accounts payable, partially offset by an increase in contracts receivables and accrued liabilities.

    Raygal's net cash used in investing activities in 1998 was $101,000, consisting primarily of $85,000 in capital expenditures and $117,000 for the issuance of a note receivable, partially offset by the net proceeds from maturities and sales of investments available for sale.

    Raygal's net cash used in financing activities in 1998 and in 1997 was $2.1 million and $700,000, which represents amounts distributed to owners.

Raygal Year 2000 Compliance

 Overview

    Raygal has developed a program for Year 2000 issues that consists of the following: (i) assessment of its corporate systems and operations that could be affected by the Year 2000 issue; and (ii) repair or replacement of non-compliant systems and components, if any, and testing of systems and components following repair or replacement. Raygal has focused its Year 2000 compliance assessment program on three principal areas: (a) Raygal's internal information technology systems; (b) internal non-information technology systems; and
(c) Year 2000 compliance by third parties with which Raygal has a significant relationship.

 Information Technology Systems

    Raygal has completed an inventory and risk assessment of its own information technology systems that it believes could be adversely affected by the Year 2000 issue. Raygal is currently in the process of working with its outside consultant to ensure compliance and believes that it will be compliant by November 1999. Raygal's costs associated with this process have been minimal and Raygal expects future costs will be minimal.

 Non-Information Technology Systems

    Raygal has completed its assessment of all non-information technology systems, which include its telephone, gas, electricity, interior and exterior lighting and alarm systems. Raygal believes that, based on information currently available, the non-information technology systems are Year 2000 compliant.

 Third-Party Vendors/Suppliers and Customers

    Raygal has significant relationships with various service, equipment and energy vendors and suppliers and some of its customers. Raygal intends to send correspondence to its significant vendors, suppliers and customers requesting their progress as it relates to year 2000 readiness and to seek responses in May 1999. The failure of any of Raygal's significant vendors, suppliers or customers to achieve Year 2000 readiness could have a material effect on our business, results of operations or financial conditions. Raygal expects the costs associated with this process will be minimal.

    If Raygal is not successful in addressing the year 2000 readiness of significant vendors, suppliers and customers, the associated risks have been identified as follows:

  . equipment from vendors may malfunction due to the product being non-year
    2000 compliant

  . vendors/suppliers may be unable to provide required equipment and services due to non-compliant hardware or software used in their individual companies

  . payments from customers may be delayed due to non-compliant hardware or software used in their individual companies

 Contingency Plans

    Raygal, as part of its year 2000 readiness plan, will be developing contingency plans to minimize the above identified risks associated with non-year 2000 readiness by any of its significant vendors/suppliers or customers as follows:

  . identifying alternate suppliers that are year 2000 compliant

  . closely monitoring all accounts receivable agings

  . being prepared to supply needed proof of delivery or duplicate copies of invoices for customers

    Completion of these plans is targeted for the third quarter 1999.

    We cannot assure you that Raygal will not be materially adversely affected by year 2000 readiness issues. However, Raygal management is not currently aware of any year 2000 issues that would materially affect Raygal's business, results of operations or financial condition.

    Additionally, we cannot assure you that Raygal will not be the subject of lawsuits regarding the failure of equipment sold by Raygal in the event the equipment is not year 2000 compliant. Any year 2000 related suit could have a material effect on Raygal's business, results of operations or financial condition, if the suit is determined adversely to Raygal.

East Bay Results of Operations

    East Bay's primary business is the sale and distribution of equipment and supplies to food service providers such as restaurants and hotels. East Bay also performs services for food service providers. East Bay has two facilities in Oakland, California and a sales office in Las Vegas, Nevada.

    The following tables set forth selected statement of operations data, and such data as a percentage of net revenue, for the periods indicated.

                                 Years Ended September 30,               Six Months Ended March 31,
                         ----------------------------------------------  --------------------------
                             1996            1997            1998            1998            1999
                         --------------  --------------  --------------  --------------  --------------
                                                     (In thousands)
Net revenue............. $20,368  100.0% $23,681  100.0% $29,916  100.0% $12,284  100.0% $15,550  100.0%
Cost of revenue.........  16,256   79.8   18,655   78.8   23,964   80.1    9,711   79.1   12,119   77.9
                         -------  -----  -------  -----  -------  -----  -------  -----  -------  -----
Gross profit............   4,112   20.2    5,026   21.2    5,952   19.9    2,573   20.9    3,431   22.1
Selling, general, and
 administrative
 expenses...............   3,959   19.4    4,705   19.8    5,388   18.0    2,463   20.0    3,061   19.7
                         -------  -----  -------  -----  -------  -----  -------  -----  -------  -----
Income from operations
 (loss).................     153    0.8      321    1.4      564    1.9      110    0.9      370    2.4
Other income (expense),
 net....................     (72)  (0.4)     (69)  (0.3)     (55)  (0.2)     (41)  (0.3)     (14)  (0.1)
                         -------  -----  -------  -----  -------  -----  -------  -----  -------  -----
Income before income
 taxes..................      81    0.4      252    1.1      509    1.7       69    0.6      356    2.3
Income tax expense......      35    0.2      116    0.5      225    0.8       31    0.3      164    1.1
                         -------  -----  -------  -----  -------  -----  -------  -----  -------  -----
Net income (loss)....... $    46    0.2% $   136    0.6% $   284    0.9% $    38    0.3% $   192    1.2%
                         =======  =====  =======  =====  =======  =====  =======  =====  =======  =====

East Bay Results for the Six Months Ended March 31, 1999 Compared to the Six
 Months Ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue increased $3.3 million, or 26.6%, from $12.3 million in 1998 to $15.6 million in 1999. The increase in net revenue was primarily due to aggressive sales and marketing and the hiring of three additional salespeople in the Las Vegas area, which resulted in additional installation and design sales.

    Gross Profit. Gross profit increased $858,000 or 33.3%, from $2.6 million in 1998 to $3.4 million in 1999. As a percentage of net revenue, gross profit increased from 20.9% in 1998 to 22.1% in 1999. The increase as a percentage of net revenue was primarily the result of a more favorable product sales mix in the first half of fiscal 1999.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $598,000 or 24.3%, from $2.5 million in 1998 to $3.1 million in 1999. As a percentage of net revenue, selling, general and administrative expenses decreased from 20.0% in 1998 to 19.7% in 1999. The decrease as a percent of net revenue was primarily due to the increase in revenues over the prior year period partially offset by additional lease costs associated with the addition of a new warehouse in Oakland, and the addition of three additional salespeople in the Las Vegas area.

    Other Income (Expense), Net. Other income (expense), net decreased $27,000 or 65.9% from $(41,000) in 1998 to $(14,000) in 1999. As a percentage of net revenue, other income (expense), net decreased from 0.3% in 1998 to 0.1% in 1999. Other income (expense), net consists primarily of interest expense netted with interest income.

  Income Tax Expense. Income tax expense increased $133,000, from $31,000 in 1998 to $164 ,000 in 1999. As a percentage of net revenues, income tax expense increased from 0.3% in 1998 to 1.1% in 1999. As a percentage of income before income taxes, the effective income tax rate increased from 44.9% in 1998 to 46.1% in 1999. This increase was due to an increase in permanent items not deductible for tax return purposes.

    Net Income. Net income increased $154,000, from $38,000 in 1998 to $192,000 in 1999. As a percentage of net revenue, net income increased from 0.3% in 1998 to 1.2% in 1999.

East Bay Liquidity and Capital Resources

    East Bay's financing needs are primarily to fund increases in accounts receivable and inventories, resulting from its growth. East Bay's primary sources of capital are a revolving line of credit and various stockholder notes. Cash provided by operating activities was $500,000 and $124,000, respectively, for the six months ended March 31, 1999 and 1998. The increase in cash provided by operating activities was primarily due to increased collections of accounts receivable. Cash used in investing activities was $122,000 for the six months ended March 31, 1999 and $37,000 in the prior year six month period. Cash used in financing activities was $634,000 for the six months ended March 31, 1999 representing the repayment of loans from stockholders offset by borrowings under the line of credit. For the six months ended March 31, 1998, cash provided by financing activities was $222,000, principally from borrowings under the line of credit. At March 31, 1999, outstanding borrowings under East Bay's line of credit totaled $370,000.

East Bay Results for 1998 Compared to 1997

    Net Revenue. Net revenue increased $6.2 million, or 26.3%, from $23.7 million in 1997 to $29.9 million in 1998. The increase in revenue was primarily due to aggressive sales and marketing and the addition of new installation and design customers. Higher installation and design sales volume was partially offset by discounts East Bay gave to customers to generate additional business. Cash and carry sales increased as a result of advertising aimed at increasing the general public's awareness of East Bay's retail store among retail shoppers at large, in addition to commercial food service customers.

    Gross Profit. Gross profit increased $926,000, or 18.4%, from $5.0 million in 1997 to $6.0 million in 1998. As a percentage of net revenue, gross profit decreased from 21.2% in 1997 to 19.9% in 1998. The decrease as a percentage of net revenue was the result of negotiated discounts to high volume customers.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $683,000, or 14.5%, from $4.7 million in 1997 to $5.4 million in 1998. As a percentage of net revenue, selling, general and administrative expenses decreased from 19.8% in 1997 to 18.0% in 1998. East Bay increased its advertising efforts by producing a greater number of product catalogues and increasing its newspaper and magazine advertising during the year. The overall increase in selling, general and administrative expenses was also a result of the hiring of three additional out of state salespersons, which lead to increased travel and delivery costs.

    Other Income (Expense), Net. Other income (expense), net, decreased $14,000, or 20.3%, from $(69,000) in 1997 to $(55,000) in 1998. As a percentage of revenue, other income (expense), net, decreased from 0.3% in 1997 to 0.2% in 1998. Other income (expense), net consisted primarily of interest expense netted with interest income.

    Income Tax Expense. Income tax expense increased $109,000, or 94.0%, from $116,000 in 1997 to $225,000 in 1998. The effective income tax rate decreased from 46.0% in 1997 to 44.2% in 1998. This decrease was due primarily to a decrease in items not deductible for tax return purposes.

    Net Income. Net income increased $148,000, or 108.8%, from $136,000 in 1997 to $284,000 in 1998. As a percentage of net revenue, net income increased from 0.6% in 1997 to 0.9% in 1998.

East Bay Results for 1997 Compared to 1996

    Net Revenue. Net revenue increased $3.3 million, or 16.3%, from $20.4 million in 1996 to $23.7 million in 1997. The increase in revenue was primarily due to aggressive sales and marketing efforts as East Bay was able to capture additional market share in both its installation and design and its cash and carry sales. East Bay also increased out of state sales as a result of its efforts to broaden both its client and geographical base.

    Gross Profit. Gross profit increased $914,000 or 22.2%, from $4.1 million in 1996 to $5.0 million in 1997. As a percentage of net revenue, gross profit increased from 20.2% in 1996 to 21.2% in 1997. The increase as a percentage of net revenue was primarily the result of pricing increases and a slightly different product mix.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $746,000, or 18.8%, from $4.0 million in 1996 to $4.7 million in 1997. As a percentage of net revenue, selling, general and administrative expenses increased from 19.4% in 1996 to 19.8% in 1997. The increases were primarily due to aggressive advertising and marketing. An increase in out of state contracts also lead to increased travel and delivery expenses. Additionally, East Bay provided for several accounts receivable which were deemed to be uncollectable.

    Other Income (Expense), Net. Other income (expense), net, decreased $3,000, or 4.2%, from $(72,000) in 1996 to $(69,000) in 1997. As a percentage of net revenue, other income (expense), net, decreased from 0.4% in 1996 to 0.3% in 1997. Other expense consists primarily of interest expense netted with interest income.

    Income Tax Expense. Income tax expense increased $81,000, or 231.4%, from $35,000 in 1996 to $116,000 in 1997. The effective income tax rate increased from 43.2% in 1996 to 46.0% in 1997. This increase was due to an increase in permanent items not deductible for tax return purposes.

    Net Income. Net income increased $90,000, or 195.7%, from $46,000 in 1996 to $136,000 in 1997. As a percentage of net revenue, net income increased from 0.2% in 1996 to 0.6% in 1997.

East Bay Liquidity and Capital Resources

    East Bay's financing needs are primarily to fund increases in accounts receivable and inventories, resulting from its growth. Since September 30, 1995, East Bay's primary sources of capital have been a revolving line of credit and various stockholder notes. Cash provided by operating activities was $94,000 for the year ended September 30, 1998 versus cash provided of $203,000 for the year ended September 30, 1997. Cash used in investing activities was $74,000 for the year ended September 30, 1998 and $22,000 for the year ended September 30, 1997 for purchases of equipment. For the year ended September 30, 1998, cash provided by financing activities was $188,000 representing loans from shareholders net of payments on borrowings under the line of credit. Working capital at September 30, 1998 was $1.3 million compared to $1.1 million at September 30, 1997.

East Bay Year 2000 Compliance

 Internal Hardware and Software

    East Bay has four critical systems: its financial package (Telesoft Distribution Control System), telephone system (Nortel Northstar), desktop PC applications (Office 97 and Eudora), and its design system (AutoCAD Release 14 Network Version). No significant year 2000 issue has been identified in relation to any of these systems. Year 2000 readiness as it relates to each system is as follows:

  . The financial package provider has stated to East Bay that the application software, firmware, and hardware is year 2000 compliant. Currently, the vendor is sending its customers an update for each module it has repaired and tested for year 2000 compliance.

  . East Bay has received information from its telephone and voicemail system provider stating that East Bay's systems are year 2000 compliant. Furthermore, the provider's product web site states that the systems are year 2000 compliant.

  . Various desktop applications are important tools for financial reporting, quotations, and analysis work. According to East Bay's vendors, its desktop applications are either compliant or compliant with minor non-compliance issues. East Bay's e-mail package is also year 2000 compliant.

  . The provider of the design tool software package indicated that the product has been tested and is compliant with minor non-compliance issues. However, these issues will not prevent East Bay from using the product after January 1, 2000.

    East Bay has also inquired into the year 2000 readiness of its payroll processing provider. According to information from this provider, its critical systems will be year 2000 compliant by the end of April 1999.

    Other systems East Bay has researched and found to be year 2000 compliant are the Company's mail meter, shipping function and security system.

 Third Party Vendors and Suppliers and Customers

    East Bay has significant relationships with various service, equipment and energy vendors and suppliers and some of its customers. East Bay has contacted its ten most critical vendors and suppliers. East Bay is in the process of contacting other suppliers, vendors and customers to determine year 2000 readiness. The vendors who have responded have indicated that their individual systems either are or will be year 2000 compliant by the middle of 1999. Additionally, many of East Bay's major customers have contacted East Bay inquiring of year 2000 readiness. East Bay believes this shows the commitment of these customers to year 2000 readiness.

    East Bay has identified the following risks related to the year 2000 readiness of significant vendors, suppliers and customers:

  . vendors/suppliers may be unable to provide required products and/or services due to non-compliant hardware or software used in their individual companies

  . payments from customers may be delayed due to non-compliant hardware or software used in their individual companies

  . products from vendors may malfunction due to the product not being year
    2000 compliant

    East Bay management has reviewed the risks associated with year 2000 readiness and believes it has reasonable alternatives should it encounter adverse effects of year 2000 readiness. However, we cannot assure you that East Bay will not be materially adversely affected by year 2000 readiness issues. However, East Bay management is not currently aware of any such conditions that would materially affect East Bay's business, results of operations or financial condition.

    Additionally, we cannot assure you that East Bay will not be the subject of lawsuits if it or its vendors/ suppliers or customers are not year 2000 compliant. Any year 2000 related suit could have a material effect on East Bay's business, results of operations or financial condition, if the suit is determined adversely to East Bay.

 Contingency Plans

    Although East Bay is still preparing a defined contingency plan, in the event of a year 2000 issue, East Bay believes that it can rely upon manual processes until a remedy is identified and implemented without a significant business disruption.

    Effecting year 2000 compliance has not resulted in material investments by East Bay, nor does East Bay expect that the year 2000 will have material adverse effects on its business operations or financial performance.

Economy Results of Operations

    Economy's primary business is the sale and distribution of equipment and supplies to food service providers, such as restaurants and hotels, primarily through cash and carry sales. Economy also performs services for food service providers. Economy has two facilities located in San Francisco, California and one in Sacramento, California.

    The following table sets forth selected statement of operations data, and that same data as a percentage of net revenue, for the periods indicated:

                                                              Three Months Ended
                               Year Ended December 31,             March 31,
                             ----------------------------  -----------------------------
                                 1997           1998           1998            1999
                             -------------  -------------  -------------   -------------
                                                 (In thousands)
   Net revenue.............  $19,884 100.0% $22,703 100.0% $4,530  100.0%  $4,945  100.0%
   Cost of revenue.........   14,082  70.8   15,976  70.4   3,352   74.0    3,611   73.0
                             ------- -----  ------- -----  ------  -----   ------  -----
   Gross profit............    5,802  29.1    6,727  29.6   1,178   26.0    1,334   27.0
   Selling, general, and
     administrative
     expenses..............    5,114  25.7    5,811  25.6   1,288   28.4    1,351   27.3
                             ------- -----  ------- -----  ------  -----   ------  -----
   Income from operations..      688   3.5      916   4.0    (110)  (2.4)     (17)  (0.3)
   Other income (expense),
     net...................       24   0.1       75   0.3     --     0.0      --     0.0
                             ------- -----  ------- -----  ------  -----   ------  -----
   Income before income
     taxes.................      712   3.6      991   4.4    (110)  (2.4)     (17)  (0.3)
   Income tax expense......       10   0.1       17   0.1      (4)  (0.1)       5    0.1
                             ------- -----  ------- -----  ------  -----   ------  -----
   Net income..............  $   702   3.5% $   974   4.3%   (106)  (2.3)%    (22)  (0.4)%
                             ======= =====  ======= =====  ======  =====   ======  =====

Economy Results for the Three Months Ended March 31, 1999 Compared to the Three
 Months Ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue increased $415,000, or 9.2%, from $4.5 million in the three months ended March 31, 1998 to $4.9 million in the three months ended March 31, 1999, primarily due to increased demand as a result of favorable economic conditions.

    Gross Profit. Gross profit increased $156,000, or 13.2%, from $1.2 million in the three months ended March 31, 1998 to $1.3 million in three months ended March 31, 1999. As a percentage of net revenue, gross profit increased from 26.0% in the three months ended March 31, 1998 to 27.0% in the three months ended March 31, 1999, primarily as a result of product mix.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $63,000, or 4.9%, from $1.3 million in the three months ended March 31, 1998 to $1.4 million in the three months ended March 31, 1999 primarily due to an increase in employees and a corresponding increase in payroll costs. As a percentage of net revenue, selling general and administrative expenses decreased from 28.4% in the three months ended March 31, 1998 to 27.3% in the three months ended March 31, 1999, primarily as a result of fixed costs remaining consistent over a larger revenue base.

    Income Tax Expense. Income tax expense increased $9,000, from a benefit of $4,000 in the three months ended March 31, 1998 to expense of $5,000 in the three months ended March 31, 1999.

Economy Liquidity and Capital Resources

    Economy's primary sources of capital have been from cash provided by operating activities and, to a lesser extent, availability under its credit facilities.

    During the three months ended March 31, 1999, cash used in operating activities was $118,000. Cash was used to pay for increased inventories and was partially offset by a decrease in accounts receivable and increased deposits from customers. Cash generated from financing activities was $17,000 resulting from additional borrowings on the line of credit of $95,000, partially offset by a distribution to shareholders of $78,000.

Economy Results for 1998 Compared to 1997

    Net Revenue. Net revenue increased $2.8 million, or 14.2%, from $19.9 million in 1997 to $22.7 million in 1998, primarily due to increased demand as a result of increased advertising and customer awareness and the introduction of a direct sales program.

    Gross Profit. Gross profit increased $925,000, or 15.9%, from $5.8 million in 1997 to $6.7 million in 1998. As a percentage of net revenue, gross profit increased from 29.1% in 1997 to 29.6% in 1998, primarily as a result of enhanced purchasing efficiency and mix of products sold.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $697,000, or 13.6%, from $5.1 million in 1997 to $5.8 million in 1998, primarily due to an increase in employees and a corresponding increase in payroll costs. As a percentage of net revenue, selling, general and administrative expenses decreased slightly from 25.7% in 1997 to 25.6% in 1998.

    Other Income (Expense), Net. Other income (expense), net, increased from income of $24,000 in 1997 to income of $75,000 in 1998. Other income (expense), net, increased primarily because of increased interest income resulting from higher average cash balances throughout the year.

    Income Tax Expense. Income tax expense increased $7,000 from $10,000 in 1997 to $17,000 in 1998, primarily as a result of increased net income. Economy has elected to be taxed as a Subchapter S Corporation for federal income tax purposes. Prior to the completion of our purchase of Economy, Economy's income (whether distributed or not) will be taxed for federal income tax purposes as part of the individual shareholder's tax returns. Therefore, no provision for federal income tax has been made in Economy's financial statements.

    Net Income. Net income increased $272,000 from $702,000 in 1997 to $974,000 in 1998. As a percentage of net revenue, net income increased from 3.5% in 1997 to 4.3% in 1998.

Economy Liquidity and Capital Resources

    Economy's primary sources of capital have been from cash provided by operating activities and, to a lesser extent, availability under its credit facilities.

    During the year ended December 31, 1998, cash provided by operating activities was $1.4 million. The cash was generated from Economy's earnings and increases in trade payables offset by increases in accounts receivable and inventories. Cash used in investing activities was $22,000, which Economy used for property and equipment additions. Cash used in financing activities was $1.3 million, which Economy primarily used for distributions to stockholders and financing activities.

Economy Year 2000 Compliance

 Overview

    Economy has analyzed the year 2000 issue and its potential impact on its operations. Economy's key focus has been on its internal hardware and software, operating systems and supplier/vendor relationships. Economy is in the process of upgrading some of its systems in order to ensure year 2000 readiness. The final stage of Economy's process will be the development of a contingency plan should unforeseen problems arise.

 Internal Hardware and Software

    Economy uses a Unix operating system on a PC platform for its key operating and financial systems, including point-of-sales, inventory, accounts receivable, general ledger and accounts payable. Based on discussions with its vendor, Economy believes that its hardware is year 2000 compliant. Economy uses packaged software for its operating and accounting systems. Economy is in the process of upgrading its operating and accounting systems to compliant versions of the software. Economy anticipates completing the operating system upgrade by May 1999 and the accounting system by June 1999. If the upgrades are not completed by that time, Economy will consider other alternatives, which may include installing other software products. Economy believes that the cost of the upgrades will not be material.

    Economy has also determined that its alarm and phone systems are year 2000 compliant. There are no other systems that Economy is aware of that are affected by year 2000 issues.

 Third Party Suppliers/Vendors

    Economy utilizes over 700 suppliers and vendors and does not have any single customer whose sales represent a significant portion of annual sales. Economy does not plan to individually review the year 2000 readiness of its suppliers and vendors. Although the failure of suppliers or vendors to achieve year 2000 readiness could have a material effect on Economy's business, Economy believes that adequate purchasing alternatives are available to Economy should specific vendors have a year 2000 problem.

    Economy has discussed year 2000 readiness with its bank and its payroll processor. Both entities represented that their systems are year 2000 compliant.

    Economy has identified the following risks related to the year 2000 readiness of significant vendors and suppliers and customers:

  . vendors/suppliers may be unable to provide required products and/or services due to non-compliant hardware or software used in their individual companies

  . payments from customers may be delayed due to non-compliant hardware or software used in their individual companies

  . products from vendors may malfunction due to the product not being year
    2000 compliant

    Economy management has reviewed the risks associated with year 2000 readiness and believes it has reasonable alternatives should it encounter adverse effects of year 2000 readiness. However, we cannot assure you that Economy will not be materially adversely affected by year 2000 readiness issues. Economy's management is not currently aware of any year 2000 readiness conditions that would materially affect Economy's business, results of operations or financial condition.

    Additionally, we cannot assure you that Economy will not be the subject of lawsuits if it or its vendors/ suppliers or customers are not year 2000 compliant. Any year 2000 related suit could have a material effect on Economy's business, results of operations or financial condition, if the suit is determined adversely to Economy.

 Contingency Plans

    Although Economy is still preparing its year 2000 contingency plan, in the event of a year 2000 problem, Economy believes that it can rely upon manual processes until a remedy is identified and implemented without a significant business disruption.

    Economy does not believe that year 2000 compliance will result in material investments by it, nor does Economy anticipate the year 2000 issue will have material adverse effects on its business operations or financial performance. We cannot assure you, however, that the year 2000 issue will not adversely effect Economy and its business.

Curtis Results of Operations

    Curtis's primary business is the sale and distribution of equipment and supplies to food service providers such as restaurants and hotels. Curtis has two facilities located in Springfield, Oregon and Medford, Oregon.

    The following table sets forth selected statement of operations data, and that same data as a percentage of net revenue, for the periods indicated:

                                     Year Ended                 Three Months Ended
                                    December 31,                     March 31,
                             ------------------------------  ----------------------------
                                 1997            1998            1998           1999
                             --------------  --------------  -------------  -------------
                                                (In thousands)
   Net revenue.............  $19,933  100.0% $20,279  100.0% $4,268  100.0% $4,305  100.0%
   Cost of revenue.........   16,434   82.4   16,526   81.5   3,455   81.0   3,486   81.0
                             -------  -----  -------  -----  ------  -----  ------  -----
   Gross profit............    3,499   17.6    3,753   18.5     813   19.0     819   19.0
   Selling, general, and
     administrative
     expenses..............    3,335   16.7    3,103   15.3     710   16.6     739   17.1
                             -------  -----  -------  -----  ------  -----  ------  -----
   Income from operations..      164    0.9      650    3.2     103    2.4      80    1.9
   Other income (expense),
     net...................     (133)  (0.7)     (94)  (0.4)    (28)  (0.7)    (39)  (0.9)
                             -------  -----  -------  -----  ------  -----  ------  -----
   Income before income
     taxes.................       31    0.2      556    2.8      75    1.7      41    1.0
   Income tax expense......       12    0.1      218    1.1      31    0.7      17    0.4
                             -------  -----  -------  -----  ------  -----  ------  -----
   Net income..............  $    19    0.1% $   338    1.7% $   44    1.0% $   24    0.6%
                             =======  =====  =======  =====  ======  =====  ======  =====

Curtis Results for the Three Months Ended March 31, 1999 Compared to the Three
 Months Ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue was consistent from the three months ended March 31, 1998 to the three months ended March 31, 1999.

    Gross Profit. Gross profit increased $6,000, or 0.7%, from $813,000 in the three months ended March 31, 1998 to $819,000 in the three months ended March 31, 1999. As a percentage of net revenue, gross profit remained consistent from 1998 to 1999.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $29,000, or 4.1%, from $710,000 in the three months ended March 31, 1998 to $739,000 in the three months ended March 31, 1999. As a percentage of net revenue, selling, general and administrative expenses increased from 16.6% in 1998 to 17.1% in 1999. The increase was primarily due to an increase in promotion and rent expenses.

    Other Income (Expense), Net. Other income (expense), net, increased $11,000, or 39.3% from $(28,000) in the three months ended March 31, 1998 to $(39,000) in the three months ended March 31, 1999. As a percentage of net revenue, other income (expense), net increased from 0.7% in 1998 to 0.9% in 1999. The increase was due primarily to an increase in interest expense.

    Income Tax Expense. Income tax expense decreased $14,000 from $31,000 in the three months ended March 31, 1998 to $17,000 in the three months ended March 31, 1999 due to lower pretax income. The effective income tax rate remained consistent at 41.3% in 1998 and 41.5% in 1999.

    Net Income. Net income decreased $20,000 from $44,000 in the three months ended March 31, 1998 to $24,000 in the three months ended March 31, 1999. As a percentage of net revenue, net income decreased from 1.0% in 1998 to 0.6% in 1999.

Curtis Liquidity and Capital Resources

    Curtis's primary sources of capital have been from cash provided by operating activities and from bank borrowings.

    During the three months ended March 31, 1999, cash provided by operating activities was $994,000, primarily from the collection of accounts receivable. In the three months ended March 31, 1998, cash provided by operating activities was $584,000, primarily from the collection of accounts receivable and the increase in deferred revenue, offset by a decrease in accrued liabilities. No significant cash was used in investing activities in either quarter. Cash used in financing activities for the three months ended March 31, 1999 was $1.0 million, exclusively consisting of reducing bank borrowings. Cash used in financing activities for the three months ended March 31, 1998 consisted primarily of a $396,000 net reduction of bank borrowings.

Curtis Results for 1998 Compared to 1997

    Net Revenue. Net revenue increased $346,000, or 1.7%, from $20.0 million in 1997 to $20.3 million in 1998.

    Gross Profit. Gross profit increased $254,000, or 7.3%, from $3.5 million in 1997 to $3.8 million in 1998. As a percentage of net revenue, gross profit increased from 17.6% in 1997 to 18.5% in 1998. The increase in gross profit was primarily the result of increased purchasing efficiency in 1998.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $232,000, or 7.0%, from $3.3 million in 1997 to $3.1 million in 1998. As a percentage of net revenue, selling, general and administrative expenses decreased from 16.7% in 1997 to 15.3% in 1998. The decrease was primarily due to a reduction in accounts receivable write-offs in 1998.

    Other Income (Expense), Net. Other income (expense), net, decreased $39,000, or 29.3%, from $(133,000) in 1997 to $(94,000) in 1998. As a percentage of net revenue, other income (expense), net, decreased from 0.7% in 1997 to 0.5% in 1998. The decrease was due primarily to a decrease in interest expense.

    Income Tax Expense. Income tax expense increased $206,000 from $12,000 in 1997 to $218,000 in 1998 due to higher pretax income. The effective income tax rate increased from 38.7% in 1997 to 39.2% in 1998.

    Net Income. Net income increased $319,000, from $19,000 in 1997 to $338,000 in 1998. As a percentage of net revenue, net income increased from 0.1% in 1997 to 1.7% in 1998.

Curtis Liquidity and Capital Resources

    Curtis's primary sources of capital have been from cash provided by operating activities and, particularly in 1998, from bank borrowings.

    During the year ended December 31, 1998, cash used in operating activities was $1.0 million. Cash flow from earnings was offset by increases in accounts receivable of $1.6 million. No significant cash was used in investing activities in 1998. Cash flow from financing activities was $945,000, consisting primarily of bank borrowing and collection of an outstanding note receivable.

Curtis Year 2000 Compliance

 Internal Hardware and Software

    Curtis has analyzed its internal hardware and software systems for year 2000 readiness. Curtis's operations are not heavily reliant on computerized technology. However, Curtis utilizes information systems and software applications, such as financial and administrative systems. Curtis uses the most current versions of these packages, which Curtis believes are compliant. Curtis expects that future expenditures, if any, related to year 2000 readiness will be minimal. Curtis believes that it is not materially dependent on software or microprocessors contained in any of its non-information technology systems that are subject to year 2000 readiness issues.

 Third-party Vendors/Suppliers and Customers

    Curtis also recognizes that the year 2000 readiness of significant vendors/suppliers and customers could significantly impact the ability of these parties to operate. Curtis has significant relationships with various equipment, service and energy vendors/suppliers and some of its customers. The failure of any of these parties to achieve year 2000 readiness could have a material effect on Curtis's business, results of operations or financial condition. Curtis will continue to monitor for indications of year 2000 readiness problems with key third parties throughout 1999. Curtis expects that costs associated with this monitoring will be minimal.

    Curtis has identified the following risks related to the year 2000 readiness of significant vendors/suppliers and customers:

  . vendors/suppliers may be unable to provide required products and/or services due to non-compliant hardware or software used in their individual companies

  . payments from customers may be delayed due to non-compliant hardware or software used in their individual companies

  . products from vendors may malfunction due to the product not being year
    2000 compliant

    Curtis management has reviewed the risks associated with year 2000 readiness and believes it has reasonable alternatives should it encounter adverse effects of year 2000 readiness.

 Contingency Plans

    Although Curtis is still preparing a defined contingency plan, in the event of a year 2000 issue, Curtis believes that it can rely on manual processes until a remedy is identified and implemented without a significant business disruption. However, we cannot assure you that Curtis will not be materially adversely affected by year 2000 readiness issues. Management is not currently aware of any year 2000 issues that would materially affect Curtis' business, results of operations or financial condition.

    Additionally, we cannot assure you that Curtis will not be the subject of lawsuits if it or its vendors/ suppliers or customers are not year 2000 compliant. Any year 2000 related suit could have a material effect on Curtis' business, results of operations or financial condition, if the suit is determined adversely to Curtis.

Bintz Results of Operations

    Bintz's primary business is the sale of restaurant equipment and supplies to food service providers, such as restaurants and hotels. Bintz has one facility located in Salt Lake City, Utah.

    The following table sets forth selected statement of operations data, and that same data as a percentage of net revenue, for the periods indicated:

                                                          Three Months Ended March
                            Year Ended December 31,                  31,
                          ------------------------------  ----------------------------
                              1997            1998            1998           1999
                          --------------  --------------  -------------  -------------
                                              (In thousands)
Net revenue.............  $13,097  100.0% $17,835  100.0% $4,733  100.0% $4,358  100.0%
Cost of revenue.........   10,719   81.8   14,647   82.1   3,936   83.2   3,538   81.2
                          -------  -----  -------  -----  ------  -----  ------  -----
Gross profit............    2,378   18.2    3,188   17.9     797   16.8     820   18.8
Selling, general, and
  administrative
  expenses..............    2,071   15.8    2,448   13.7     594   12.6     535   12.3
                          -------  -----  -------  -----  ------  -----  ------  -----
Income from operations..      307    2.3      740    4.1     203    4.2     285    6.5
Other income (expense),
  net...................     (138)   1.1     (124)   0.7     (30)  (0.5)    (29)  (0.6)
                          -------  -----  -------  -----  ------  -----  ------  -----
Income before income
  taxes.................      169    1.3      616    3.5     173    3.7     256    5.9
Income tax expense......      0.0    0.0      0.0    0.0     --     0.0     --     0.0
                          -------  -----  -------  -----  ------  -----  ------  -----
Net income..............  $   169    1.3% $   616    3.5% $  173    3.7% $  256    5.9%
                          =======  =====  =======  =====  ======  =====  ======  =====

Bintz Results of Operations for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue decreased $375,000, or 7.9%, from $4.7 million in the three months ended March 31, 1998 to $4.4 million in the three months ended March 31, 1999. The decrease is primarily attributable to increased revenue from a large project in the public segment of the market in the first quarter of 1998.

    Gross Profit. Gross profit increased by $23,000, or 2.9%, in the three months ended March 31, 1999 from the three months ended March 31, 1998. As a percentage of net revenue, gross profit increased from 16.8% in the three months ended March 31, 1998 to 18.8% in the three months ended March 31, 1999. The increase is primarily because a significant portion of 1998 first quarter revenue was derived from a large public segment project, which was a lower margin project.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately $59,000, or 9.9%, from $594,000 in the three months ended March 31, 1998 to $535,000 in the three months ended March 31, 1999. As a percentage of net revenue, these expenses decreased from 12.6% in 1998 to 12.3% in 1999. The decrease was primarily attributable to decreased officer salaries.

    Other Income (Expense), Net. Other income (expense), net, consists primarily of interest expense. Interest expense was fairly consistent from quarter to quarter.

    Income Taxes. Bintz has elected to be treated for federal income tax purposes as an S corporation. Bintz is therefore not subject to income taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporations and similar provisions of the state tax code for the states in which Bintz operates, the stockholders report Bintz's taxable earnings or losses in their personal federal and state income tax returns. Therefore, no provision for federal and state income taxes has been reflected in the financial statements.

    Net Income. Net income increased $83,000, or 48.0%, from $173,000 in the three months ended March 31, 1998 to $256,000 in the three months ended March 31, 1999. As a percentage of net revenue, net income increased from 3.7% in the three months ended March 31, 1998 to 5.9% in the three months ended March 31, 1999.

    Bintz Liquidity and Capital Resources. During the three months ended March 31, 1999, Bintz generated $388,000 in cash from operating activities. The primary components were decreases in inventory and rebates receivable offset by increased trade accounts receivable and decreased accounts payable. Cash used in investing activities for the three months ended March 31, 1999 consisted of $26,000 of capital expenditures. Cash used in financing activities for the three months ended March 31, 1999 was $362,000, consisting primarily of distributions to stockholders and payments on notes payable.

Bintz Results for 1998 Compared to 1997

    Net Revenue. Net revenue increased $4.7 million, or 36.2%, from $13.1 million in 1997 to $17.8 million in 1998. The increase is primarily attributed to an overall growth in the foodservice equipment and supply industry. Additionally, during 1998, there was an increase in sales to the general public.

    Gross Profit. Gross profit increased $810,000 or 34.1%, from $2.4 million in 1997 to $3.2 million in 1998. As a percentage of net revenue, gross profit decreased from 18.2% in 1997 to 17.9% in 1998. The decrease was attributed to the increase in sales to the general public. This retail market is highly competitive resulting in lower gross profit percentages.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $377,000, or 18.2%, from $2.1 million in 1997 to $2.4 million in 1998. The increase was attributed to an increase in sales commissions. As a percentage of net revenue, selling, general and administrative expenses decreased from 15.8% in 1997 to 13.7% in 1998, primarily as a result of spreading fixed costs over a larger revenue base.

    Other Income (Expense), Net. Other income (expense), net, consists primarily of interest expense. Interest expense decreased $14,000, or 10.1%, from $(138,000) in 1997 to $(124,000) in 1998. The decrease was attributed to decreases in the prime lending rate, which is used to determine Bintz's borrowing rate on its line of credit, and an overall lower outstanding balance on Bintz's line of credit during the year.

    Income Taxes. Bintz has elected to be treated for federal income tax purposes as an S corporation. Bintz is therefore not subject to income taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporations and similar provisions of the state tax code for the states in which Bintz operates, the stockholders report Bintz's taxable earnings or losses in their personal federal and state income tax returns. Therefore, no provision for federal and state income taxes has been reflected in the financial statements.

    Net Income. Net income increased $447,000 or 264.5%, from $169,000 in 1997 to $616,000 in 1998. As a percentage of net revenue, net income increased from 1.3% in 1997 to 3.5% in 1998.

Bintz Liquidity and Capital Resources

    During 1998, Bintz generated $250,000 in cash from operating activities. The primary components were decreases in inventory and prepaid expenses and increases in accounts payable, offset by increased trade accounts receivable and rebates receivable and decreases in customer deposits. Cash used in investing activities was $41,000 in 1998 consisting of purchases of equipment. Cash used in financing activities was $209,000 in 1998 consisting primarily of distributions to shareholders and payments on its line of credit. At December 31, 1998, Bintz had working capital of $1.4 million.

    The cash provided by operating activities was offset mainly by purchases of property and equipment, payments on its line of credit and distributions to stockholders.

Bintz Year 2000 Compliance

 Internal Hardware and Software

    Bintz uses a UNIX Server and software packages for internal operating and financial systems. Bintz has analyzed these internal hardware and software systems for year 2000 readiness. To date, Bintz has tested all of these critical hardware and software systems and they appear to be year 2000 compliant except for one issue, for which a solution is being designed. Costs associated with this analysis have been minimal because most of these costs were absorbed by the original vendor of the hardware and software. Bintz does not believe that its operations are subject to material risks from year 2000 issues in software or microprocessors contained in any of its non-information technology systems.

 Third-party Vendors/Suppliers and Customers

    The second issue Bintz is addressing is the year 2000 readiness of its significant vendors/suppliers and customers, as it relates to products Bintz sells, as well as computer systems used by these parties for accounting, inventory, manufacturing, purchasing and sales. Bintz has significant relationships with various equipment, service and energy vendors/suppliers and some of its customers. The failure of any of these parties to achieve year 2000 readiness could have a material effect on Bintz's business, results of operations or financial condition. Analysis related to these parties is being conducted via compliance letters. To date, Bintz has received approximately 20 responses to its initial mailing of approximately 70 letters. Most of its major vendors are included in the responses Bintz has received. All of the responses received indicate that the respective companies are or will be year 2000 compliant before December 31, 1999. This analysis will continue throughout the first half of 1999. Customer analysis will be conducted during the third quarter of 1999. Bintz expects that costs associated with this analysis will be minimal.

    Should Bintz be unsuccessful in addressing the year 2000 readiness of significant vendors/suppliers and customers, the risks the company has identified are as follows:

  . products from vendors may malfunction due to the product not being year
    2000 compliant

  . vendors/suppliers may be unable to provide required products and/or services due to non-compliant hardware or software used in their individual companies

  . payments from customers may be delayed due to non-compliant hardware or software used in their individual companies

 Contingency Plans

    Bintz, as part of its year 2000 readiness plan, is developing contingency plans to minimize the above identified risks associated with the failure by any of its significant vendors/suppliers or customers to achieve year 2000 readiness. Those contingency plans include:

  . identifying alternate suppliers that are year 2000 compliant

  . identifying alternate products that are year 2000 compliant

  . closely monitoring all accounts receivable agings

  . being prepared to supply needed proof of delivery and duplicate copies of invoices for customers

    Completion of these plans is targeted for the third quarter of 1999.

    We cannot assure you that Bintz will not be materially adversely affected by year 2000 readiness issues. However, management is not currently aware of any year 2000 issues that would materially affect Bintz's business, results of operations or financial condition.

    Additionally, we cannot assure you that Bintz will not be the subject of lawsuits regarding the failure of products it sells in the event they are not year 2000 compliant. Any year 2000 related suit could have a material affect on Bintz's business, results of operations or financial condition, if the suit is determined adversely to Bintz.

Castino Results of Operations

    Castino's primary business is the sale and distribution of equipment and supplies to foodservice providers, such as restaurants and hotels, primarily through cash and carry sales. Castino has two facilities located in Rohnert Park, California.

    The following table sets forth selected statement of operations data, and that same data as a percentage of net revenue, for the periods indicated. Castino has a fiscal year end of March 31. The twelve month period ended December 31, 1998 includes the audited results of operations for the nine months ended December 31, 1998 and the unaudited results of operations for the three months ended March 31, 1998, which are included in the fiscal year ended March 31, 1998.

                           Year Ended    Year Ended    Three Months      Three Months
                           March 31,    December 31,      Ended             Ended
                              1998          1998      March 31, 1998    March 31, 1999
                          ------------  ------------  ----------------  ----------------
                                         (Unaudited)
                                               (In thousands)
Net revenue.............  $5,921 100.0% $5,929 100,0% $ 1,312   100.0%  $ 1,114   100.0%
Cost of revenue.........   4,342  73.3   4,386  74.0      978    74.5       824    74.0
                          ------ -----  ------ -----  -------  ------   -------  ------
Gross profit............   1,579  26.7   1,543  26.0      334    25.5       290    26.0
Selling, general, and
  administrative
  expenses..............   1,470  24.8   1,526  25.7      365    27.9       383    34.4
                          ------ -----  ------ -----  -------  ------   -------  ------
Income from operations..     109   1.8      17   0.3      (31)   (2.4)      (93)   (8.4)
Other income (expense),
  net...................       1   0.0       6   0.1       17     1.3        23     2.1
                          ------ -----  ------ -----  -------  ------   -------  ------
Income before income
  taxes.................     110   1.9      23   0.4      (14)   (1.1)      (70)   (6.3)
Income tax expense......      40   0.7       7   0.1       (5)   (0.4)      (19)   (1.7)
                          ------ -----  ------ -----  -------  ------   -------  ------
Net income..............  $   70   1.2% $   16   0.3%      (9)   (0.7)% $   (51)   (4.6)%
                          ====== =====  ====== =====  =======  ======   =======  ======

Castino Results for the Three Months Ended March 31, 1999 Compared to the Three
 Months Ended March 31, 1998 (unaudited)

    Net Revenue. Net revenue decreased approximately $198,000, or 15.1%, from the three months ended March 31, 1998 to the three months ended March 31, 1999, primarily due to the deferral of various equipment installation projects.

    Gross Profit. Gross profit decreased $44,000, or 13.2%, as a result of lower revenues. As a percentage of net revenue, gross profit increased from 25.5% in the three months ended March 31, 1998 to 26.0% in the three months ended March 31, 1999. The percentage increase was primarily due to product mix.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $18,000, or 4.9%, from $ 365,000 in the three months ended March 31, 1998 to $383,000 in the three months ended March 31, 1999. As a percentage of net revenue, selling, general and administrative expenses increased from 27.9% in the three months ended March 31, 1998 to 34.4% in the three months ended March 31, 1999. The increase was primarily due to increased legal and accounting fees and advertising expenses.

    Other Income (Expense), Net. Other income (expense), net increased $6,000 from $17,000 in the three months ended March 31, 1998 to $23,000 in the three months ended March 31, 1999. The increase was mainly from a gain from the sale of assets.

    Income Tax Benefit. Income tax benefit increased $14,000, from $5,000 in the three months ended March 31, 1998 to $19,000 in three months ended March 31, 1999. The effective tax rate decreased primarily as a result of permanent items and graduated tax rates.

Castino Liquidity and Capital Resources

    Castino's cash needs are primarily to fund its growth and purchases of property and equipment, and distributions to its stockholder. Castino's primary sources of capital have been from cash provided by operating activities and, to a lesser extent, availability under its credit facilities.

    During the three months ended March 31, 1999, cash used by operating activities was $54,000. This was primarily due to the company's operating loss and decrease in accrued liabilities partially offset by increased accounts payable and decreased inventories. Cash provided by investing activities was $5,000, which consisted of $33,000 of property and equipment sales, offset by $28,000 of capital expenditures. Cash provided by financing activities was $49,000, which consisted of a $104,000 bank overdraft, offset by $55,000 in payments on lines of credit.

    During the three months ended March 31, 1998, cash provided by operating activities was $156,000. The cash was primarily generated from a decrease in accounts receivable and increases in accounts payable and accrued liabilities, offset by increases in inventories and prepaid expenses and other working capital. Cash used in investing activities was $55,000, which was used for property and equipment additions. Cash used in financing activities was $108,000, which was primarily used for repayment of long-term debt.

Castino Results for the Year Ended December 31, 1998 (unaudited) Compared to the Year Ended March 31, 1998

    Net Revenue. Net revenue was essentially unchanged for the periods presented.

    Gross Profit. Gross profit decreased $36,000, or 2.3%, from $1.6 million in fiscal 1998 to $1.5 million in calendar 1998. As a percentage of net revenue, gross profit decreased from 26.7% in fiscal 1998 to 26.0% in calendar 1998. The decrease as a percentage of net revenue was primarily the result of an increase in product costs.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $56,000. As a percentage of net revenue, selling, general and administrative expenses increased from 24.8% in fiscal 1998 to 25.7% in calendar 1998. The increase was primarily due to the increase in bonus and profit sharing expenses.

    Other Income (Expense), Net. Other income (expense), net, increased $5,000 from $1,000 in fiscal 1998 to $6,000 in calendar 1998.

    Income Tax Expense. Income tax expense decreased $33,000 from $40,000 in fiscal 1998 to $7,000 in calendar 1998. The effective tax rate has decreased primarily due to a decrease in items not deductible for tax return purposes and graduated tax rates.

    Net Income. Net income decreased $54,000 from $70,000 in 1997 to $16,000 in 1998. As a percentage of net revenue, net income decreased from 1.2% in 1997 to 0.3% in 1998.

Castino Liquidity and Capital Resources

    Castino's cash needs are primarily to fund its growth and purchases of property and equipment, and distributions to its stockholder. Castino's primary sources of capital have been from cash provided by operating activities and, to a lesser extent, availability under its credit facilities.

    During the nine months ended December 31, 1998, cash provided by operating activities was $122,000. The cash was generated primarily from Castino's earnings and decreases in inventories offset by increases in accounts payable and other working capital. Cash used in investing activities was $90,000, which was primarily used for property and equipment additions. Cash flows used in financing activities were $31,000, which was primarily used for repayment of long-term debt.

Castino Year 2000 Compliance

 Overview

    Castino has analyzed its exposure to year 2000 problems relating to its internal hardware and software, including non-information technology systems. Castino has also started to assess potential third party vendor and supplier issues. Finally, Castino is considering the development of a formal contingency plan to mitigate its exposures to potential business issues should they arise.

 Internal Hardware and Software

    The focus of Castino's efforts to date have been on its internal hardware and software and non-information technology systems. Castino owns computer hardware and utilizes third party software to run its core financial systems, which includes its accounting, purchasing, receivables, and point-of-sale systems. Based upon discussions with its vendors and consultants, a portion of Castino's hardware will need to be replaced in order for it to be year 2000 compliant. Castino is in the process of scheduling upgrades of its third party operating system and accounting software and is reviewing its hardware requirements. Castino plans to complete this process before September 30, 1999. After the upgrade, Castino believes that all of its accounting software will be year 2000 compliant. Castino also maintains a phone system with software that is not year 2000 compliant. Castino will upgrade its phone system before September 30, 1999. Based upon discussions with its vendors, Castino believes that the cost of its repairs and replacements will be less than $50,000.

    Castino has not identified any other critical information technology or non-information technology systems that could have a year 2000 problem.

 Third-party Suppliers and Customers

    Castino utilizes a number of suppliers and does not have any single customer whose sales represent a significant portion of annual sales. Castino plans to discuss year 2000 readiness of its third party suppliers in connection with various trade association activities through June 30, 1999. Castino may also send specific requests to individual suppliers asking about their year 2000 readiness.

    The failure of Castino's customers or suppliers to achieve year 2000 readiness could have a material effect on Castino's business. Castino management has reviewed the risks associated with year 2000 readiness and believes it has reasonable alternatives should it encounter adverse effects of year 2000 readiness. However, we cannot assure you that Castino will not be materially adversely affected by year 2000 readiness issues. However, management is not currently aware of any year 2000 issues that would materially affect Castino's business, results of operations or financial condition.

    Additionally, we cannot assure you that Castino will not be the subject of lawsuits if it or its vendors/suppliers or customers are not year 2000 compliant. Any year 2000 related suit could have a material effect on Castino's business, results of operations or financial condition, if the suit is determined adversely to Castino.

 Contingency Plans

    Castino has not prepared a defined contingency plan. Castino expects to have a contingency plan completed in the second half of the year. However, in the event of a year 2000 issue, Castino believes that it can rely upon manual processes until a remedy is identified and implemented without a significant business disruption.

    Presently, Castino does not believe that year 2000 compliance will result in material investments by it, nor does Castino expect the year 2000 issue will have material adverse effects on its business operations or financial performance. We cannot assure you, however, that the year 2000 issue will not adversely effect Castino and its business.

                                    BUSINESS

DirectChef, Inc.

    We are a full-service national distributor of foodservice equipment and supplies. Upon completion of this offering and the acquisitions of our companies, we will be one of the largest foodservice equipment and supply companies in the United States. Our companies have been in business for periods ranging from 18 to 108 years. In 1998, our pro forma combined net revenues were $129.7 million.

    Our goal is to become the largest national single-source provider of foodservice equipment and supplies in the United States. We sell over 10,000 products. We serve more than 25,000 customers, through a network of eleven facilities located in four states and our catalogs, as well as on the Internet. We offer a wide range of products and services to customers in the foodservice industry, including equipment and supply sales and related services. We serve the entire spectrum of businesses that sell food and beverages. Our customers include regional and national restaurant chains, independent restaurants, hotels, businesses, schools, health care facilities, casinos, stadiums and prisons.

    We intend to offer our larger regional and national customers improved service and an enhanced array of value-added products, services and resources, while still maintaining a focus on local customers. We currently serve our customers through direct sales, cash and carry stores and catalogs. We have also established, and intend to develop sales through, our directchef.com Internet website. We intend to expand each of these sales channels with particular emphasis on the Internet. We believe the Internet will provide us with a cost effective distribution channel, an easy to use reorder option for our commercial customers and broader access to retail customers.

    Our products include heavy equipment, such as ranges and refrigeration units, as well as smaller disposable items, such as china, glass and silverware. We also offer a full range of related services for restaurants and foodservice facilities. A significant portion of our revenues in 1998 came from our customers' replacement of existing equipment and supplies. We believe our replacement business is less cyclical and generates higher margins than other parts of our business.

Industry Overview

    We compete in the foodservice equipment and supply industry, which was comprised of over 12,000 companies and generated approximately $13 billion in revenues in 1998. Participants in the distribution of foodservice equipment and supplies offer one or more of the following products and services:

  . foodservice equipment and supplies

  . design, installation and construction of commercial kitchens and restaurant and hotel interiors

  . service and maintenance of foodservice equipment

  . sales of used foodservice equipment

  . rental of foodservice equipment

According to Foodservice Equipment & Supplies magazine, industry revenues have grown at an average annual rate of 5% over the last seven years. An important characteristic of the foodservice equipment and supply industry is that more than 40% of sales are replacements of existing equipment and supplies.

    The foodservice equipment and supply industry serves the foodservice industry. Participants in the foodservice industry include chain and independent restaurants, hotels, businesses, schools, health care facilities, casinos, stadiums and prisons. The foodservice industry generated over $351 billion in revenue in 1998, or approximately 4% of the United States Gross Domestic Product.

    Sales of equipment and supplies account for the majority of revenue in the foodservice equipment and supply industry. Foodservice equipment and supply distributors sell through a number of channels, including direct sales, cash and carry stores, catalogs and the Internet. Distributors typically carry large volumes of inventory because their customers often buy based on immediate need. As a result, a typical distributor maintains thousands of products to meet customer needs.

    Foodservice equipment and supply companies often provide related services in conjunction with product sales. An equipment and supply company providing services for a foodservice facility will typically create the blueprints and other construction documents for the facility. It will also select, supply and install the equipment and supplies for the facility and will supervise construction of the facility or provide construction support.

    While the foodservice equipment and supply industry has not traditionally been heavily involved in electronic commerce, we believe that the Internet represents a significant opportunity for growth and increased efficiency. The Internet and Internet-related technologies are revolutionizing the way businesses and consumers communicate, share information and conduct business. As the number of Internet users and the sophistication of products for accessing and using the Internet have increased, the Internet's usefulness has expanded from a medium primarily for publishing information to a medium for conducting complex business-to-business and business-to-consumer communications and commerce.

    At the same time, businesses across many industries are faced with increasing competitive pressures to lower costs, decrease inventories, and improve sales and marketing productivity and time-to-market. To address these challenges, businesses are increasingly replacing paper-based transactions with electronic commerce transactions that provide enhanced accuracy and secure exchange of time-sensitive business information. Forrester Research, Inc. estimates that the business-to-business electronic commerce market will grow from $43 billion in 1998 to $1.3 trillion by 2003, representing a compound annual growth rate of over 98%.

Strategy

    Our mission is to provide a broad array of high quality foodservice equipment and supply services to meet the needs of foodservice providers locally, regionally and nationwide. We believe that the experience and reputation of our management team and our comprehensive distribution platform will enable us to implement our strategies effectively. We also believe implementation of our internal growth, operating and acquisition strategies will give us a competitive advantage over other foodservice equipment and supply companies.

Capitalize on Management Team

    Our management team includes executives with significant experience implementing acquisition programs and effectively managing acquired businesses. Roger M. Laverty, one of our founders and our President and Chief Executive Officer, served as the Chief Executive Officer of Smart and Final, Inc., a New York Stock Exchange listed distributor of restaurant supplies, from 1994 to 1998. During his 19-year tenure at Smart and Final, Smart and Final's annual revenues increased from $200 million to $1.6 billion and Mr. Laverty oversaw the acquisition and integration of companies with combined revenues totaling approximately $600 million.

    John M. Richman, Chairman of our Board of Directors, served as Chairman and Chief Executive Officer of Kraft, Inc. from 1979 to 1980 and from 1986 to 1989. He served as Chairman and Chief Executive Officer of Dart & Kraft, Inc., a company formed by the 1980 merger of Kraft, Inc. and Dart Industries, Inc., from 1980 to 1986. While at Dart & Kraft, Mr. Richman oversaw the acquisition of Hobart, a leading foodservice equipment manufacturer and distributor. He was also instrumental in the founding of Kraft Foodservice, a multibillion dollar division of Kraft, Inc. that sold food and foodservice equipment to multi-unit restaurant operators throughout the United States. When Kraft was acquired by Philip Morris in 1989, Mr. Richman was named Vice Chairman of Philip Morris and was responsible for integrating the food operations of Kraft, Inc. with those of General Foods, Inc., which had been previously acquired by Philip Morris.

    James Castleberry, our Chief Financial Officer, has over 25 years experience in financial management. Mr. Castleberry served in various executive positions for Wickes Companies, Inc., a multi-billion dollar diversified company, from 1982 to 1992, and most recently served as the company's Vice President and Comptroller. While at Wickes, he was involved in the acquisition and integration of numerous companies. Mr. Castleberry most recently served as Chief Operating Officer and Chief Financial Officer for BDK Holdings, Inc., a producer and distributor of kitchen and bath textile products.

    We will also attempt to capitalize on the reputation of our companies within the foodservice equipment and supply industry, as well as the extensive network of relationships that the former owners of our companies have formed within the industry. Chuck Rothkopf, the President of Economy, and John Breznikar, the President of East Bay, both of whom will be on our board of directors, will be involved in helping us identify potential companies to acquire.

Acquisition Strategies

    Expand Within Existing Markets. We intend to establish a strong regional presence in the western United States, where our companies are located. We intend to strengthen our presence in this market by acquiring or opening additional facilities. Our expansion within this market will be driven by:

  . expanding our customer base

  . expanding product and service offerings

  . improving operating efficiencies through the consolidation of multiple local operations

    Enter New Geographic Markets. We will seek to enter new geographic markets by acquiring established local firms with strong management teams and customer relationships that can help us to grow further in those markets. We believe our presence in a number of markets will enhance our ability to attract and serve customers throughout the United States.

Internal Growth Strategies

    Become a National Single Source Provider. Currently, most of the approximately 12,000 companies in the foodservice equipment and supply industry are small, owner-operated businesses with limited access to the capital required to offer a broad range of products and services. We offer our customers a broad range of competitively priced foodservice equipment and supplies as well as related services. In this highly fragmented industry, we believe our ability to provide our customers with a single source for all of their equipment and supply needs is a key competitive advantage over our competitors. Our broad range of products and services also positions us to take advantage of our relationships with local, regional and national foodservice operators.

    Pursue Business-to-Business Electronic Commerce Opportunities. We believe that significant opportunities exist for the use of electronic commerce in the foodservice equipment and supply industry. The industry traditionally has not been serviced to a meaningful extent via the Internet. We believe we will thus have a significant first to market advantage, including the opportunity to establish directchef.com as a national brand name and to utilize our website to highlight our other advantages. We also expect that because the use of the Internet can significantly ease the selection and ordering process, multi-unit operators will be particularly interested in a national supplier with electronic commerce capabilities.

    Cross-Sell to Expanded Customer Base. We believe there are significant opportunities for a national, full-line foodservice equipment and supply company to generate greater revenue and profitability by providing a wider range of services and serving a broader customer base than traditional industry participants. By integrating extensive equipment and supply distribution operations with broad contract capabilities, we expect to capitalize on cross-selling opportunities. For example, Raygal currently sells only heavy equipment, such as ranges and refrigeration units, to its customers. As part of our company, Raygal will have access to the expertise of our other companies focused on selling smallwares, such as glassware, utensils and china. Those of our companies without a sophisticated design capability will be able to offer potential customers the design expertise of Raygal or East Bay.

    Expand Complementary Products and Services. We believe there are a number of opportunities to offer new products and services that will complement our core business and help increase profitability. In particular, we intend to expand our equipment maintenance and repair services and to provide customized stainless steel fabrication and millwork services directly, rather than through subcontractors. We also intend to pursue the development of DirectChef brand products.

    Open New Cash and Carry Stores. We have extensive experience operating cash and carry stores. Cash and carry stores focus on the replacement and restocking needs of local customers. As a result, cash and carry customers tend to be less concerned about price. We will seek to capitalize on our cash and carry expertise by opening new locations and expanding our presence in markets served by our existing stores as well as adjacent markets. Each new store will be run by a management team that is already established in that market or an adjacent market.

    Expand Alternative Sales Channels. We intend to expand alternative sales channels, particularly Internet and catalog sales. We plan to promote our directchef.com website to increase brand name recognition and to establish a retail presence on the Internet. Our companies also mailed over 200,000 catalogs in 1998. We intend to consolidate our companies' customer lists and develop a company-wide catalog. We believe these sales channels will provide a significant opportunity to increase our sales, particularly to retail consumers.

Operating Strategies and Efficiencies

    Utilizing Volume Purchasing to Reduce Product Cost. We intend to use our scale to secure volume price reductions and enhance national account and private label packaging opportunities. Our purchasing strategy will focus on obtaining the lowest possible cost of goods for each item purchased. Initially, information sharing among our companies will help us identify immediate opportunities for cost reductions.

    Improve Supply Chain. We believe that the Internet provides an easy and cost-effective means for customers to select and order products. The Internet also helps us to provide efficient order fulfillment and ensure customer satisfaction. We intend to continue to expand our use of the Internet as a means to optimize our supply chain management and to enhance customer service to single and multi-unit operators.

    Improve Management of Inventory. We intend to implement a company-wide inventory management system that will allow us to reduce lead time, increase inventory turns and reduce inventory levels. Major components of our inventory management strategy include:

  . refining our ability to forecast and analyze product movement to allow more accurate determinations of ordering lead times, inventory level requirements and appropriate service levels

  . using space allocation techniques to manage product display space and maintain merchandising consistency

  . forming strategic partnerships with key suppliers to create lower cost distribution alternatives while maintaining existing service levels to customers

  . consolidating existing warehouse facilities

  . establishing centralized distribution centers within each region we serve

    Provide Strong Incentives to Management. Each of our companies as well as the companies we subsequently acquire typically will be operated by the former management team of that company. We intend to motivate these managers and align their interests with ours by providing that a portion of the consideration paid to managers in connection with the acquisition of their company will be in the form of common stock, and that a portion of the compensation paid to those managers as our employees will be in the form of options to purchase our common stock. See "Management--1998 Stock Option Plan."

    Maintain Day-to-Day Local Management Responsibility. Our organizational structure is designed to create regional and local operating units, each of which will be responsible for its performance results. Our headquarters team will remain small and focus on identifying and furthering our larger strategic objectives as well as administering overall financial and operating controls. This team will administer key functions, such as financial planning and reporting, treasury and risk management, to ensure consistency and reduce costs. We believe that the overhead associated with our headquarters operations will be offset by a corresponding reduction in costs at the operations level. Over time, the headquarters team will assume responsibility for additional functions such as purchasing, human resources, information systems, and legal.

    Adopt Best Practices, Policies and Procedures. We intend to evaluate the operating policies and procedures of each of our companies to identify the practices they use that will best serve us and our customers. Each of our companies will adopt these "best practices." For example, we intend to identify the most effective merchandising and store design formats among our companies and implement those formats at each of our stores. We believe this company-wide adoption of best practices will help us successfully integrate our companies. To further enhance integration, we intend to establish an executive committee, comprised of a representative from each of our companies, that will evaluate best practices and industry trends and opportunities.

Products and Services

    To accommodate the diverse needs of our customers, we offer a wide range of products and services. We maintain over 10,000 products, including heavy equipment, such as ranges and refrigeration units, as well as smaller disposable items, such as china, glass and silverware. We also resell used equipment. We generally take such equipment in trade from customers who are purchasing new equipment, or sell the equipment for such customers on a consignment basis. We believe that additional expansion opportunities exist in developing DirectChef brand products.

    We offer a full range of services to support our product sales. The types of services we typically provide for a foodservice facility, either directly or through subcontractors, include:

  . creating the blueprints and other construction documents for the facility using state-of-the-art design and drafting equipment

  . supplying and installing the equipment and supplies for the facility

  . providing custom stainless steel items and millwork for the facility

  . storing all of the equipment and supplies for the facility in one of our warehouses prior to construction and installation

  . supervising construction of the facility or providing construction support

Customers

    In 1998, we provided foodservice equipment and supply services to more than 25,000 customers, with no one customer accounting for more than 10% of our total revenues.

    We generally do not enter into long-term purchase and supply contracts with our customers. We intend to continue our emphasis on developing and maintaining successful long-term relationships with our customers by providing superior, high quality service in a professional manner.

Sales and Marketing

    We use a variety of means to market and sell our products and services. We currently have a sales force of approximately 75 persons. All of our companies utilize local advertising and marketing programs. In addition, our companies mailed over 200,000 catalogs in 1998. We intend to focus on further developing these sales channels.

    We intend to promote our directchef.com website and brand name and establish a national presence on the Internet. Although our Internet sales to date have not been significant, we are pioneering the use of the Internet for sales of foodservice equipment and supplies on a national basis and we intend to aggressively pursue electronic commerce as a significant distribution channel for the future.

    We expect to continue to market our products and services to a broad array of potential customers, with an emphasis on large regional and national customers. While each of our operating units will be responsible for its own sales and marketing efforts, the headquarters team will help coordinate those efforts. We believe that our commitment to consistent quality and service will enable us to develop and maintain long-term relationships with our existing customers.

Suppliers

    We purchase foodservice equipment and supplies from over one thousand different manufacturers and suppliers located throughout the world. We purchase equipment and supplies directly from manufacturers and, to a lesser extent, from authorized distributors. In deciding whether to purchase equipment and supplies from a particular source, our purchasing employees evaluate product specifications, quality, reliability of delivery, production lead times and price. We believe that we are not materially dependent on any single supplier and that our relationships with our suppliers are good.

    Although the foodservice equipment and supply manufacturing industry, in which our suppliers are participants, is consolidating, it remains highly fragmented. Following the acquisitions of our companies, we believe there will be fewer than a half dozen manufacturers larger than us. We intend to review our supplier base and explore the extent to which our volume of purchases will provide us with leverage to obtain more favorable prices and service.

    Many foodservice equipment and supply companies have formed cooperative buying groups. These groups combine the purchases of their members and attempt to use this larger volume to negotiate more favorable terms, such as price reductions and rebates, from suppliers. Our companies are currently members of these groups.

    We believe that being one of the largest distributors of foodservice equipment and supplies in the country, we will have the opportunity to enter into strategic partnerships directly with suppliers. We expect that these partnerships will allow us to negotiate directly with some of our most important suppliers and further enhance our ability to receive the most favorable terms possible on the products we buy. We have not yet entered into any strategic partnerships.

Competition

    The foodservice equipment and supply industry is intensely competitive. Competition in the industry is based primarily on service, selection, location and price. We compete with a large number of equipment and supply businesses on a regional and local basis, some of which may have greater financial resources than we do and some of which are divisions of large public companies. We may also face competition for acquisition candidates from those competitors, some of which have acquired foodservice equipment and supply companies during the past decade.

    We believe that our strategy of becoming the leading national foodservice equipment and supply distributor will enhance our competitive position. We also believe that the implementation of a company-wide management information system and standardized operating procedures will provide us with additional competitive advantages.

Technology and Management Information Systems

    Each of our companies operates a limited management information system that is used to purchase, monitor and allocate inventory throughout its facilities. Most of these systems include computerized order entry, sales analysis, inventory status, invoicing and payment, and bar code tracking functions. All of these systems are designed to improve productivity for our companies and their respective customers.

    In developing internal company-wide systems following this offering, we expect to draw upon the best features of the existing systems currently in use. We plan to integrate the systems of our companies to operate over a wide area network and to integrate intranet and Internet capabilities. This integrated system will be designed to allow each warehouse and sales center to share information regarding sales activities, credit approval, inventory level, stock balance, vendor returns, order fulfillment and other performance measures. Each of our companies will continue to use its existing system until the integrated system is completed.

Employees

    As of December 31, 1998, our companies had 310 employees, 75 of whom were employed in sales and marketing, and the remainder of whom were employed in design, support and administrative positions. Ten employees of East Bay are represented by unions that have entered into collective bargaining agreements with East Bay. The collective bargaining agreements expire in October 2002. We believe that relations between each of our companies and their respective employees are good.

Properties

    Our principal executive and administrative offices are located in Culver City, California. We operate five distribution and sales facilities and two warehouses in California, two distribution facilities in Oregon, one distribution facility in Utah and one sales office in Nevada. These facilities range in size from 1,500 square feet to 66,000 square feet. All of these facilities are leased. The leases expire at various times between 1999 and 2009. When these leases expire, we believe that suitable replacement space will be available as required. Additional detail regarding some of our leases is contained herein under "Certain Transactions--Transactions Involving Certain Directors and Principal Shareholders." We believe that our current facilities are adequate for our expected needs over the next several years. However, we may add new facilities as a result of acquisitions or due to expansions into new markets.

                                   MANAGEMENT

Directors and Executive Officers

    The following table sets forth information concerning our directors and executive officers upon completion of this offering:

 Name                               Age   Position
 ----                               ---   --------
 John M. Richman..................   71   Chairman of the Board*
 Roger M. Laverty.................   51   President, Chief Executive Officer and Director
 James Castleberry................   56   Executive Vice President and Chief Financial Officer
 Donald S. Perkins................   71   Director*
 Cyrus F. Freidheim, Jr...........   63   Director*
 Ross Berner......................   33   Director
 John Breznikar...................   49   Director*
 Mark Levy........................   52   Director*
 Mark McKinney....................   32   Director
 Jerry K. Pearlman................   60   Director*
 Chuck Rothkopf...................   58   Director*
 Kenneth W. Slutsky...............   45   Director*

--------
* To be elected to the board effective upon the completion of this offering.

    John M. Richman will become Chairman of our board of directors upon completion of this offering. Mr. Richman is the former Chairman and Chief Executive Officer of Kraft, Inc. and has been Counsel to the law firm of Wachtell, Lipton, Rosen & Katz since January 1990. He is a director of USX Corporation and a trustee of Archstone Communities. Mr. Richman received his B.A. from Yale University and his L.L.B. from Harvard Law School.

    Roger M. Laverty, one of our founders, has served as our President and Chief Executive Officer and as a member of the board of directors since February 1999. Prior to joining our company, Mr. Laverty served as the President and Chief Executive Officer of Smart and Final, a distributor of foodservice equipment and supplies, from January 1994 to May 1998. He received his B.A. from Stanford University and his J.D. from Stanford Law School.

    James Castleberry has served as our Executive Vice President and Chief Financial Officer since November 1998. From April 1992 to November 1998, Mr. Castleberry served as Senior Vice President and Chief Financial Officer of BDK Holdings, Inc., a producer and distributor of kitchen and bath textile products. He also served as Chief Operating Officer of BDK from January 1998 to November 1998. Mr. Castleberry is a Certified Public Accountant. He received his B.S. from San Diego State University.

    Donald S. Perkins will become a member of the board of directors upon completion of this offering. Mr. Perkins served as Chairman and Chief Executive Officer of Jewel Companies, Inc., a national grocery chain, from 1970 until his retirement in 1983. He is a director of AON Corporation, Cummins Engine Company, Inc., Lucent Technologies Inc., Nanophase Technologies Corporation and Ryerson Tull, Inc. Mr. Perkins received his B.A. from Yale University and his M.B.A. from Harvard Business School.

    Cyrus F. Freidheim, Jr. will become a member of the board of directors upon completion of this offering. Mr. Freidheim has served as Vice-Chairman for Booz-Allen & Hamilton, a strategic consulting firm, since 1966. He is a director of Household International, Inc. and MicroAge, Inc. He is also a member of the compensation committee of MicroAge. Mr. Friedheim received his B.S. from the University of Notre Dame and his M.S. from Carnegie Mellon University.

    Ross Berner, one of our founders, has served as a member of the board of directors since our inception. Mr. Berner was the co-founder of United Road Services, Inc., a motor vehicle and equipment towing and transport company. Mr. Berner served as United Road's Co-Chief Acquisition Officer from July 1997 to May 1998. From November 1993 to December 1997, he served as Vice President, Equity Sales and Trading, for Salomon Brothers, Inc. Mr. Berner received his B.A. from Northwestern University and his M.B.A. from Columbia University.

    John Breznikar will become a member of the board of directors upon completion of this offering. Mr. Breznikar has been the President of East Bay Restaurant Supply, Inc. since 1985. He received his B.A. from Santa Clara University.

    Mark Levy will become a member of the board of directors upon completion of this offering. Since June 1998, Mr. Levy has been Managing Partner of Alexander Capital Group, a private equity investment fund. Mr. Levy was a co-founder of Levy Restaurants, a foodservice organization, and from 1978 to June 1998, served as its Vice-Chairman. Levy Restaurants includes a network of restaurants, an organization that provides food service operations at sports and entertainment facilities, and a consulting and advisory services group. He currently serves as a director of Dave & Buster's, Inc. Mr. Levy received his B.A. from the University of Missouri and his M.B.A. from Washington University.

    Mark McKinney, one of our founders, has served as a member of the board of directors since our inception. Mr. McKinney was the co-founder of United Road Services, Inc., a motor vehicle and equipment towing and transport company. Mr. McKinney served as United Road's Co-Chief Acquisition Officer from July 1997 to May 1998. From December 1996 to September 1997, he served as a portfolio manager for Berger Associates, a mutual fund company. From April 1992 to December 1996, Mr. McKinney served as a portfolio manager for Farmers Group, an insurance company. Mr. McKinney received his B.A. from UCLA and his M.B.A. from the University of Southern California.

    Jerry K. Pearlman will become a member of the board of directors upon completion of this offering. Mr. Pearlman served as Chairman and Chief Executive Officer of Zenith Electronics Corporation, an electronics manufacturer, from 1984 until his retirement in 1995. He is a director of Smurfit-Stone Container Corporation and Ryerson Tull, Inc. and serves on the compensation committee of both of those entities. He received his A.B. from Princeton University and his M.B.A. from Harvard Business School.

    Chuck Rothkopf will become a member of the board of directors upon completion of this offering. Mr. Rothkopf is the President of Economy Restaurant Fixtures, Inc. and has been with that company since 1976. Mr. Rothkopf received his B.A. from Hofstra University.

    Kenneth W. Slutsky will become a member of the board of directors upon completion of this offering. Since 1993, Mr. Slutsky has served as Vice-Chairman of Candle Corporation, a provider of systems management software. He received his B.A. from Bowdoin College and his J.D. from the Emory University School of Law.

Committees of the Board of Directors

    The board of directors intends to establish an audit and finance committee and a compensation and governance committee after this offering. The audit and finance committee will:

  . make recommendations to the board concerning the independent auditors that conduct annual examinations of our accounts

  . review the scope of our annual audit and meet periodically with the independent auditors to review their findings and recommendations

  . approve significant accounting policies or changes to existing policies

  . periodically review our principal internal financial controls

  . review our annual budget

    The compensation and governance committee will review the compensation of our executive officers and make recommendations regarding compensation. The committee will also make recommendations regarding the election of officers and director nominations to the board of directors.

Compensation of Directors

    Upon completion of this offering, we expect to grant each director who is not an officer, employee or consultant an option to purchase 20,000 shares of common stock at 90% of the initial public offering price. All directors are reimbursed for expenses incurred in attending meetings of the Board or committees thereof. We have also granted Mr. Richman options to purchase 107,500 common shares at an exercise price of $4.25 per share.

Executive Compensation; Employment Agreements

    We have not conducted any operations other than activities related to the acquisitions of our companies and this offering. Our chief executive officer during 1998 did not receive any compensation. Further, no executive officer received compensation in 1998 in excess of $100,000. We entered into employment agreements with Mr. Laverty and Mr. Castleberry, dated July 20, 1998 and November 16, 1998, respectively. Each executive will receive a base salary and will receive an annual performance bonus if and as determined by the board of directors. Mr. Laverty's base salary is $200,000 and Mr. Castleberry's is $175,000. The initial term of each employment agreement is three years, but it may be terminated by either party prior to the end of the term. If either Mr. Laverty or Mr. Castleberry is terminated without cause, he will be paid a severance amount payable in accordance with our regular pay schedule equal to his base salary for the following periods: Mr. Laverty--for the remainder of the term of his employment agreement; Mr. Castleberry--for one year.

1998 Stock Option Plan

    Our 1998 Stock Option Plan is intended to provide our directors, officers, employees and consultants with an opportunity to invest in our company. We expect the stock option plan to advance our interests and the interests of our stockholders by enabling us to attract and retain qualified personnel. The stock option plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and nonqualified stock options. Prior to the completion of this offering, we will amend the stock option plan to amend the maximum number of shares of common stock that may be subject to options granted under the stock option plan to an aggregate of 2,000,000 shares. Shares of common stock that are attributable to options that have expired or been terminated, cancelled or forfeited shall be available for issuance in connection with future grants. The compensation and governance committee will administer the stock option plan. The committee will select the individuals who will receive options and establish the terms and conditions of those options.

    Upon completion of this offering, 847,487 shares of common stock will be subject to options granted under the stock option plan. This includes
325,995 shares (assuming an initial public offering price of $11.00 per share) at an exercise price equal to 90% of the initial offering price that we will grant to employees of our companies upon completion of this offering. Upon completion of this offering, we also expect to grant an aggregate of 100,000 shares to five of our directors at an exercise price equal to 90% of the initial public offering price. These options generally will vest over three years and will expire five years from the date of grant. We have granted options to purchase a total of 472,500 shares of common stock to officers, directors, consultants and persons who have agreed to serve as directors. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

Organization of DirectChef

    In July 1998, in connection with our formation, we issued and sold shares of our common stock to directors, persons who have agreed to serve as directors, officers and members of their immediate families. We sold common stock in the following amounts:

  .  107,500 shares to Mr. Richman for cash consideration of $500

  .  430,000 shares to Mr. Laverty for cash consideration of $2,000

  .  537,500 shares to Mr. Berner for cash consideration of $2,500

  .  537,500 shares to Mr. McKinney for cash consideration of $2,500

  . 21,500 shares to Scott Freidheim, the son of Cyrus F. Freidheim, Jr., for cash consideration of $100

One-half of the shares purchased by Mr. Laverty may be repurchased by us if Mr. Laverty voluntarily terminates his employment with us or is terminated for cause during the 18 months after the completion of this offering.

    In September 1998 and January 1999, we issued and sold an aggregate of 97,649 shares of our Series A Preferred Stock to persons who have agreed to serve as directors and members of their immediate families and to members of the immediate family of an officer.

    Between July 1998 and November 1998, we granted the following options to purchase shares of our common stock to directors, persons who have agreed to serve as directors and officers:

  . option to purchase 107,500 shares to Mr. Richman at an exercise price of $4.25 per share

  . option to purchase 215,000 shares to Mr. Laverty at an exercise price of $0.01 per share

  . option to purchase 130,000 shares to Mr. Castleberry at an exercise price of $4.25 per share

All of the shares underlying Mr. Richman's option vested on the date the option was granted. One hundred seven thousand five hundred of the shares underlying Mr. Laverty's option will vest as of the filing of this registration statement with the Securities and Exchange Commission, and the remaining 107,500 shares will vest in January 2001. Sixty-five thousand of the shares underlying
Mr. Castleberry's option will vest upon completion of this offering, and the remaining 65,000 shares will vest in May 2000.

    At the same time as we complete this offering, each of our companies will merge with or be acquired by us or one of our subsidiaries. We will pay an aggregate of $41,413,157 in cash and 1,269,070 shares of common stock. We will also assume approximately $3.3 million in outstanding indebtedness of our companies.

    The completion of each acquisition is subject to customary conditions. These conditions include, among other things:

  . the continuing accuracy on the closing date of the acquisitions of our representations and warranties and the representations and warranties of each of our companies and their principal shareholders

  . the performance by each of the companies, their shareholders and us of all covenants included in the agreements relating to the acquisitions of our companies

  . the non-existence of a material adverse change in the business, financial condition or results of operations of each of our companies

There can be no assurance that the conditions to closing of the acquisitions of our companies will be satisfied or waived or that the acquisitions of our companies will be consummated.

    The following table sets forth the consideration we will pay for each of our companies and the total debt that we would have assumed as of March 31, 1999:

                                                      Shares of           Total
   Name                                              Common Stock  Cash    Debt
   ----                                              ------------ ------- ------
                                                                  (In thousands)
   Raygal..........................................     116,667   $12,600 $    0
   East Bay........................................     263,021     9,469    455
   Economy.........................................     343,678    10,826    227
   Curtis..........................................     270,833     3,250    936
   Bintz...........................................     191,538     4,268  1,379
   Castino.........................................      83,333     1,000    349
                                                      ---------   ------- ------
     Total.........................................   1,269,070   $41,413 $3,346
                                                      =========   ======= ======

    In connection with the acquisitions and as consideration for their interests in our companies, the following executive officers, persons who have agreed to serve as directors, and holders of more than 5% of the outstanding shares of our common stock upon completion of the acquisitions of companies will receive cash and shares of common stock:

                                                      Shares of
   Name                                              Common Stock      Cash
   ----                                              ------------ --------------
                                                                  (In thousands)
   John Breznikar...................................    93,750        $3,375
   Chuck Rothkopf...................................   171,839         5,413
   Mike Weinstock...................................   171,839         5,413

    In addition, payments will be made by or to us pursuant to the acquisition agreements. Within 90 days after completion of the acquisitions, we will pay the shareholders of Economy, Messrs. Rothkopf and Weinstock, an amount equal to the net income of Economy for the period January 1, 1999 through the completion date. This amount will be reduced by the amount of rebate income of Economy earned during that same period that is included in its net income. On May 31, 2000, we will pay Messrs. Rothkopf and Weinstock the amount of rebates earned during the period from January 1, 1999 through the completion date. We are required to pay to a shareholder of Raygal within 90 days after completion of the acquisitions the amount by which Raygal's adjusted working capital balance exceeds a specified amount. Within the same 90-day period, we are required to pay the stockholders of East Bay, including Mr. Breznikar, an amount equal to the net income of East Bay, after taxes, for the period from October 1, 1998 to the completion of the acquisitions. Based on the March 31, 1999 financial statements of the companies entitled to these payments, the estimated aggregate amount payable pursuant to these provisions of the acquisition agreements is approximately $2.0 million.

    On or before March 31, 2000, the shareholders of Curtis are required to repay us an amount, not to exceed $650,000, if the pre-tax earnings attributable to the Curtis operations for 1999 are less than $850,000. We will hold back approximately $325,000 from the aggregate consideration payable to the shareholder of Castino, a proportionate amount of which will be paid to the Castino shareholder to the extent that pre-tax earnings goals of $50,000 attributable to the Castino operations for the months March 1999 through May 1999 are satisfied.

    Pursuant to the agreements entered into in connection with the acquisitions of our companies, the shareholders of our companies have agreed not to compete with us in certain defined businesses for a period of four years from the date of completion of this offering.

    Some of the stockholders of our companies, including the stockholders who will become directors or five percent stockholders following the acquisitions, have personally guaranteed debt that we are assuming. We are required to obtain the release of these guaranties in connection with the acquisitions.

Transactions Involving Certain Directors and Principal Shareholders

    Economy's operating results for 1998 included approximately $450,000 of rebates on products sold. Economy expects to receive those rebates in 1999 and pay them out to its shareholders as received. Economy will issue a note payable to its shareholders in respect of any such accrued rebates that are not received prior to the closing. We are required to pay out any of these rebates received after the completion of the acquisitions. Economy had notes payable from its shareholders of $119,000 at December 31, 1997, and in 1998 distributed these notes, then having an aggregate balance of $115,000, to its shareholders.

    Mr. Breznikar, through entities in which he is a partner or member, as the case may be, leases two facilities to East Bay in Oakland, California. One of the facilities is comprised of two separate parcels of property. In addition, a partnership in which Mr. Breznikar is a partner leases equipment to East Bay. In fiscal 1998, 1997 and 1996, East Bay made lease payments in the aggregate amounts of $224,000, $193,000 and $193,000, respectively, with respect to these real and personal property leases. We will lease the two facilities from those entities by entering into two leases effective as of the closing. The leases provide for initial annual lease payments in the aggregate of approximately $358,000. In addition, we will lease the equipment East Bay currently leases by entering into a new lease with Mr. Breznikar's partnership providing for initial annual lease payments of $85,000.

    In February 1999, East Bay paid the outstanding balance of $175,000 on notes payable to Mr. Breznikar.

    We are entering into employment agreements with Messrs. Breznikar and Weinstock, and a consulting agreement with Mr. Rothkopf, in connection with the acquisitions of their companies. We will also enter into a consulting agreement with Mr. Berner. The consulting agreements with Messrs. Rothkopf and Berner require them to provide consulting services in connection with future acquisitions. Messrs. Rothkopf and Berner will receive a consulting fee equal to one percent of the purchase price of any acquisition resulting from their services with a maximum fee of $100,000 for any single acquisition. They will also receive reimbursement of their expenses.

Company Policy

    We anticipate that there will be a minimal amount of future transactions between us and any of our directors, officers, employees or affiliates. These transactions will be approved in advance by a majority of disinterested members of the board of directors. We further expect that these transactions would be on terms comparable to those available from independent entities.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of common stock. The information set forth assumes the issuance of shares of our common stock in connection with the acquisitions of our companies and the conversion of all shares of Series A Preferred Stock upon completion of this offering for (1) each person who is known by us to beneficially own more than five percent (5%) of our outstanding shares of common stock, (2) each of our directors and persons who have agreed to serve as directors, (3) each of our executive officers and (4) all directors, persons who have agreed to serve as directors and executive officers as a group. Included within the stated number of shares owned are shares that may be obtained under presently exercisable options in the amount of 107,500 shares for each of Messrs. Laverty and Richman and 65,000 shares for Mr. Castleberry. Unless we tell you otherwise, we believe that the beneficial owners of the securities listed below, based on information provided to us by them, have sole investment and voting power with respect to the common stock shown below as being beneficially owned by them, subject to community property laws where applicable.

                                                                   Percent
                                                              -----------------
                                                    Number of  Before   After
Name of Beneficial Owner                             Shares   Offering Offering
------------------------                            --------- -------- --------
Roger M. Laverty...................................   537,500   16.1%     5.6%
Ross Berner........................................   533,500   16.5      5.6
Mark McKinney(1)...................................   523,400   16.2      5.5
John M. Richman....................................   215,000    6.5      2.2
Chuck Rothkopf(2)..................................   171,839    5.3      1.8
Mike Weinstock.....................................   171,839    5.3      1.8
John Breznikar.....................................   134,927    4.2      1.4
James Castleberry..................................    65,000    2.0        *
Donald S. Perkins..................................    23,530      *        *
Cyrus F. Freidheim, Jr.............................    11,765      *        *
Mark Levy..........................................         0      *        *
Jerry K. Pearlman..................................         0      *        *
Kenneth W. Slutsky.................................         0      *        *
All directors, persons who have agreed to serve as
  directors and executive officers as a group
  (12 persons)..................................... 2,216,461   63.2     22.7

--------
 *  Indicates beneficial ownership of less than one percent.
(1) Includes 4,700 shares held by Mr. McKinney's daughter.
(2) These shares are held by The Rothkopf Revocable Trust, of which Mr. Rothkopf is a trustee.

                          DESCRIPTION OF CAPITAL STOCK

General

    Our authorized capital stock consists of 45,000,000 shares of capital stock, including 40,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. Upon completion of the acquisitions of our companies and this offering, there will be 9,474,919 shares of common stock and no shares of preferred stock outstanding. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are included as exhibits to the registration statement of which this prospectus is a part. Each of these documents contain more specific information regarding stockholder rights. The following discussion sets forth the material features of our capital stock.

Common Stock

    The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. This entitlement to dividends is subject to preferences that may be applicable to any outstanding shares of preferred stock that may be issued. See "Dividend Policy." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Preferred Stock

    Our board of directors has the authority, without action by the stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Our board also has the authority to designate the dividend rate, voting rights and other rights, preferences and restrictions of each series, any or all of which may exceed those of the common stock. We have no present plans to issue any shares of preferred stock.

    One of the effects of undesignated preferred stock may be to enable the board to discourage an attempt to obtain control of us via a tender offer, proxy contest, merger or other means. Another effect is to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of holders of common stock. For example, preferred stock we issue may rank prior to the common stock as to dividend rights, liquidation preference or both. The preferred stock also may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Classified Board of Directors; Filling Vacancies

    Our Amended and Restated Certificate of Incorporation provides that the board shall be divided into three classes. The certificate also provides that the number of directors in each class shall be as nearly equal as is possible based upon the number of directors constituting the entire board. The certificate effectively provides that:

  . the term of office of the first class will expire at the first annual meeting of stockholders following the date of this prospectus

  . the term of office of the second class will expire at the second annual meeting of stockholders following the date of the prospectus

  . the term of office of the third class will expire at the third annual meeting of stockholders following the date of this prospectus

At each annual meeting of stockholders, successors to directors of the class whose term expires at that meeting will be elected to serve for three-year terms or until their successors are duly elected and qualified.

    The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the board. This delay may help to provide the board with sufficient time to analyze an unsolicited proxy contest, a tender or exchange offer or any other extraordinary corporate transaction.

    Under Delaware law, unless otherwise provided in a company's certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Amended and Restated Certificate of Incorporation does not provide otherwise. However, vacancies may occur on the board due to newly created directorships resulting from an increase in the authorized number of directors or due to the death, resignation, retirement, disqualification or removal of directors or any other cause. Unless there are no directors in office, these vacancies may be filled only by the board, not by the stockholders, subject to any rights granted holders of preferred stock. The board may fill these vacancies provided that a quorum is then in office and present or, if less than a quorum is then in office, by a majority of the directors then in office. If only one director remains in office then the vacancies may be filled by the sole remaining director. As a result, the board could prevent any stockholder from enlarging the board and filling the new directorships with such stockholder's own nominees.

    The provisions of our certificate described above may have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to gain control of us, even though these attempts might be beneficial to us or to our stockholders. These provisions also may have the effect of discouraging a third party from attempting to change the composition or policies of the board. These provisions of the certificate could thus increase the likelihood that incumbent directors will retain their positions.

Stockholder Meeting Provisions

    The Amended and Restated Certificate of Incorporation and Bylaws provide that, subject to the rights of any holders of preferred stock, only a majority of the board or the Chief Executive Officer will be able to call a special meeting of stockholders. Following this offering, stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the board, except at an annual meeting.

    The bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting of stockholders. The notice procedure provides that, subject to the rights of any holders of preferred stock, only persons who are properly nominated will be eligible for election as director. To be properly nominated, a person must be nominated by or at the direction of the board, any committee appointed by the board or by a stockholder who has given timely written notice of such nomination to our secretary prior to the meeting at which directors are to be elected. The notice procedure also provides that at an annual meeting only such business may be conducted as properly has been brought before the meeting. This can be done by, or at the direction of, the board, any committee appointed by the board, or by a stockholder who has given timely written notice to our secretary of his intention to bring such business before the meeting. Under the notice procedure, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by us not less than 75 days nor more than 90 days prior to the scheduled date of the meeting. If less than 70 days' notice or prior public disclosure of the date of the meeting is given, then the notice must be given no later than the 15th day following the earlier of the day the notice was mailed or the day the public disclosure was made. These notices must contain specified information as described in the bylaws.

    The notice procedure affords the board an opportunity to consider the qualifications of proposed director nominees or the merit of stockholder proposals and, to the extent deemed appropriate by the board, to inform stockholders about those matters. The notice procedure also provides a more orderly process for conducting annual meetings of stockholders.

    The Bylaws do not give the board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action. Nevertheless, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals. These provisions also may have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. The provisions may have these effects regardless of whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Delaware Law

    We are a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a "business combination" with a Delaware corporation for three years following the date on which the person became an interested stockholder. This prohibition is subject to exceptions, such as the approval of the business combination by the board of directors and the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of Section 203 would be expected to have an anti-takeover effect. For example, its existence would possibly inhibit takeover attempts that might result in a premium over the market price being paid for the shares of common stock held by stockholders.

Limitation of Liability and Indemnification Matters

    Pursuant to the provisions of the Delaware General Corporation Law, we have adopted provisions in our Amended and Restated Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director, except for liability as a result of:

  . a breach of the director's duty of loyalty to us or our stockholders

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

  . an act related to an unlawful stock repurchase or payment of a dividend under Section 174 of the Delaware General Corporation Law

  . transactions from which the director derived an improper personal benefit.

    This limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Nevertheless, this charter provision may have the effect of reducing the likelihood of derivative litigation being instituted against members of the board. Furthermore, it may discourage or deter our stockholders or management from bringing a lawsuit against board members for breaches of fiduciary duty, even though such an action, if successful, might benefit us and our stockholders.

    Our Bylaws require us to indemnify our officers and directors and permit us to indemnify our other agents, by agreement or otherwise, to the fullest extent permitted under Delaware law. We intend to enter into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify the officers and directors against liabilities, other than liabilities arising from willful misconduct of a culpable nature, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the officers and directors as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

Transfer Agent

    Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the acquisitions of our companies and this offering, 9,474,919 shares of common stock will be outstanding. The 6,250,000 shares of common stock we are offering, other than shares purchased by our affiliates, will be freely tradeable without restriction or further registration under the Securities Act. The remaining shares may not be resold except in transactions registered under the Securities Act, or pursuant to an available exemption from registration. We and each of our officers, directors, persons who have agreed to serve as directors and stockholders have agreed not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of six months after the date of this prospectus without the prior written consent of BancBoston Robertson Stephens. In addition, the stockholders of our companies have agreed not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, the shares they acquire in connection with the acquisitions of our companies for a period of one year after the date of this prospectus. During the lock-up period, we will be permitted to grant options to purchase shares of common stock pursuant to our stock option plan, issue shares of common stock upon the exercise of options granted pursuant to our stock option plan, and issue shares of common stock to finance acquisitions.

    During the lock-up period, we have agreed not to file any registration statement with respect to any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without BancBoston Robertson Stephens's prior written consent, except for the registration of shares of common stock to be issued upon the exercise of stock options under our stock option plan. After completion of this offering, options to purchase 847,487 shares of common stock will be outstanding and an additional 1,152,513 shares of common stock will be reserved for issuance pursuant to our stock option plan. We intend to register under the Securities Act all of the shares of common stock underlying such options.

    We have provided registration rights to some of our stockholders, which means that those stockholders may sell their shares as part of our registered public offerings. Those stockholders may also require that we register their shares for a public offering. No stockholder has the right to include shares in this initial public offering.

    We cannot predict the effect, if any, that future sales of shares of common stock, or the availability of shares for future sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock in the market after this offering could adversely affect prevailing market prices for the common stock and could adversely affect the trading price of our common stock and our ability to raise additional capital in the future.

                                  UNDERWRITING

    The underwriters named below, acting through their representatives, BancBoston Robertson Stephens Inc., The Robinson-Humphrey Company, LLC and Thomas Weisel Partners LLC, have severally agreed with us, subject to the terms and conditions set forth in the underwriting agreement, to purchase from us the number of shares of common stock set forth opposite their names below. The underwriters are committed to purchase and pay for all such shares if any are purchased.

                                                                        Number
   Underwriter                                                         of Shares
   -----------                                                         ---------
   BancBoston Robertson Stephens Inc.................................
   The Robinson-Humphrey Company, LLC................................
   Thomas Weisel Partners LLC........................................
                                                                       ---------
     Total...........................................................  6,250,000
                                                                       =========

    The representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public on the terms set forth on the cover page of this prospectus. The underwriters may allow selected dealers a concession of not more than $0.XX per share; and the underwriters may allow, and the dealers may reallow, a concession of not more than $0.XX per share to other dealers. After this offering, the initial public offering price and other selling terms may be changed by the representatives. The common stock is offered subject to receipt and acceptance by the underwriters, and to other conditions, including the right to reject orders in whole or in part.

    Over-allotment Option. We have granted to the underwriters an option, exercisable for the 30-day period immediately following the date of this prospectus, to purchase up to a maximum of 937,500 additional shares of common stock to cover over-allotments, if any, at the same price per share as the initial shares to be purchased by the underwriters. To the extent that the underwriters exercise this over-allotment option, they will be committed, subject to closing conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The underwriters may purchase these shares only to cover over-allotments made in connection with this offering.

    Indemnity. The underwriting agreement contains covenants of indemnity among the underwriters and us against civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

    Lock-up Agreements. We and each of our officers, directors, persons who have agreed to serve as directors and stockholders have agreed not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of 180 days after the date of this prospectus without the prior written consent of BancBoston Robertson Stephens Inc. The restrictions described in the previous paragraph do not apply to:

  . the sale to the underwriters of the shares of common stock under the underwriting agreement

  . the grant by us of options to purchase shares of common stock pursuant to our stock option plan or the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus which is described in the prospectus

  . the issuance by us of shares of common stock to finance acquisitions

    In addition, the former stockholders of our companies have agreed with us not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any of the shares they acquire in connection with the acquisitions of our companies for a period of one year after the date of this prospectus.

    The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    Stabilization. The Representatives have advised us that, pursuant to Regulation M under the Securities Act, some persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or the purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with this offering if the common stock originally sold by that underwriter or syndicate member is purchased by the Representatives in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or syndicate member. The Representatives have advised us that these transactions may be effected on the Nasdaq National Market or otherwise, and, if commenced, may be discontinued at any time.

    No Prior Public Market. Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for the common stock offered hereby will be determined through negotiations between us and the Representatives. Among the factors to be considered in the negotiations are prevailing market conditions, our financial information, market valuations of other companies that we and the Representatives believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

    New Underwriter. Thomas Weisel Partners LLC, one of the representatives of the underwriters, was organized and registered as a broker-dealer in December 1998. Since December 1998, Thomas Weisel Partners has been named as a lead or co-manager on 20 filed public offerings of equity securities, of which seven have been completed, and has acted as a syndicate member in an additional ten public offerings of equity securities. Thomas Weisel Partners does not have any material relationship with us or any of our officers, directors or other controlling persons, except with respect to its contractual relationship with us pursuant to the underwriting agreement entered into in connection with this offering.

                                 LEGAL MATTERS

    The legality of the common stock we are offering will be passed on by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Palo Alto, California. A partnership of directors of Howard, Rice own in the aggregate 8,236 shares of our Series A Preferred Stock. The legality of the common stock will be passed on for the underwriters by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

    Our financial statements and those of each of our companies included in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon Arthur Andersen's authority as an expert in accounting and auditing in giving said reports.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act, with respect to the common stock we are offering for sale. While the prospectus, which forms a part of the registration statement, contains the information that we think is material relative to this offering, it does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement. Copies of the registration statement may be examined without charge at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of fees prescribed by the Commission. The Commission maintains a World Wide Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the Commission. The address of such World Wide Web site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
DIRECTCHEF, INC. AND FOUNDING COMPANIES

  Unaudited Pro Forma Combined Financial Statements--Basis of
    Presentation.........................................................   F-3
  Unaudited Pro Forma Combined Balance Sheets............................   F-4
  Unaudited Pro Forma Combined Statements of Operations..................   F-5
  Notes to Unaudited Pro Forma Combined Financial Statements.............   F-7

DIRECTCHEF, INC.

  Report of Independent Public Accountants...............................   F-9
  Balance Sheet..........................................................  F-10
  Statement of Operations................................................  F-11
  Statements of Stockholders' Equity.....................................  F-12
  Statement of Cash Flows................................................  F-13
  Notes to Financial Statements..........................................  F-14
  Balance Sheets.........................................................  F-18
  Statement of Operations................................................  F-19
  Statement of Stockholders' Equity......................................  F-20
  Statement of Cash Flows................................................  F-21
  Notes to Condensed Financial Statements................................  F-22

FOUNDING COMPANIES

RAYGAL, INC.

  Report of Independent Public Accountants...............................  F-23
  Balance Sheets.........................................................  F-24
  Statements of Income...................................................  F-25
  Statements of Stockholders' Equity.....................................  F-26
  Statements of Cash Flows...............................................  F-27
  Notes to Financial Statements..........................................  F-28
  Balance Sheets.........................................................  F-33
  Statements of Income...................................................  F-34
  Statement of Stockholders' Equity......................................  F-35
  Statements of Cash Flows...............................................  F-36
  Notes to Financial Statements..........................................  F-37

EAST BAY RESTAURANT SUPPLY, INC.

  Report of Independent Public Accountants...............................  F-39
  Balance Sheets as of September 30, 1998 and 1997.......................  F-40
  Statements of Income for the Years Ended September 30, 1998, 1997 and
    1996.................................................................  F-41
  Statements of Stockholders' Equity for the Years Ended September 30,
    1998, 1997 and 1996..................................................  F-42
  Statements of Cash Flows for the Years Ended September 30, 1998, 1997
    and 1996.............................................................  F-43
  Notes to Financial Statements..........................................  F-44
  Balance Sheets as of March 31, 1999 and September 30, 1998.............  F-49
  Statements of Income for the Six Months Ended March 31, 1999 and 1998..  F-50
  Statement of Stockholders' Equity for the Six Months Ended March 31,
    1999.................................................................  F-51
  Statements of Cash Flows for the Six Months Ended March 31, 1999 and
    1998.................................................................  F-52
  Notes to Condensed Financial Statements................................  F-53


                                                                           Page
                                                                           -----
ECONOMY RESTAURANT FIXTURES, INC.

  Report of Independent Public Accountants...............................   F-54
  Balance Sheets.........................................................   F-55
  Statements of Income...................................................   F-56
  Statements of Stockholders' Equity.....................................   F-57
  Statements of Cash Flows...............................................   F-58
  Notes to Financial Statements..........................................   F-59
  Balance Sheets.........................................................   F-64
  Statements of Income...................................................   F-65
  Statement of Stockholders' Equity......................................   F-66
  Statements of Cash Flows...............................................   F-67
  Notes to Condensed Financial Statements................................   F-68

CURTIS RESTAURANT EQUIPMENT, INC.

  Report of Independent Public Accountants...............................   F-69
  Balance Sheets.........................................................   F-70
  Statements of Income...................................................   F-71
  Statements of Stockholders' Equity.....................................   F-72
  Statements of Cash Flows...............................................   F-73
  Notes to Financial Statements..........................................   F-74
  Balance Sheets.........................................................   F-81
  Statements of Income...................................................   F-82
  Statement of Stockholders' Equity......................................   F-83
  Statements of Cash Flows...............................................   F-84
  Notes to Condensed Financial Statements................................   F-85

BINTZ DISTRIBUTING CO.

  Report of Independent Public Accountants...............................   F-86
  Balance Sheets.........................................................   F-87
  Statements of Operations...............................................   F-88
  Statements of Stockholders' Equity.....................................   F-89
  Statements of Cash Flows...............................................   F-90
  Notes to Financial Statements..........................................   F-92
  Balance Sheets.........................................................   F-98
  Statements of Operations...............................................   F-99
  Statement of Stockholders' Equity......................................  F-100
  Statements of Cash Flows...............................................  F-101
  Notes to Financial Statements..........................................  F-102

CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

  Report of Independent Public Accountants...............................  F-103
  Balance Sheets.........................................................  F-104
  Statements of Income...................................................  F-105
  Statements of Stockholder's Equity.....................................  F-106
  Statements of Cash Flows...............................................  F-107
  Notes to Financial Statements..........................................  F-108
  Balance Sheets.........................................................  F-114
  Statements of Income...................................................  F-115
  Statement of Stockholders' Equity......................................  F-116
  Statements of Cash Flows...............................................  F-117
  Notes to Condensed Financial Statements................................  F-118

                    DIRECTCHEF, INC. AND FOUNDING COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

    DirectChef will consummate the acquisitions of the founding companies simultaneously with consummation of this offering. All of the acquisitions will be accounted for using the purchase method of accounting. DirectChef has been identified as the accounting acquirer, in accordance with Staff Accounting Bulletin ("SAB") 97 for financial statement presentation purposes since its former common stockholders will have the largest portion of the voting rights of the combined corporation.

    The unaudited pro forma combined statement of operations gives effect to the acquisitions of the founding companies and consummation of this offering as if these events occurred at the beginning of each period presented. The unaudited pro forma combined balance sheet gives effect to these transactions as if they occurred on March 31, 1999.

    To the extent the owners of the founding companies have contractually agreed to reductions in salary, bonuses and benefits and rent, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, DirectChef has not and cannot quantify these savings until completion of the acquisitions. It is anticipated that these savings will be offset in part by costs related to DirectChef's new corporate management and by the costs associated with being a public company. However, because these costs cannot be quantified at this time, they have not been included in the unaudited pro forma combined financial statements of the Company.

    The pro forma adjustments are based on estimates, available information and certain assumptions, and may be revised, as additional information becomes available. The pro forma financial information does not purport to represent what DirectChef's financial position or results of operations would actually have been had such transactions occurred on these dates and are not necessarily representative of DirectChef's financial position or results of operations for any future period. Since the founding companies were not under common control or management during the periods presented, historical combined results may not be comparable to, or indicative of, future performance. See "Risk Factors" included elsewhere herein. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                             DIRECTCHEF, INC.

               UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

                              March 31, 1999

                              (In thousands)

                                                                                   Pro Forma            Pro
                                                                                  Acquisition          Forma
                          DirectChef Raygal EastBay Economy Curtis Bintz  Castino Adjustments         Combined
                          ---------- ------ ------- ------- ------ ------ ------- -----------         --------
         ASSETS
Cash and cash
 equivalents............    $  214   $1,247 $    2  $  310  $  --  $  --  $    5    $20,774 (a)(b)(c) $22,552
Accounts receivable,
 net....................       --       --   3,313   2,197   3,591  2,797    638        --             12,536
Contracts receivable....       --     4,799    --      --      --     --     --         --              4,799
Related party notes
 receivable.............       --        77    --      --      --     --     --         (77)(c)           --
Costs and estimated
 earnings in excess of
 billings...............       --     1,859    --      --      --     --     --         --              1,859
Inventories.............       --       --   2,415   3,422   1,078  1,027    637        593 (b)         9,172
Deferred tax asset......       --       --     195     --      --     --      14        --                209
Prepaid expenses and
 other current assets...     1,651      595    170      90      82     17     36     (1,651)(a)           990
                            ------   ------ ------  ------  ------ ------ ------    -------           -------
  Total Current Assets..     1,865    8,577  6,095   6,019   4,751  3,841  1,330     19,639            52,117
Property, plant and
 equipment, net.........       --       279    360     194     229    339    158        --              1,559
Related party notes
 receivable.............       --       --     --      --      --     --      89        (89)(c)           --
Goodwill, net...........       --       --     --      --      --     --     --      44,665 (b)(d)     44,665
Deferred tax asset......       --       --     --      --      --     --      37        --                 37
Other assets............       --        81    247      44     159             8        --                539
                            ------   ------ ------  ------  ------ ------ ------    -------           -------
Total Assets............    $1,865   $8,937 $6,702  $6,257  $5,139 $4,180 $1,622    $64,215           $98,917
                            ======   ====== ======  ======  ====== ====== ======    =======           =======
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Short term borrowings...    $  --    $  --  $  370  $  --   $  900 $1,364 $  210    $   --            $ 2,844
Accounts payable........       --     3,925  2,568   2,416   1,324    857    545        --             11,635
Accrued liabilities.....       856      314  1,426     342     140    193    164      (856)(a)          2,579
Customer deposits.......       --       --     224     827     --     118    191        --              1,360
Deferred tax liability..       --       --       3     --      200    --     --         --                203
Billings in excess of
 costs and estimated
 earnings...............       --     1,550    --      --      --     --     --         --              1,550
Current portion of
 related party notes
 payable................       --       --      21     --      --     --     --         (21)(c)           --
Current portion of notes
 payable................       --       --      28     206      16      8     50        --                308
Current portion of
 obligations under
 capital leases.........       --       --     --      --       46      7    --         --                 53
Other...................       --       134    --      --      261    --     --       2,440 (d)         2,835
                            ------   ------ ------  ------  ------ ------ ------    -------           -------
  Total Current
   Liabilities..........       856    5,923  4,640   3,791   2,887  2,547  1,160      1,563            23,367
Related party notes
 payable................       --       --     --      --      --     --     --         --                --
Notes payable, excluding
 current portion........       --       --      57      21      20      7     89        --                194
Obligations under
 capital leases,
 excluding current
 portion................       --       --     --      --       35      1    --         --                 36
                            ------   ------ ------  ------  ------ ------ ------    -------           -------
Total Liabilities.......       856    5,923  4,697   3,812   2,942  2,555  1,249      1,563            23,597
Stockholders' Equity
 Preferred stock........       --       --     --      --      --     --     --         --                --
 Common stock...........         2       10     90       5      58    350      4       (510)(a)(b)          9
 Additional paid-in-
  capital...............     1,313      --     --      --      --     --     --      74,304 (a)(b)     75,617
 Retained earnings
  (accumulated
  deficit)..............      (306)   3,004  1,915   2,440   2,139  1,275    369    (11,142)(a)          (306)
                            ------   ------ ------  ------  ------ ------ ------    -------           -------
  Total Stockholders'
   Equity...............     1,009    3,014  2,005   2,445   2,197  1,625    373     62,652            75,320
                            ------   ------ ------  ------  ------ ------ ------    -------           -------
Total Liabilities and
 Stockholders' Equity...    $1,865   $8,937 $6,702  $6,257  $5,139 $4,180 $1,622    $64,215           $98,917
                            ======   ====== ======  ======  ====== ====== ======    =======           =======

   The accompanying notes are an integral part of these unaudited pro forma combined balance sheets.

                               DIRECTCHEF, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                         Year Ended December 31, 1998
              (In thousands, except share and per share amounts)

                                                                                          Pro Forma
                                              East                                       Acquisition   Pro Forma
                          DirectChef Raygal    Bay    Economy Curtis    Bintz   Castino  Adjustments   Combined
                          ---------- ------- -------  ------- -------  -------  -------  -----------   ---------
Net revenue.............    $ --     $33,038 $29,916  $22,703 $20,279  $17,835  $5,929     $   --      $ 129,700
Cost of revenue.........      --      28,793  23,964   15,976  16,526   14,647   4,386         593 (a)   104,885
                            -----    ------- -------  ------- -------  -------  ------     -------     ---------
  Gross profit..........      --       4,245   5,952    6,727   3,753    3,188   1,543        (593)       24,815
Selling, general and
 administrative
 expenses...............       52      2,520   5,388    5,811   3,103    2,448   1,526        (731)(b)    20,117
Goodwill amortization...      --         --      --       --      --       --      --        1,107 (d)     1,107
                            -----    ------- -------  ------- -------  -------  ------     -------     ---------
Income (loss) from
 operations.............      (52)     1,725     564      916     650      740      17        (969)        3,591
Other income (expense)
  Interest, net.........      --          42     (53)      29    (109)    (125)    (23)        --           (239)
  Other.................      --          39      (2)      46      15        1      29         --            128
                            -----    ------- -------  ------- -------  -------  ------     -------     ---------
Income (loss) before
 income taxes...........      (52)     1,806     509      991     556      616      23        (969)        3,480
Income taxes............      --          17     225       17     218       --       7       1,121 (e)     1,605
                            -----    ------- -------  ------- -------  -------  ------     -------     ---------
Net income (loss).......    $ (52)   $ 1,789 $   284  $   974 $   338  $   616  $   16     $(2,090)    $   1,875
                            =====    ======= =======  ======= =======  =======  ======     =======     =========
Basic earnings per
 share..................                                                                               $    0.20
                                                                                                       =========
Diluted earnings per
 share..................                                                                               $    0.19
                                                                                                       =========
Basic weighted average
 shares outstanding.....                                                                               9,474,919(f)
                                                                                                       =========
Diluted weighted average
 shares outstanding.....                                                                               9,856,042(f)
                                                                                                       =========

The accompanying notes are integral part of these unaudited pro forma combined financial statements

                             DIRECTCHEF, INC.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                For the Three Months Ended March 31, 1999

            (In thousands, except share and per share amounts)

                                                                                        Pro Forma
                                                                                       Acquisition  Pro Forma
                          DirectChef Raygal East Bay Economy  Curtis  Bintz   Castino  Adjustments  Combined
                          ---------- ------ -------- -------  ------  ------  -------  -----------  ---------
Net revenue.............    $ --     $8,198  $7,466  $4,945   $4,305  $4,358  $1,114      $ --      $  30,386
Cost of revenue.........      --      7,324   5,731   3,611    3,486   3,538     824        148 (a)    24,662
                            -----    ------  ------  ------   ------  ------  ------      -----     ---------
  Gross profit..........      --        874   1,735   1,334      819     820     290       (148)        5,724
Selling, general and
 administrative
 expenses...............       56       583   1,626   1,351      739     535     383       (200)(b)     5,073
Other costs.............      198       --      --      --       --      --      --        (198)(c)       --
Goodwill amortization...      --        --      --      --       --      --      --         279 (d)       279
                            -----    ------  ------  ------   ------  ------  ------      -----     ---------
  Income (loss) from
   operations...........     (254)      291     109     (17)      80     285     (93)       (29)          372
Other income (expense)
  Interest, net.........      --          4     (6)     --       (46)    (29)    (4)        --            (81)
  Other.................      --          3     --      --         7     --       27        --             37
                            -----    ------  ------  ------   ------  ------  ------      -----     ---------
Income (loss) before
 income taxes...........     (254)      298     103     (17)      41     256     (70)       (29)          328
Income taxes............      --          3      57       5       17     --      (19)       124 (e)       187
                            -----    ------  ------  ------   ------  ------  ------      -----     ---------
Net income (loss).......    $(254)   $  295  $   46  $  (22)  $   24  $  256  $  (51)     $(153)    $     141
                            =====    ======  ======  ======   ======  ======  ======      =====     =========
Basic earnings per
 share..................                                                                            $    0.01
                                                                                                    =========
Diluted earnings per
 share..................                                                                            $    0.01
                                                                                                    =========
Basic weighted average
 shares outstanding.....                                                                            9,474,919(f)
                                                                                                    =========
Diluted weighted average
 shares outstanding.....                                                                            9,856,042(f)
                                                                                                    =========

The accompanying notes are integral part of these unaudited pro forma combined financial statements

                    DIRECTCHEF, INC. AND FOUNDING COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. General

    DirectChef, Inc. (the "Company") was founded to become a single-source provider of foodservice equipment and supplies to local, regional and national customers in the hospitality industry. DirectChef has conducted no operations to date and will acquire the founding companies simultaneously with and as a condition to the consummation of this offering.

    The historical financial statements reflect the financial position and results of operations of the founding companies and were derived from the respective financial statements of the founding companies included elsewhere herein. The information included in these financial statements for the individual founding companies is as of March 31, 1999 and for the three months ended March 31, 1999 and for the year ended December 31, 1998 with the exception of East Bay for which the information is for the fiscal year ended September 30, 1998. Results of operations for Castino, whose fiscal year ends March 31, are for the twelve months ended December 31, 1998.

2. Acquisitions of Founding Companies

    Simultaneously with and as a condition to consummation of this offering, DirectChef will acquire all of the founding companies. All of the acquisitions will be accounted for using the purchase method of accounting with DirectChef being treated, in accordance with SAB 97, as the accounting acquirer since its former common shareholders will have the largest portion of the voting rights of the combined corporation.

    The following table sets forth the consideration to be paid in cash and in shares of Common Stock to the stockholders of each of the founding companies (without giving effect to any indebtedness of the founding companies that may be assumed by the Company). For purposes of computing the estimated purchase price for accounting purposes, the value of shares of Common Stock was determined using an estimated fair value of $9.90 per share (or $12.6 million), which represents a discount of 10.0% from the assumed initial public offering price of $11.00 per share due to restrictions on sale and transferability of the shares issued. The total estimated purchase price of $54.5 million for the acquisitions is based upon preliminary estimates and is subject to certain price adjustments at and following closing of the acquisitions. The Company believes that the final estimated purchase price will not materially differ from the preliminary estimate.

                                                      Shares of
                                                     Common Stock      Cash
                                                     ------------ --------------
                                                                  (In thousands)
   Raygal...........................................    116,667      $12,600
   East Bay.........................................    263,021        9,469
   Economy..........................................    343,678       10,826
   Curtis...........................................    270,833        3,250
   Bintz............................................    191,538        4,268
   Castino..........................................     83,333        1,000
                                                      ---------      -------
                                                      1,269,070      $41,413
                                                      =========      =======

    The consideration to be paid for Raygal includes amounts payable under Raygal phantom stock agreements.

3. Unaudited Pro Forma Combined Balance Sheet Adjustments

  (a) Reflects cash proceeds of $62.5 million from the issuance of 6,250,000 shares of DirectChef Common Stock, net of estimated offering costs of $6.2 million payable at closing (based on the initial public offering price of $11.00 per share) and elimination of the founding companies' equity

                    DIRECTCHEF, INC. AND FOUNDING COMPANIES
     accounts. Offering costs consist primarily of underwriting discounts and commissions, accounting fees, legal fees and printing expenses. Acquisition costs consist primarily of legal fees. Also reflects charge to equity for financing costs deferred at March 31, 1999.

  (b) Reflects the acquisition of the founding companies by DirectChef for a total estimated purchase price of $54.5 million consisting of $41.9 million in cash (including $500,000 in transaction costs) and 1,269,070 shares of Common Stock valued at $9.90 per share (or
      $12.6 million). The purchase price less the net assets acquired, including an adjustment to inventories carried on a LIFO basis to fair market value, results in excess purchase price of $44.7 million. Based upon management's preliminary analysis, it is anticipated that the historical value of the assets and liabilities of the acquired companies, with the exception of the adjustments made for inventories, will approximate fair value. Management has not identified any other material tangible or intangible assets to which a portion of the purchase price could be reasonably allocated. Subsequent to the Offering, management intends to perform appraisals of all significant tangible and intangible assets.

  (c) Repayment of net balance of related party notes.

  (d) Estimated payments to shareholders of certain founding companies representing: (i) the net income for the period from the end of their prior fiscal year through the completion date including, where applicable, the amount of rebates earned during such period; (ii) distribution of rebates receivable at December 31, 1998; and (iii) an amount by which the adjusted working capital balance exceeds a specified amount.

4. Unaudited Pro Forma Combined Statements of Operations Adjustments

  (a) To reflect increased inventory value at the beginning of each period presented.

  (b) Includes a reduction, net of corporate office executive salaries, in the compensation and benefits of the owners of the founding companies of $647,000 and $177,000 and a net reduction in rent expense of $84,000 and $23,000 on facilities leased from such owners, to which such owners have contractually agreed for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

  (c) Reflects costs written off for transactions not consummated.

  (d) Reflects the amortization over a 40 year estimated life of goodwill to be recorded as a result of the acquisitions, which will be partially deductible for tax purposes.

  (e) Reflects the incremental provision for federal and state income taxes relating to all entities being combined at an estimated rate of 40.0% applied to estimated taxable income.

  (f) The number of shares used in the calculations of basic and diluted earnings per share have been derived as follows:

                                                                       Pro Forma
                                                                       Combined
                                                                       ---------
     Shares issued in connection with the formation of the Company...  1,639,375
     Conversion of Series A Preferred Stock:
       Outstanding at December 31, 1998..............................    182,354
       Issued in January 1999........................................    134,120
     Shares issued in this offering..................................  6,250,000
     Shares issued in connection with the acquisitions...............  1,269,070
                                                                       ---------
     Basic shares estimated to be outstanding........................  9,474,919
     Incremental effect of options on shares outstanding.............    381,123
                                                                       ---------
     Diluted shares estimated to be outstanding......................  9,856,042
                                                                       =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DirectChef, Inc.:

    We have audited the accompanying balance sheet of DirectChef, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from June 17, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DirectChef, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the period from June 17, 1998 (inception) through December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Los Angeles, California
February 20, 1999

                                DIRECTCHEF, INC.

                                 BALANCE SHEET

                               December 31, 1998

                                                                         (In
                                                                      thousands,
                                                                        except
                                                                        share
                                                                        and per
                                                                        share
                                                                       amounts)
                                     ASSETS
Current Assets:
  Cash ..............................................................   $  211
  Deferred offering costs............................................      980
                                                                        ------
     Total assets....................................................   $1,191
                                                                        ======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accrued liabilities................................................   $  460
                                                                        ------
     Total liabilities...............................................      460
                                                                        ------
Stockholders' Equity:
  Series A Preferred Stock $0.001 par value:
     Authorized--500,000 shares at December 31, 1998,
     Issued--182,354 shares at December 31, 1998.....................      --
  Common stock, $0.001 par value:
     Authorized--3,500,000 shares at December 31, 1998,
     Issued--1,639,375 at December 31, 1998..........................        2
  Additional paid-in capital.........................................      781
  Accumulated deficit................................................      (52)
                                                                        ------
Total Stockholders' Equity...........................................      731
                                                                        ------
Total Liabilities and Stockholders' Equity...........................   $1,191
                                                                        ======


       The accompanying notes are an integral part of this balance sheet.

                                DIRECTCHEF, INC.

                            STATEMENT OF OPERATIONS

    For the Period from June 17, 1998 (Inception) through December 31, 1998

                                                                  (In thousands,
                                                                   except share
                                                                  and per share
                                                                     amounts)
Revenue..........................................................   $      --
General and administrative expenses..............................          (52)
                                                                    ----------
Net loss.........................................................   $      (52)
                                                                    ==========
Basic loss per share.............................................   $    (0.03)
                                                                    ==========
Diluted loss per share...........................................   $    (0.03)
                                                                    ==========
Basic weighted average shares outstanding........................    1,639,375
                                                                    ==========
Diluted weighted average shares outstanding......................    1,639,375
                                                                    ==========





         The accompanying notes are an integral part of this statement.

                                DIRECTCHEF, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

    For the Period from June 17, 1998 (Inception) through December 31, 1998

                                               Series A
                            Common Stock   Preferred Stock   Additional                 Total
                          ---------------- -----------------  Paid-In   Accumulated Stockholders'
                           Shares   Amount  Shares   Amount   Capital     Deficit      Equity
                          --------- ------ --------- ------- ---------- ----------- -------------
                                              (In thousands, except shares)
Initial Capitalization..  1,639,375  $ 2     182,354  $   --    $781       $ --         $783
  Net loss..............         --   --          --      --      --        (52)         (52)
                          ---------  ---   ---------  ------    ----       ----         ----
Balance: December 31,
  1998..................  1,639,375  $ 2     182,354  $   --    $781       $(52)        $731
                          =========  ===   =========  ======    ====       ====         ====





         The accompanying notes are an integral part of this statement.

                                DIRECTCHEF, INC.

                            STATEMENT OF CASH FLOWS
    For the Period from June 17, 1998 (Inception) through December 31, 1998

                                                                  (In thousands)
Cash Flows From Operating Activities:
  Net loss.......................................................     $ (52)
                                                                      -----
     Net cash used operating activities..........................       (52)
                                                                      -----
Cash Flows From Investing Activities:
  Deferred offering costs........................................      (980)
  Increase in accrued liabilities................................       460
                                                                      -----
     Net cash used in investing activities.......................      (520)
                                                                      -----
Cash Flows From Financing Activities:
  Proceeds from the issuance of stock............................       783
                                                                      -----
  Net cash provided by financing activities......................       783
                                                                      -----
Net Increase in Cash and Cash Equivalents........................       211
Cash, at beginning of period.....................................       --
                                                                      -----
Cash, at end of period...........................................     $ 211
                                                                      =====
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest.........................................     $ --
  Cash paid for income taxes.....................................     $ --




         The accompanying notes are an integral part of this statement.

                                DIRECTCHEF, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1998

1. Business and Organization

    DirectChef, Inc. (formerly Hospitality Design & Supply, Inc.), a Delaware corporation, (the "Company") was formed in June 1998 to become a full-service national provider of foodservice equipment, supplies and related services. The Company is in negotiations to acquire six companies who will provide a wide range of products and services to customers in the foodservice industry. These acquisitions are contingent on and will occur simultaneously with the consummation of an initial public offering (the "Offering") of its common stock. The Company intends to continue to acquire similar companies to expand its national operations.

    All of the Company's activities to date relate to the Offering and the acquisitions. The Company is dependent on the Offering to execute the pending acquisitions, however there is no assurance that the pending acquisitions discussed below will be completed or that the Company will be able to generate future operating revenue. The Company's future success is dependent upon a number of factors which include, among other things, the ability to integrate operations, obtain sufficient acquisition financing, successfully manage growth and attract and retain quality management.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies followed in the preparation of these financial statements.

 Use Of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash And Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Long-lived Assets

    The Company reviews its long-lived assets, including goodwill, in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations where indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

 Income Taxes

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS No. 109, an asset and liability approach is required. Such approach results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and income tax bases of assets and liabilities. As required by SFAS No. 109, the Company has established a full valuation allowance against any income tax carryforward benefits, because their realization is dependent on future earnings. Consequently, no provision or benefit for federal income taxes has been recorded in the statement of operations.

                                DIRECTCHEF, INC.

 Stock Based Compensation

    Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, allows the companies to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25"). Companies electing to remain with the accounting in APB No. 25 must make pro forma disclosure of net income and earnings per share as if the fair value method of accounting had been applied. The Company applies the intrinsic value-based method.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity. Other than net loss, the Company has no comprehensive income.

 New Accounting Pronouncements

    In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company adopted SFAS No. 131 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company adopted SFAS No. 132 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in the year ending December 31, 2000. The Company believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position, results of operations, or financial statement presentation.

3. Company Stock

 a. Series A Preferred Stock:

    In addition to common stock, the Company also issued 182,354 shares of convertible Series A Preferred Stock (the "convertible preferred stock") at a price of $4.25 per share (par value of $0.001 per share). 11,765 shares of the above convertible preferred stock were issued to related parties. The holders of the convertible preferred stock are entitled to receive, when, as and if declared by the Board of Directors, non cumulative cash dividends at a rate of $0.425 per annum. Each share of convertible preferred stock may be converted into one share of common stock of the Company at the option of the holder. The convertible preferred stock will automatically be converted into one share of common stock of the Company upon the Offering.

                                DIRECTCHEF, INC.

 b. Common Stock:

    In connection with the organization and initial capitalization of DirectChef, Inc., the Company issued 762,500 shares of common stock, ($0.001 par value) for a price of $0.01 per share to directors, officers, consultants, other related parties and future directors of the Company. On September 4, 1998, the stockholders approved a 2.15 for one stock split and at December 31, 1998, total common shares of the Company outstanding were 1,639,375 after adjustment for the stock split.

 c. Restricted Stock:

    Included in the above common stock issued are 200,000 pre-split and 430,000 post-split shares of restricted stock acquired by the Chief Executive Officer of the Company. These shares were purchased for $0.01 per share and have a par value of $0.001 per share. The restricted shares vest fifty percent at the Offering and fifty percent upon the completion of eighteen months of service with the Company.

 d. Loss per Share:

    Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding, after giving effect to the stock-split referred to above. The weighted average basic number of shares used in the computation was 1,639,375.

4. Stock Option Plans

    During 1998, the directors and shareholders of the Company approved the DirectChef, Inc. 1998 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain qualified directors, officers, employees, independent contractors, consultants and advisors by providing them with an opportunity to invest in the Company. The Plan currently provides for the grant of options on a maximum of 500,000 shares of common stock of the Company and the options have a term of 10 years.

    As of December 31, 1998, 472,500 options had been granted to officers and consultants of the Company. Vesting of options under the Plan is generally over a three year period beginning on the date of the grant with certain exceptions as follows. The 107,500 options granted to the Chairman of the Board during 1998 vested immediately. In addition, 345,000 options were granted to two of the Company's officers, with 172,500 of these options vesting upon consummation of the Offering. The remaining options for one of the officers vest at 18 months after consummation of the Offering and for the other officer at 18 months after the employment date.

    Pursuant to the disclosure requirements of SFAS No. 123, the weighted average fair value per share of options granted during the period from June 17, 1998 (inception) to December 31, 1998 was $0.64 as estimated using the Black-Scholes option pricing model.

    The following summarizes additional information regarding stock options outstanding at December 31, 1998:

                                Options Outstanding        Options Exercisable
                          -------------------------------- --------------------
                                       Weighted
                                        Average   Weighted             Weighted
                                       Remaining  Average              Average
                            Number    Contractual Exercise   Number    Exercise
   Exercise Prices        Outstanding    Life      Price   Exercisable  Price
   ---------------        ----------- ----------- -------- ----------- --------
   $0.01.................   215,000       9.7      $0.01         --     $0.01
   $4.25.................   257,500       9.7       4.25     107,500     4.25
                            -------       ---      -----     -------    -----
                            472,500       9.7      $2.32     107,500    $4.25
                            =======       ===      =====     =======    =====

                               DIRECTCHEF, INC.

    Pro forma net earnings and earnings per share information, as required by SFAS No. 123, has been determined as if the Company had accounted for employee stock options under the fair value method prescribed under SFAS No. 123. The fair value of these options was estimated at grant date using the Black-Scholes option pricing model with the following assumptions for fiscal 1998: risk-free interest rates of 5.5 percent; dividend yield of 0 percent; and expected option life of 6.0 years. There was no expected volatility incorporated into the assumptions as the Company was privately held at December 31, 1998.

    For the purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma net loss for the period from June 17, 1998 (inception) through December 31, 1998 was $179,000 and the pro forma basic and diluted loss per sharewas $0.11.

5. Earnings Per Share

    In 1998, the Company adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 requires the disclosure of Basic and Diluted Earnings per Share (EPS). Basic EPS is calculated using income available to common shareholders divided by the weighted average of common shares outstanding during the year. Diluted EPS is similar to basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options and convertible preferred stock, had been issued. The treasury stock method is used to calculate dilutive shares which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options assumed to be exercised. The computation of earnings per share in the accompanying statement of operations has excluded 299,151 shares of convertible preferred stock and stock options because they are antidilutive.

6. Subsequent Events (Unaudited)

    Subsequent to December 31, 1998, the Company entered into a definitive agreement to acquire the common stock of six companies (the "founding companies") to be contingent on and effective simultaneously with the initial public offering of the common stock of the Company. The acquisitions will be effected through a combination of cash and common stock of the Company. The Companies to be acquired are:

  . Bintz Distributing Co.

  . Castino Restaurant Equipment and Supply, Inc.

  . Curtis Restaurant Equipment, Inc.

  . East Bay Restaurant Supply, Inc.

  . Economy Restaurant Fixtures, Inc.

  . Raygal, Inc.

    The aggregate consideration to acquire the founding companies is approximately $41,413,000 in cash and 1,269,070 in shares of common stock.

    During January 1999, the Company issued 134,120 shares of Series A preferred stock at $4.25 per share.

    The Company has initiated discussions with banks regarding establishment of a credit facility, enabling the Company to borrow between $50.0 million and $75.0 million on a revolving basis upon the consummation of the initial public offering. The credit facility will be used for acquisitions, capital expenditures, refinancing of existing debt of the founding companies and general corporate purposes.

                             DIRECTCHEF, INC.

                              BALANCE SHEETS

                   March 31, 1999 and December 31, 1998

                                                             March 31,  December 31,
                                                               1999         1998
                                                            ----------- ------------
                                                             (In thousands, except
                                                              share and per share
                                                                    amounts)
                                                            (unaudited)
                          ASSETS
                          ------
Current Assets:
  Cash.....................................................   $  214       $  211
  Deferred offering costs..................................    1,651          980
                                                              ------       ------
     Total assets..........................................   $1,865       $1,191
                                                              ======       ======
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current Liabilities:
  Accrued liabilities......................................      856          460
                                                              ------       ------
     Total liabilities.....................................      856          460
                                                              ------       ------
Stockholders' Equity:
  Series A Preferred Stock, $0.001 par value:
    Authorized--500,000 shares at March 31, 1999 and
    December 31, 1998 Issued--316,474 shares at March 31,
    1999 and 182,354 shares at December 31, 1998...........      --           --
  Common stock, $0.001 par value:
    Authorized--3,500,000 shares at March 31, 1999 and
    December 31, 1998
    Issued--1,639,375 at March 31, 1999 and December 31,
    1998...................................................        2            2
Additional paid-in capital.................................    1,313          781
Accumulated deficit........................................     (306)         (52)
                                                              ------       ------
Total Stockholders' Equity.................................    1,009          731
                                                              ------       ------
Total Liabilities and Stockholders' Equity.................   $1,865       $1,191
                                                              ======       ======

   The accompanying notes are an integral part of these balance sheets.

                              DIRECTCHEF, INC

                          STATEMENT OF OPERATIONS

                 For the Three Months Ended March 31, 1999

                                                                        (In
                                                                    thousands,
                                                                      except
                                                                     share and
                                                                     per share
                                                                     amounts)
                                                                    (Unaudited)
Revenue............................................................  $     --
  General and administrative expenses..............................        (56)
  Other costs......................................................       (198)
                                                                     ---------
     Net loss......................................................  $    (254)
                                                                     =========
  Basic loss per share.............................................  $   (0.16)
  Diluted loss per share...........................................  $   (0.16)
  Basic weighted average shares outstanding........................  1,639,375
  Diluted weighted average shares outstanding......................  1,639,375

      The accompanying notes are an integral part of this statement.

                              DIRECTCHEF, INC

                     STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Three Months Ended March 31, 1999


                                              Series A
                           Common Stock   Preferred Stock   Additional                 Total
                         ---------------- -----------------  Paid-In   Accumulated Stockholders'
                          Shares   Amount  Shares   Amount   Capital     Deficit      Equity
                         --------- ------ --------- ------- ---------- ----------- -------------
                                             (In thousands, except shares)
BALANCE, December 31,
  1998.................. 1,639,375  $ 2     182,354  $   --   $  781      $ (52)      $  731
Issuance of Series A
  Preferred Stock
  (unaudited)...........       --    --     134,120      --      532        --           532
Net loss (unaudited)....       --    --         --       --      --        (254)        (254)
                         ---------  ---   ---------  ------   ------      -----       ------
BALANCE, March 31, 1999
  (unaudited)........... 1,639,375  $ 2     316,474  $   --   $1,313      $(306)      $1,009
                         =========  ===   =========  ======   ======      =====       ======

      The accompanying notes are an integral part of this statement.

                             DIRECTCHEF, INC.

                          STATEMENT OF CASH FLOWS

                 For the Three Months Ended March 31, 1999

                                                                 (In thousands)
                                                                  (Unaudited)
Cash Flows From Operating Activities:
  Net loss......................................................     $(254)
  Adjustment to reconcile net loss to net cash used in
    operating activities:
   Other costs..................................................       198
                                                                     -----
     Net cash used in operating activities......................       (56)
                                                                     -----
Cash Flows From Investing Activities:
  Deferred offering costs.......................................      (869)
  Increase in accrued liabilities...............................       396
                                                                     -----
     Net cash used in investing activities......................      (473)
                                                                     -----
Cash Flows From Financing Activities:
  Proceeds from the issuance of Series A Preferred Stock........       532
                                                                     -----
     Net cash provided by financing activities..................       532
                                                                     -----
Net Increase In Cash............................................         3
Cash, at beginning of period....................................       211
                                                                     -----
Cash, at end of period..........................................     $ 214
                                                                     =====
Supplmental Disclosures of Cash Flow Information:
  Cash paid for interest........................................     $ --
  Cash paid for income taxes....................................     $ --

      The accompanying notes are an integral part of this statement.

                             DIRECTCHEF, INC.

                  NOTES TO CONDENSED FINANCIAL STATEMENTS

                              March 31, 1999

                                (Unaudited)

1. Basis of Presentation

    The financial statements for the interim period included herein are unaudited; however, they contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of DirectChef, Inc. (the Company) at March 31, 1999, and the statements of income, cash flows and stockholders' equity for the three-month period ended March 31, 1999. All such adjustments are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the period presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the period from June 17, 1998 (inception) through December 31, 1998.

2. Loss Per Share

    The Company computed its loss per share under the requirements of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share". For the three months ended March 31, 1999, potentially dilutive stock options and convertible preferred stock were excluded from the weighted average dilutive shares outstanding computation because they were antidilutive.

3. Agreements to Purchase Companies

    In the first quarter of 1999, the Company entered into definitive agreements to acquire the common stock of six companies (the "Founding Companies"), contingent on and effective simultaneously with the Offering. The acquisitions will be effected through a combination of cash and common stock of the Company. The Companies to be acquired are:

  .  Bintz Distributing Co.

  .  Castino Restaurant Equipment and Supply, Inc.

  .  Curtis Restaurant Equipment, Inc.

  .  East Bay Restaurant Supply, Inc.

  .  Economy Restaurant Fixtures, Inc.

  .  Raygal, Inc.

    The aggregate consideration to acquire the Founding Companies is approximately $41,413,000 in cash and 1,269,070 in shares of common stock.

    In connection with the acquisition of the Founding Companies and the Offering, the Company has recorded $1,651,000 and $980,000 of Deferred offering costs as of March 31, 1999 and December 31, 1998, respectively. In the three-month period ended March 31, 1999, $198,000 of these costs were written off for transactions that would not be consummated, and are recorded as Other costs in the accompanying Statement of Operations. These costs were unrelated to the acquisitions of the Founding Companies.

4. Credit Facility

    The Company has entered into a commitment letter with a bank regarding revolving a credit facility between $50.0 million and $75.0 million. The credit facility is subject to completion of loan documentation and other conditions. The credit facility will be used for acquisitions, capital expenditures, refinancing of existing debt and general corporate purposes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Raygal, Inc.:

    We have audited the accompanying balance sheets of Raygal, Inc. (the "Company") as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raygal, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Orange County, California
February 12, 1999

                                  RAYGAL, INC.

                                 BALANCE SHEETS

                                                      December 31, December 31,
                                                          1998         1997
                                                      ------------ ------------
                                                           (In thousands,
                                                        except share amounts)
                                     ASSETS
Current Assets:
  Cash and cash equivalents..........................    $  208       $  211
  Investments, available-for-sale....................       --           102
  Contracts receivable...............................     6,296        5,323
  Note receivable....................................       117          --
  Costs and estimated earnings in excess of billings
    on uncompleted contracts.........................       505        1,156
  Prepaid expenses and other current assets..........       544          648
                                                         ------       ------
     Total current assets............................     7,670        7,440
                                                         ------       ------
Property, Plant and Equipment:
  Automobiles........................................        71          127
  Leasehold improvements.............................       479          420
  Fixtures and equipment.............................       624          610
  Less--Accumulated depreciation and amortization....      (912)        (875)
                                                         ------       ------
  Net property, plant and equipment..................       262          282
Other Assets.........................................        81          117
                                                         ------       ------
Total Assets.........................................    $8,013       $7,839
                                                         ======       ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...................................    $3,407       $1,994
  Accrued liabilities................................       614        1,636
  Billings in excess of costs and estimated earnings
    on uncompleted contracts.........................       507          613
  Other current liabilities..........................       241           27
                                                         ------       ------
     Total current liabilities.......................     4,769        4,270
                                                         ------       ------

Commitments (Note 10)

Stockholders' Equity:
  Common stock, $50 par value........................        10           10
   Authorized--2,000 shares at December 31, 1998 and
     1997
   Issued and outstanding--204 shares at December
     31, 1998 and 1997
  Retained earnings..................................     3,234        3,558
  Unrealized gain on investments available-for-
    sale.............................................       --             1
                                                         ------       ------
Total Stockholders' Equity...........................     3,244        3,569
                                                         ------       ------
Total Liabilities and Stockholders' Equity...........    $8,013       $7,839
                                                         ======       ======

      The accompanying notes are an integral part of these balance sheets.

                                  RAYGAL, INC.

                              STATEMENTS OF INCOME

                                                          Years Ended December
                                                                   31,
                                                         -----------------------
                                                          1998    1997    1996
                                                         ------- ------- -------
                                                             (In thousands)
Net revenue............................................  $33,038 $33,678 $22,213
Cost of revenue........................................   28,793  29,623  19,229
                                                         ------- ------- -------
  Gross profit.........................................    4,245   4,055   2,984

Selling, general and administrative expenses...........    2,520   2,202   2,427
                                                         ------- ------- -------
Income from operations.................................    1,725   1,853     557

Other income (expense):
  Interest, net........................................       42      41      74
  Other................................................       39       6      22
                                                         ------- ------- -------
Income before income taxes.............................    1,806   1,900     653
Income taxes...........................................       17      18      14
                                                         ------- ------- -------
Net income.............................................  $ 1,789 $ 1,882 $   639
                                                         ======= ======= =======




        The accompanying notes are an integral part of these statements.

                                  RAYGAL, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years ended December 31, 1998, 1997 and 1996

                            Common Stock
                            -------------
                                                                      Total
                                          Retained  Comprehensive Stockholders'
                            Shares Amount Earnings     Income        Equity
                            ------ ------ --------  ------------- -------------
                                   (In thousands, except share amounts)
Balance, January 1, 1996..   204    $10   $ 2,515        $(2)        $ 2,523
  Unrealized gain on
    investments
    available-for-sale....    --     --        --          2               2
  Net income..............    --     --       639         --             639
  Owner distributions.....    --     --      (778)        --            (778)
                             ---    ---   -------        ---         -------
Balance, December 31,
  1996....................   204     10     2,376         --           2,386
  Unrealized gain on
    investments
    available-for-sale....    --     --        --          1               1
  Net income..............    --     --     1,882         --           1,882
  Owner distributions.....    --     --      (700)        --            (700)
                             ---    ---   -------        ---         -------
Balance, December 31,
  1997....................   204     10     3,558          1           3,569
  Realized gain on
    maturity of
    investments available-
    for-sale..............    --     --        --         (1)             (1)
  Net income..............    --     --     1,789         --           1,789
  Owner distributions.....    --     --    (2,113)        --          (2,113)
                             ---    ---   -------        ---         -------
Balance, December 31,
  1998....................   204    $10   $ 3,234        $--         $ 3,244
                             ===    ===   =======        ===         =======




        The accompanying notes are an integral part of these statements.

                                  RAYGAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                         Years Ended December
                                                                  31,
                                                        -------------------------
                                                         1998     1997     1996
                                                        -------  -------  -------
                                                            (In thousands)
Cash Flows from Operating Activities:
  Net income..........................................  $ 1,789  $ 1,882  $   639
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
     Depreciation and amortization....................      108       91       58
     Loss (gain) on sale of assets....................       (3)      (3)      12
  Changes in assets and liabilities:
   Decrease (increase) in:
   Contracts receivable...............................     (973)  (2,713)     551
   Costs and estimated earnings in excess of billings
     on uncompleted contracts.........................      651     (419)    (339)
   Prepaid expenses and other current assets..........      104     (200)     (22)
   Other assets.......................................       36       (5)     (26)
  Increase (decrease) in:
   Accounts payable...................................    1,413      598       43
   Accrued liabilities................................    (1022)     700      364
   Billings in excess of costs and estimated earnings
     on uncompleted contracts.........................     (106)    (405)     598
   Other current liabilities..........................      214       22      (86)
                                                        -------  -------  -------
       Net cash provided by (used in) operating
         activities...................................    2,211     (452)   1,792
                                                        -------  -------  -------
Cash Flows from Investing Activities:
  Expenditures for property, plant & equipment........      (85)    (128)    (108)
  Issuance of note receivable.........................     (117)     --      (120)
  Repayments on notes receivable......................      --       --       459
  Purchases of investments available-for-sale.........     (498)    (598)  (2,075)
  Proceeds from maturities and sales of investments
    available-for-sale................................      599    1,090    1,619
                                                        -------  -------  -------
       Net cash provided by (used in) investing
         activities...................................     (101)     364     (225)
                                                        -------  -------  -------
Cash Flows from Financing Activities:
  Owner distributions.................................   (2,113)    (700)    (778)
                                                        -------  -------  -------
Net Increase (Decrease) in Cash and Cash Equivalents..       (3)    (788)     789
Cash and Cash Equivalents, at beginning of period.....      211      999      210
                                                        -------  -------  -------
Cash and Cash Equivalents, at end of period...........  $   208  $   211  $   999
                                                        =======  =======  =======
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest..............................  $     3  $     4  $   --
                                                        =======  =======  =======
  Cash paid for income taxes..........................  $     7  $    16  $     3
                                                        =======  =======  =======

        The accompanying notes are an integral part of these statements.

                                  RAYGAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996
1. Business and Organization

    Raygal, Inc. (the "Company"), a California corporation, is engaged in the business of designing and installing commercial kitchens and interiors, generally under construction and equipment contracts. The Company provides design and installation services in several states.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies followed in the preparation of these financial statements:

 Revenue Recognition and Cost Recognition

    Revenues from construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Provisions for estimated losses on uncompleted contracts are made in the period such losses become apparent.

    Contract costs include all direct material, subcontractor labor costs and those indirect costs related to contract performance, such as indirect labor. Operating costs and unallocated equipment costs are charged to expense as incurred. Changes in job performance, job conditions, estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

    The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents amounts billed in excess of revenues recognized.

 Use Of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash And Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Property, Plant and Equipment

    Property, plant and equipment are stated at cost and are depreciated or amortized using the straight-line method. The estimated useful lives are as follows:

   Automobiles............................. 5 years
   Leasehold improvements.................. Lesser of lease term or useful life
   Fixtures and equipment.................. 3-7 years

                                  RAYGAL, INC.

    Costs of normal maintenance and repairs and minor replacements are charged to expense as incurred. Major replacements or betterments are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the income statement.

 Long-lived Assets

    The Company reviews its long-lived assets, including goodwill, in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations where indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Comprehensive income is reported in the accompanying statement of stockholders' equity.

 Recent Accounting Pronouncements

    In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company adopted SFAS No. 131 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company adopted SFAS No. 132 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in the year ending December 31, 1999. The Company believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position and results of operations.

 Operating Cycle

    Assets and liabilities related to construction and equipment contracts are included in current assets and current liabilities in the accompanying balance sheets as they will be liquidated in the normal course of contract completion which may be more than one year. At December 31, 1998, amounts to be liquidated beyond one year were immaterial.

                                  RAYGAL, INC.

 Income Taxes

    The Company has elected to be taxed under the Internal Revenue Code as an S Corporation. Accordingly, taxable income of the Company will be allocated to the stockholders, who are responsible for the payment of income taxes. No provision for federal income tax is required in the financial statements. California adopted the Federal S Corporation concept, but imposes a 1.5 percent tax on the earnings of an S Corporation which is reflected in the provision for state income taxes. The Company accounts for income taxes under the provisions of SFAS No. 109.

 Concentration of Credit Risk

    Most of the Company's business activity is with contractors and owners associated with restaurants, educational facilities and institutional clients. During 1998, the Company had one customer that individually represented greater than ten percent of sales. During 1997, the Company had two customers that represented greater than 27 percent of sales. During 1996, the Company had two customers that represented 25 percent and 11 percent of sales.

    As of December 31, 1998, the Company had one customer who represented 32 percent of total contracts receivable. As of December 31, 1997, the Company had two customers who represented 16 percent and 11 percent of total contracts receivable.

3. Investments Available-for-Sale

    There were no investments available-for-sale as of December 31, 1998. Investments available-for-sale as of December 31, 1997 consisted of the following:

                                                     December 31, 1997
                                         ------------------------------------------
                              Yield at               Gross      Gross
                            December 31, Amortized Unrealized Unrealized Estimated
   Type                         1997       Cost      Gains      Losses   Fair Value
   ----                     ------------ --------- ---------- ---------- ----------
                                                (In thousands)
   U.S. Government
     Obligations...........     5.00%      $101       $ 1        $--        $102
                                           ----       ---        ---        ----
   Total...................                $101       $ 1        $--        $102
                                           ====       ===        ===        ====

4. Contracts Receivable

    Contracts receivable consist of billed receivables and earned amounts retained by customers ("retention") pending satisfactory completion of the applicable contracts. Contracts receivable consists of the following:

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                            (In thousands)
   Contracts Receivable:
    Current..........................................     $4,897       $4,221
    Retention........................................      1,399        1,102
                                                          ------       ------
   Total.............................................     $6,296       $5,323
                                                          ======       ======

                                  RAYGAL, INC.

5. Note Receivable

    In May 1998, the Company entered into a note receivable agreement with an employee. The note was in the amount of $110,000 with interest of 9.5 percent due October 31, 1998 which was extended through December 31, 1998. Total receivable and interest outstanding at December 31, 1998 was $117,000. The note was partially paid and amended on January 1, 1999 in the amount of $77,000 with an annual interest rate of 5.5 percent. This amendment expires on December 31, 1999.

6. Costs and Estimated Earnings on Uncompleted Contracts

    Costs and estimated earnings on uncompleted contracts consist of the following:

                                                    December 31, December 31,
                                                        1998         1997
                                                    ------------ ------------
                                                         (In thousands)
   Costs and estimated earnings on uncompleted
     contracts.....................................   $ 21,295     $ 21,573
   Less: billings on uncompleted contracts.........    (21,297)     (21,030)
                                                      --------     --------
                                                      $     (2)    $    543
                                                      ========     ========

    Included in the accompanying balance sheets under the following captions:

                                                    December 31, December 31,
                                                        1998         1997
                                                    ------------ ------------
                                                         (In thousands)
   Costs and estimated earnings in excess of
     billings on uncompleted contracts.............    $ 505        $1,156
   Billings in excess of costs and estimated
     earnings on uncompleted contracts.............     (507)         (613)
                                                       -----        ------
                                                       $  (2)       $  543
                                                       =====        ======

7. Phantom Stock Agreements

    During 1995, the Company entered into Phantom Stock Agreements with certain officers. Under the terms of each agreement, the Company is obligated to purchase some or all of the Phantom Shares (the "Shares") for a defined purchase price upon a change in control. The Company's obligation to purchase the shares is also contingent upon the existence of certain conditions as set forth in each officer's employment agreement. The sale of Raygal will cause a payment to be made to the Phantom Shareholders because the payment is due upon a change in control. The phantom stock payment, including common stock of the acquiring company, will be approximately $2.5 million. Raygal did not record this amount as a liability at December 31, 1998 because it had not been incurred.

8. Retirement Plan

    During 1997, the Company adopted the Raygal Design Associates, Inc. 401(k) Plan (the "Plan"). The purpose of the Plan is to provide retirement benefits to all eligible employees. All employees of the Company become eligible for participation after one year of service. Employees may contribute up to a maximum of $4,000 per year. The Company will contribute to the Plan an amount of matching contributions up to a specified maximum. Pension expense under this Plan for the year ended December 31, 1998 and 1997 was $40,850 and $25,000, respectively.

                                  RAYGAL, INC.

9. Line of Credit

    In April, 1997, the Company entered into a revolving line of credit agreement (amended in November 1998) with a commercial bank to borrow up to $3 million. Interest is due monthly at the bank's reference rate (7.75%
December 31, 1998).

    Borrowings under the line of credit are secured by substantially all of the Company's assets and are guaranteed by a stockholder. The agreement expires in April 1999 and any extensions or renewal thereof will be subject to the bank's review and approval. There were no borrowings outstanding under this agreement as of December 31, 1998.

10. Related-Party Transactions

    The Company rents its corporate facility from a stockholder under a three-year noncancellable lease agreement which expired on December 31, 1997. The lease agreement has been renewed for an additional six years. Future minimum lease payments required under this lease at December 31, 1998 are as follows (amounts in thousands):

   1999................................................................. $  340
   2000.................................................................    340
   2001.................................................................    357
   2002.................................................................    357
   2003.................................................................    357
                                                                         ------
   Total future minimum lease payments.................................. $1,751
                                                                         ======

    Rent expense on this facility for each of the three years ended December 31, 1998, 1997 and 1996 amounted to approximately $340,000, $323,000 and
$296,000, respectively.

11. Subsequent Events (Unaudited)

    Subsequent to December 31, 1998, the Company's stockholders entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of December 31, 1998.

                               RAYGAL, INC.

                              BALANCE SHEETS

                                                         March 31,  December 31,
                                                           1999         1998
                                                        ----------- ------------
                                                         (In thousands, except
                                                             share amounts)
                                                        (unaudited)
                        ASSETS
                        ------
CURRENT ASSETS:
Cash and cash equivalents.............................    $1,247       $  208
Contracts receivable..................................     4,799        6,296
Note receivable.......................................        77          117
Costs and estimated earnings in excess of billings on
  uncompleted contracts...............................     1,859          505
Prepaid expenses and other current assets.............       595          544
                                                          ------       ------
  Total current assets................................     8,577        7,670
                                                          ------       ------
PROPERTY, PLANT AND EQUIPMENT:
Automobiles...........................................        88           71
Leasehold improvements................................       479          479
Fixtures and equipment................................       640          624
Less--Accumulated depreciation and amortization.......      (928)        (912)
                                                          ------       ------
Net property, plant and equipment.....................       279          262
OTHER ASSETS..........................................        81           81
                                                          ------       ------
TOTAL ASSETS..........................................    $8,937       $8,013
                                                          ======       ======
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
CURRENT LIABILITIES:
Accounts payable......................................    $3,925       $3,407
Accrued liabilities...................................       314          614
Billings in excess of costs and estimated earnings on
  uncompleted contracts...............................     1,550          507
Other current liabilities.............................       134          241
                                                          ------       ------
  Total current liabilities...........................     5,923        4,769
                                                          ------       ------
COMMITMENTS
STOCKHOLDERS' EQUITY:
Common stock, $50 par value...........................        10           10
Authorized--2,000 shares at March 31, 1999 and
  December 31, 1998
Issued and outstanding--204 shares at March 31, 1999
  and December 31, 1998
Retained earnings.....................................     3,004        3,234
                                                          ------       ------
TOTAL STOCKHOLDERS' EQUITY............................     3,014        3,244
                                                          ------       ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............    $8,937       $8,013
                                                          ======       ======

   The accompanying notes are an integral part of these balance sheets.

                               RAYGAL, INC.

                           STATEMENTS OF INCOME

                                                           Three Months Ended
                                                                March 31,
                                                         -----------------------
                                                            1999        1998
                                                         ----------- -----------
                                                             (In thousands)
                                                         (unaudited) (unaudited)
NET REVENUE.............................................   $8,198      $6,267
COST OF REVENUE.........................................    7,324       5,579
                                                           ------      ------
     Gross Profit.......................................      874         688
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES............      583         539
                                                           ------      ------
     Income from operations.............................      291         149
OTHER INCOME:
  Interest, net.........................................        4           5
  Other.................................................        3           8
                                                           ------      ------
     Income before income taxes.........................      298         162
INCOME TAXES............................................        3           2
                                                           ------      ------
     Net income.........................................   $  295      $  160
                                                           ======      ======

     The accompanying notes are an integral part of these statements.

                               RAYGAL, INC.

                     STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Three Months Ended March 31, 1999

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
Balance, December 31, 1998................   204    $10    $3,234     $3,244
  Net income (unaudited)..................    --     --       295        295
  Owner distributions (unaudited).........    --     --      (525)      (525)
                                             ---    ---    ------     ------
Balance, March 31, 1999 (unaudited).......   204    $10    $3,004     $3,014
                                             ===    ===    ======     ======

      The accompanying notes are an integral part of this statement.

                               RAYGAL, INC.

                         STATEMENTS OF CASH FLOWS

                                                          Three Months Ended
                                                               March 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
                                                            (In thousands)
                                                        (unaudited) (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.............................................   $   295     $   160
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization........................        16          26
Changes in assets and liabilities:
  Decrease (increase) in:
     Contracts receivable..............................     1,497      (1,824)
     Costs and estimated earnings in excess of billings
       on uncompleted contracts........................    (1,354)       (376)
     Prepaid expenses and other current assets.........       (51)       (407)
     Other assets......................................       --           (3)
  Increase (decrease) in:
     Accounts payable..................................       518         622
     Accrued liabilities...............................      (300)     (1,236)
     Billings in excess of costs and estimated earnings
       on uncompleted contracts........................     1,043       3,077
     Other current liabilities.........................      (107)         (7)
                                                          -------     -------
       Net cash provided by operating activities.......     1,557          32
                                                          -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant & equipment...........       (33)        (10)
Repayments on note receivable..........................        40         --
Proceeds from maturities and sales of investments
  available-for-sale...................................       --          101
                                                          -------     -------
       Net cash provided by investing activities.......         7          91
                                                          -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Owner distributions....................................      (525)       (180)
                                                          -------     -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...     1,039         (57)
CASH AND CASH EQUIVALENTS, at beginning of period......       208         211
                                                          -------     -------
CASH AND CASH EQUIVALENTS, at end of period............   $ 1,247     $   154
                                                          =======     =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest.................................   $     2     $     3
                                                          =======     =======
Cash paid for income taxes.............................   $     8     $     7
                                                          =======     =======

     The accompanying notes are an integral part of these statements.

                               RAYGAL, INC.

                       NOTES TO FINANCIAL STATEMENTS

                              March 31, 1999

                                (Unaudited)

1. BASIS OF PRESENTATION

    The financial statements for the interim periods included herein are unaudited; however, they contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of RAYGAL, INC. (the "Company") at March 31, 1999, and the statements of income, cash flows and stockholders' equity for the three-month periods ended March 31, 1999 and 1998. All such adjustments are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the year ended December 31, 1998.

2. CONTRACTS RECEIVABLE

    Contracts receivable consist of billed receivables and earned amounts retained by customers ("retention") pending satisfactory completion of the applicable contracts. Contracts receivable consisted of the following (in thousands):

                                                          March 31, December 31,
                                                            1999        1998
                                                          --------- ------------
   Contracts Receivable:
     Current.............................................  $3,424      $4,897
     Retention...........................................   1,375       1,399
                                                           ------      ------
        Total............................................  $4,799      $6,296
                                                           ======      ======

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  Costs and estimated earnings on uncompleted contracts consisted of the following (amounts in thousands):

                                                       March 31,  December 31,
                                                         1999         1998
                                                       ---------  ------------
   Costs and estimated earnings on uncompleted
     contracts........................................ $ 18,197     $ 21,295
   Less: billings on uncompleted contracts............  (17,888)     (21,297)
                                                       --------     --------
                                                       $    309     $     (2)
                                                       ========     ========

   Included in the accompanying balance sheets under the following captions:

   Costs and estimated earnings in excess of billings
     on uncompleted contracts......................... $  1,859     $    505
   Billings in excess of costs and estimated earnings
     on uncompleted contracts.........................   (1,550)        (507)
                                                       --------     --------
                                                       $    309     $     (2)
                                                       ========     ========

                               RAYGAL, INC.

4. PHANTOM STOCK AGREEMENTS

    During 1995, the Company entered into Phantom Stock Agreements with certain officers. Under the terms of each agreement, the Company is obligated to purchase some or all of the Phantom Shares (the "Shares") for a defined purchase price solely upon the sale or transfer of any of the Company's common shares. The Company's obligation to purchase the shares is also contingent upon the existence of certain conditions as set forth in each officer's employment agreement. The sale of Raygal will cause a payment to be made to the Phantom Shareholders because the payment is due solely upon a change in control. The phantom stock payment, including common stock of the acquiring company, will be approximately $2.5 million. Raygal did not record this amount as a liability at March 31, 1999 and at December 31, 1998 because it had not been incurred.

5. AGREEMENT TO SELL COMPANY

    In the first quarter of 1999, the Company's stockholders entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of March 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To East Bay Restaurant Supply, Inc.:

    We have audited the accompanying balance sheets of East Bay Restaurant Supply, Inc. as of September 30, 1998 and 1997 and the related statements of income, stockholders' equity, and cash flows for the three years during the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Bay Restaurant Supply, Inc. as of September 30, 1998 and 1997 and the results of its operations and its cash flows for the three years during the period ended September 30, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

San Francisco, California,
January 15, 1999

                        EAST BAY RESTAURANT SUPPLY, INC.

                  BALANCE SHEETS--SEPTEMBER 30, 1998 AND 1997

                                                           1998        1997
                                                        ----------  ----------
                                                           (In thousands,
                                                        except share amounts)
                                     ASSETS
Current Assets:
  Cash and cash equivalents............................ $      258  $       50
  Accounts receivable, less allowance for doubtful
    accounts of $225 and $114 in 1998 and 1997,
    respectively.......................................      4,044       3,093
  Inventories, net.....................................      2,569       2,287
  Prepaid expenses and other...........................         59         124
  Current deferred tax asset, net......................        195           1
                                                        ----------  ----------
     Total current assets..............................      7,125       5,555
                                                        ----------  ----------
Property and Equipment:
  Leasehold improvements...............................        271         271
  Fixtures and equipment...............................        267         295
  Vehicles.............................................        269         238
                                                        ----------  ----------
                                                               807         804
   Less: Accumulated depreciation......................       (539)       (538)
                                                        ----------  ----------
     Net property and equipment........................        268         266
                                                        ----------  ----------
Other Assets:
  Cash surrender value of life insurance, net of loans
    of $66 in 1998 and 1997............................        202         186
  Other................................................         45          46
                                                        ----------  ----------
                                                               247         232
                                                        ----------  ----------
     Total assets...................................... $    7,640  $    6,053
                                                        ==========  ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..................................... $    2,917  $    2,954
  Customer deposits....................................        392         202
  Accrued liabilities..................................      1,405         446
  Borrowings under revolving line of credit............        --          600
  Current portion of other notes payable...............         18          27
  Subordinated notes payable to stockholders and
    former stockholders................................      1,050         267
  Current deferred tax liability.......................          3         --
                                                        ----------  ----------
     Total current liabilities.........................      5,785       4,496
                                                        ----------  ----------
Notes Payable, net of current portion..................         42          28
                                                        ----------  ----------
Commitments and Contingencies (Notes 5 and 8)
Stockholders' Equity:
  Common stock, $20 par value:
   Class A--10,000 shares authorized; 4,500 shares
     issued and outstanding at September 30, 1998 and
     1997..............................................         90          90
   Class B--2,500 shares authorized; 0 shares issued
     and outstanding at September 30, 1998 and 1997....        --          --
  Retained earnings....................................      1,723       1,439
                                                        ----------  ----------
     Total stockholders' equity........................      1,813       1,529
                                                        ----------  ----------
     Total liabilities and stockholders' equity........ $    7,640  $    6,053
                                                        ==========  ==========

        The accompanying notes are an integral part of these statements.

                        EAST BAY RESTAURANT SUPPLY, INC.

                              STATEMENTS OF INCOME

             For the Years Ended September 30, 1998, 1997, and 1996

                                                       1998     1997     1996
                                                      -------  -------  -------
                                                          (In thousands)
Net revenue.........................................  $29,916  $23,681  $20,368
Cost of revenue.....................................   23,964   18,655   16,256
                                                      -------  -------  -------
  Gross profit......................................    5,952    5,026    4,112
Selling, general and administrative expenses........    5,388    4,705    3,959
                                                      -------  -------  -------
  Income from operations............................      564      321      153
                                                      -------  -------  -------
Other income (expense):
Interest income.....................................       34       12       25
Interest expense....................................      (87)     (81)     (99)
Other...............................................       (2)      --        2
                                                      -------  -------  -------
  Other expense.....................................      (55)     (69)     (72)
                                                      -------  -------  -------
  Income before income taxes........................      509      252       81
Income taxes........................................      225      116       35
                                                      -------  -------  -------
Net income..........................................  $   284  $   136  $    46
                                                      =======  =======  =======


        The accompanying notes are an integral part of these statements.

                        EAST BAY RESTAURANT SUPPLY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

             For the Years Ended September 30, 1998, 1997, and 1996

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
Balance, September 30, 1995...............  4,500   $90    $1,257     $1,347
  Net income..............................    --    --         46         46
                                            -----   ---    ------     ------
Balance, September 30, 1996...............  4,500    90     1,303      1,393
  Net income..............................    --    --        136        136
                                            -----   ---    ------     ------
Balance, September 30, 1997...............  4,500    90     1,439      1,529
  Net income..............................    --    --        284        284
                                            -----   ---    ------     ------
Balance, September 30, 1998...............  4,500   $90    $1,723     $1,813
                                            =====   ===    ======     ======




        The accompanying notes are an integral part of these statements.

                        EAST BAY RESTAURANT SUPPLY, INC.

                            STATEMENTS OF CASH FLOWS

             For the Years Ended September 30, 1998, 1997, and 1996

                                                           1998   1997   1996
                                                           -----  -----  -----
                                                            (In thousands)
Cash Flows from Operating Activities:
  Net income.............................................  $ 284  $ 136  $  46
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
     Depreciation........................................     72     67     51
     Changes in assets and liabilities:
       Accounts receivable...............................   (951)  (425)   (22)
       Inventories.......................................   (282)   446   (869)
       Prepaid expenses and other........................     65    (65)   136
       Deferred tax assets...............................   (193)    12     16
       Accounts payable..................................    (37)   186    348
       Accrued liabilities...............................    959    217    (15)
       Customer deposits.................................    190   (357)   130
       Deferred tax liabilities..........................      3    --     --
       Other.............................................    (16)   (14)    (1)
                                                           -----  -----  -----
         Net cash provided by (used in) operating
           activities....................................     94    203   (180)
                                                           -----  -----  -----
Cash Flows from Investing Activities:
  Expenditures for property and equipment................    (74)   (22)   (65)
                                                           -----  -----  -----
Cash Flows from Financing Activities:
  Net proceeds from (payments on) line of credit.........   (600)  (100)   253
  Proceeds from (payments to) current and former
    stockholders, net....................................    784    (17)     5
  Proceeds from (payments on) other notes payable........      4    (37)     6
                                                           -----  -----  -----
         Net cash provided by (used in) financing
           activities....................................    188   (154)   264
                                                           -----  -----  -----
         Net increase in cash and cash equivalents.......    208     27     19
Cash and Cash Equivalents, at beginning of year..........     50     23      4
                                                           -----  -----  -----
Cash and Cash Equivalents, at end of year................  $ 258  $  50  $  23
                                                           =====  =====  =====
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest.................................  $  41  $  78  $  99
  Cash paid for income taxes.............................     92     21     16

        The accompanying notes are an integral part of these statements.

                        EAST BAY RESTAURANT SUPPLY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       September 30, 1998, 1997, and 1996

1. Business and Organization

    East Bay Restaurant Supply, Inc. (the "Company") was founded and incorporated in the state of California in 1954. The Company is primarily engaged in the sale and distribution of equipment and supplies to food service providers, such as restaurants and hotels in the United States. The Company also performs design services for food service providers. The Company's headquarters and retail store are located in Oakland, California.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies followed in the preparation of these financial statements.

 Revenue Recognition

    The Company's revenue is derived from the distribution and sale of equipment and supplies to food service providers and from customers who request design of their facilities. Sales revenue is recognized upon shipment. Design revenue is recognized on a percentage-of-completion basis.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Inventories

    Inventories include new and used saleable equipment and supplies, stated at the lower of cost on a first-in, first-out basis or market. Cost includes amounts paid for freight in, when applicable. A valuation allowance is recorded for items that have a cost in excess of market value or when items are excess or obsolete. The allowance was $210,000 and $137,000 in 1998 and 1997, respectively.

 Property and Equipment, at Cost

    Property and equipment are stated at cost and are primarily depreciated or amortized using accelerated methods. The estimated useful lives are as follows:

       Leasehold improvements............. Lesser of lease term or useful life
       Fixtures and equipment............. 5-7 years
       Vehicles........................... 5-10 years

    Costs of normal maintenance and repairs and minor replacements are charged to expense as incurred. Major replacements or betterments are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the income statement.

                        EAST BAY RESTAURANT SUPPLY, INC.

 Income Taxes

    Using the asset and liability method of the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Valuation reserves are recorded if it is uncertain as to the realizability of deferred tax assets.

 Concentration of Credit Risk

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells primarily on 30-day terms, performs credit evaluation procedures on its customers, and generally does not require collateral on its accounts receivable. Most of the Company's sales are in California and Nevada. The Company maintains an allowance for potential credit losses. No single customer represented more than 10 percent of sales or accounts receivable in any period.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Other than net income, the Company has no comprehensive income.

 New Accounting Pronouncements

    In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company will adopt SFAS No. 131 in 1999 and does not expect its adoption to have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company will adopt SFAS No. 132 in 1999 and does not expect its adoption to have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in 1999. The Company believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position and results of operations.

                        EAST BAY RESTAURANT SUPPLY, INC.

3. Income Taxes

    The provision for income taxes from continuing operations consists of the following for the years ended September 30, 1998, 1997, and 1996:

                                                               1998   1997 1996
                                                               -----  ---- ----
                                                               (In thousands)
   Current:
     Federal.................................................  $ 321  $ 81 $(29)
     State and local.........................................     94    24   (6)
                                                               -----  ---- ----
                                                                 415   105  (35)
   Deferred liability (asset):
     Federal.................................................   (143)    3   54
     State and local.........................................    (47)    8   16
                                                               -----  ---- ----
                                                               $ 225  $116 $ 35
                                                               =====  ==== ====

    The reconciliation of income tax from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective income tax rate is as follows for the years ended September 30, 1998, 1997, and 1996:

                                                             1998  1997  1996
                                                             ----  ----  ----
   Federal statutory income tax rate........................ 34.0% 34.0% 34.0%
   State income tax rate, net of federal benefit............  5.8   6.1   6.1
   Permanent items: items not deductible for tax return
     purposes, net..........................................  2.2   4.8  12.3
   Other, net...............................................  2.2   1.1  (9.2)
                                                             ----  ----  ----
        Total provision..................................... 44.2% 46.0% 43.2%
                                                             ====  ====  ====

    At September 30, 1998, the Company had approximately $192,000 in net deferred tax assets. These net assets primarily result from reserves deductible in the future and differences between book and tax depreciation.

    At September 30, 1997 and 1996, the Company had approximately $2,000 and $14,000 respectively, in net deferred tax assets resulting principally from reserves deductible in the future and differences between book and tax depreciation.

                       EAST BAY RESTAURANT SUPPLY, INC.

4. Debt

    Debt at September 30, 1998 and 1997, consists of the following:

                                                                 1998    1997
                                                                -------  -----
                                                                     (In
                                                                 thousands)
   Revolving line of credit in the amount of $2 million at
     September 30, 1998, and $1.5 million at September 30,
     1997; advances under the line accrue interest at the
     prime rate plus 1.0 percent (9.5 percent at September 30,
     1998 and 1997), and are secured by the Company's accounts
     receivable and inventory; the line is guaranteed by
     certain stockholders and expires on October 1, 1999......  $   --   $ 600
                                                                =======  =====
   Subordinated notes payable to former stockholders, due on
     demand, with interest payable monthly at prime rate plus
     1.0 percent (9.5 percent at September 30, 1998 and
     1997)....................................................  $   660  $ 214
   Subordinated notes payable to stockholders, due on demand, with interest payable monthly at prime rate plus 1.0
     percent (9.5 percent at September 30, 1998 and 1997).....      390     52
   Installment notes payable, with monthly payments, including interest, through November 2002; interest rates vary from
     2.9 percent to 9.3 percent; the notes are secured by the
     Company's vehicles.......................................       56     37
   Miscellaneous notes payable with monthly payments through
     February 1999............................................        4     19
                                                                -------  -----
     Total debt...............................................    1,110    322
   Less: Current maturities...................................   (1,068)  (294)
                                                                -------  -----
     Long-term portion........................................  $    42  $  28
                                                                =======  =====

    The following is a schedule of annual maturities of long-term debt at September 30, 1998 (in thousands):

   Year Ending September 30
     1999..............................................................   $1,068
     2000..............................................................       20
     2001..............................................................       11
     2002..............................................................       11
                                                                          ------
                                                                          $1,110
                                                                          ======

    Interest paid to former stockholders who are considered to be related parties was $31,000, $18,000, and $64,000 in 1998, 1997, and 1996,
respectively.

5. Employee Benefits

    The Company maintains a qualified 401 (k) profit-sharing plan. Eligible employees may defer a portion of their salary, and the Company may make a discretionary matching contribution equal to a percentage of each participating employee's contribution. The matching contribution, if made, is based on each employee's contribution up to 2.5 percent of his or her compensation but is limited to $5,000 per year. The Company's matching contributions for the years ended September 30, 1998, 1997, and 1996, were $15,000, $13,000, and $12,000, respectively.

                        EAST BAY RESTAURANT SUPPLY, INC.

    The Company may also contribute additional amounts on a discretionary basis. The Board of Directors elected to make discretionary contributions of $100,000, $50,000, and $25,000 for the years ended September 30, 1998, 1997, and 1996, respectively.

    The Company's 401(k) profit-sharing plan trust (the "Trust") has made loans to customers to refinance certain customer sales and installation contracts. These transactions are reviewed for fiduciary responsibility by the plan administrator in accordance with their requirements and provisions of the Employee Retirement Income and Security Act (ERISA). At September 30, 1998, the Company was contingently liable under security agreements for the unpaid balances of those contracts in the amount of $171,000.

6. Operating Leases

    The Company's facility is leased on a month-to-month basis from a former shareholder.

    The Company's computer and telephone systems are leased on a month-to-month basis from a partnership composed of current stockholders.

    Rental expense paid to related parties was $224,000, $193,000, and $193,000 for the years ended September 30, 1998, 1997, and 1996, respectively.

7. Related-party Transactions

    As discussed in Notes 4 and 6, the Company has subordinated notes outstanding to former stockholders and leases its building from a former stockholder who is related to the current owners. Additionally, the Company leases certain equipment from current stockholders. Several of the current owners work at the Company and receive wages and other benefits. The amount of wages and lease payments paid to the stockholders was approximately $616,000, $607,000, and $527,000 in 1998, 1997, and 1996, respectively.

8. Commitments and Contingencies

    Various legal claims arise against the Company during the normal course of business. In the opinion of management, based on the nature of the claims, underlying insurance coverage, and other defenses, liabilities, if any, arising from the claims would not have a material effect on the financial statements.

9. Subsequent Events (Unaudited)

    Subsequent to December 31, 1998, the Company's stockholders entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of September 30, 1998.

                      EAST BAY RESTAURANT SUPPLY INC.

           BALANCE SHEETS--MARCH 31, 1999 AND SEPTEMBER 30, 1998

                                                        March 31,  September 30,
                                                          1999         1998
                                                       ----------- -------------
                                                            (In thousands,
                                                         except share amounts)
                                                       (Unaudited)
                       ASSETS
Current Assets:
  Cash and cash equivalents..........................    $    2       $  258
  Accounts receivable, less allowance for doubtful
   accounts of $321 and $272 on March 31, 1999 and
   December 31, 1998, respectively...................     3,313        4,044
  Inventories, net...................................     2,415        2,569
  Prepaid expenses and other.........................       170           59
  Current deferred tax asset, net....................       195          195
                                                         ------       ------
   Total current assets..............................     6,095        7,125
                                                         ------       ------
Property and Equipment:
  Leasehold improvements.............................       318          271
  Fixtures and equipment.............................       255          267
  Vehicles...........................................       269          269
                                                         ------       ------
                                                            842          807
  Less: Accumulated depreciation.....................      (482)        (539)
                                                         ------       ------
   Net property and equipment........................       360          268
                                                         ------       ------
Other Assets:
  Cash surrender value of life insurance, net of
   loans of $66 in 1999 and 1998.....................       202          202
  Other..............................................        45           45
                                                         ------       ------
                                                            247          247
                                                         ------       ------
   Total assets......................................    $6,702       $7,640
                                                         ======       ======
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...................................    $2,568       $2,917
  Customer deposits..................................       224          392
  Accrued liabilities................................     1,426        1,405
  Borrowings under revolving line of credit..........       370           --
  Current portion of stockholder's notes payable.....        21        1,050
  Current portion of other notes payable.............        28           18
                                                         ------       ------
   Total current liabilities.........................     4,637        5,782
                                                         ------       ------
Deferred Tax Liability, Net..........................         3            3
                                                         ------       ------
Notes Payable, net of current portion................        57           42
                                                         ------       ------
Commitments And Contingencies
Stockholders' Equity
  Common stock, $20 par value:
  Class A--10,000 shares authorized; 4,500 shares
   issued and outstanding at March 31, 1999 and
   September 30, 1998................................        90           90
  Class B--2,500 shares authorized; 0 shares issued
   and outstanding at March 31, 1999 and September
   30, 1998..........................................       --           --
  Retained earnings..................................     1,915        1,723
                                                         ------       ------
   Total stockholders' equity........................     2,005        1,813
                                                         ------       ------
   Total liabilities and stockholders' equity........    $6,702       $7,640
                                                         ======       ======

     The accompanying notes are an integral part of these statements.

                     EAST BAY RESTAURANT SUPPLY, INC.

                           STATEMENTS OF INCOME

             For the Six Months Ended March 31, 1999 and 1998

                                                            1999        1998
                                                         ----------- ----------
                                                             (In thousands)
                                                         (unaudited) (unaudited)
Net revenue.............................................   $15,550    $12,284
Cost of revenue.........................................    12,119      9,711
                                                           -------    -------
  Gross profit..........................................     3,431      2,573
Selling, general, and administrative expenses...........     3,061      2,463
                                                           -------    -------
  Income from operations................................       370        110
                                                           -------    -------
Other income (expense):
  Interest income.......................................        33         22
  Interest expense......................................       (47)       (39)
  Other.................................................       --         (24)
                                                           -------    -------
     Other expense......................................       (14)       (41)
                                                           -------    -------
     Income before income taxes.........................       356         69
Income taxes............................................       164         31
                                                           -------    -------
Net income..............................................   $   192    $    38
                                                           =======    =======

     The accompanying notes are an integral part of these statements.

                     EAST BAY RESTAURANT SUPPLY, INC.

                     STATEMENT OF STOCKHOLDERS' EQUITY

                  For the Six Months Ended March 31, 1999

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
BALANCE, SEPTEMBER 31, 1998...............  4,500   $90    $1,723     $1,813
  Net income (unaudited)..................    --     --       192        192
                                            -----   ---    ------     ------
BALANCE, MARCH 31, 1999 (unaudited).......  4,500   $90    $1,915     $2,005
                                            =====   ===    ======     ======

      The accompanying notes are an integral part of this statement.

                     EAST BAY RESTAURANT SUPPLY, INC.

                         STATEMENTS OF CASH FLOWS

             For the Six Months Ended March 31, 1999 and 1998

                                                           1999        1998
                                                        ----------- -----------
                                                            (In thousands)
                                                        (unaudited) (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................    $   192      $  38
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation........................................         30         40
  Loss on disposition of assets.......................        --          24
  Changes in assets and liabilities:
     Accounts receivable..............................        731        (66)
     Inventories......................................        154        376
     Prepaid expenses and other.......................       (111)        30
     Deferred tax assets..............................        --         (30)
     Accounts payable.................................       (349)      (979)
     Accrued liabilities..............................         21        (49)
     Customer deposits................................       (168)       740
                                                          -------      -----
       Net cash provided by operating activities......        500        124
                                                          -------      -----
CASH FLOWS FROM INVESTING ACTIVITIES: Expenditures for
  property and equipment..............................       (122)       (37)
                                                          -------      -----
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from line of credit......................        370        250
Repayment of stockholder loans........................     (1,019)       (43)
Proceeds from notes payable...........................         15         15
                                                          -------      -----
       Net cash provided by (used in) financing
         activities...................................       (634)       222
                                                          -------      -----
       Net increase (decrease) in cash and cash
         equivalents..................................       (256)       309
CASH AND CASH EQUIVALENTS, at September 30, 1998 and
  1997................................................        258         50
                                                          -------      -----
CASH AND CASH EQUIVALENTS, at March 31, 1999 and
  1998................................................    $     2      $ 359
                                                          =======      =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest................................    $    23      $  20
Cash paid for income taxes............................    $   107      $  69

     The accompanying notes are an integral part of these statements.

                     EAST BAY RESTAURANT SUPPLY, INC.

                  NOTES TO CONDENSED FINANCIAL STATEMENTS

                                (Unaudited)

1. Basis of Presentation

    The financial statements for the interim periods included herein are unaudited; however, they contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of East Bay Restaurant Supply, Inc. (the "Company") at March 31, 1999, and the statements of income, cash flows and stockholders' equity for the three-month and six-month periods ended March 31, 1999 and 1998. All such adjustments are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the years ended September 30, 1998 and 1997.

2. Inventories

    Inventories include new and used salable equipment and supplies, stated at the lower of cost on a first-in, first-out basis or market. Cost includes amounts paid for freight-in, when applicable. A valuation allowance is recorded for items that have a cost in excess of market value or when items are excess or obsolete. The allowance was $290 and $210 at March 31, 1999 and September 30, 1998, respectively.

3. Agreement to Sell Company

    In the first quarter of 1999, the Company's stockholders entered a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of March 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Economy Restaurant Fixtures, Inc.:

    We have audited the accompanying balance sheets of Economy Restaurant Fixtures, Inc., a California corporation as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Economy Restaurant Fixtures, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

San Francisco, California,
February 12, 1999

                       ECONOMY RESTAURANT FIXTURES, INC.

                   BALANCE SHEETS--DECEMBER 31, 1998 AND 1997

                                                             1998       1997
                                                          ---------- ----------
                                                             (In thousands,
                                                          except share amounts)
                                     ASSETS
Current Assets:
  Cash and cash equivalents.............................. $      419 $      355
  Accounts receivable, less allowance for doubtful
    accounts of $40 in 1998 and 1997.....................      2,380      1,948
  Inventories, net.......................................      2,738      2,621
  Prepaid expenses and other.............................         84          4
                                                          ---------- ----------
     Total current assets................................      5,621      4,928
Property and Equipment, net..............................        204        248
Other Assets:
  Notes receivable from stockholders.....................         --        119
  Other..................................................         44         45
                                                          ---------- ----------
     Total assets........................................ $    5,869 $    5,340
                                                          ========== ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Bank overdraft......................................... $       -- $      345
  Accounts payable.......................................      2,455      1,762
  Accrued liabilities....................................        360        282
  Current portion of long-term debt......................        111        111
  Customer deposits......................................        374        316
                                                          ---------- ----------
     Total current liabilities...........................      3,300      2,816
                                                          ---------- ----------
Long-Term Debt, net of current portion...................         24         34
                                                          ---------- ----------
Commitments and Contingencies
Stockholders' Equity:
  Common stock, $10 par value:
   Authorized and outstanding--450 shares at December
     31, 1998 and 1997...................................          5          5
  Retained earnings......................................      2,540      2,485
                                                          ---------- ----------
     Total stockholders' equity..........................      2,545      2,490
                                                          ---------- ----------
     Total liabilities and stockholders' equity.......... $    5,869 $    5,340
                                                          ========== ==========

        The accompanying notes are an integral part of these statements.

                       ECONOMY RESTAURANT FIXTURES, INC.

                              STATEMENTS OF INCOME

                 For the Years Ended December 31, 1998 and 1997

                                                                 1998    1997
                                                                ------- -------
                                                                (In thousands)
Net revenue.................................................... $22,703 $19,884
Cost of revenue................................................  15,976  14,082
                                                                ------- -------
     Gross profit..............................................   6,727   5,802
Selling, general, and administrative expenses..................   5,811   5,114
                                                                ------- -------
     Income from operations....................................     916     688
Other income (expense):
  Interest, net................................................      29      19
  Other........................................................      46       5
                                                                ------- -------
     Income before income taxes................................     991     712
Income taxes...................................................      17      10
                                                                ------- -------
Net income..................................................... $   974 $   702
                                                                ======= =======





        The accompanying notes are an integral part of these statements.

                       ECONOMY RESTAURANT FIXTURES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                            COMMON STOCK               TOTAL
                                            ------------- RETAINED STOCKHOLDERS'
                                            SHARES AMOUNT EARNINGS    EQUITY
                                            ------ ------ -------- -------------
                                            (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance, December 31, 1996................   450     $5    $2,252     $2,257
  Net income..............................   --     --        702        702
  Distributions...........................   --     --       (469)      (469)
                                             ---    ---    ------     ------
Balance, December 31, 1997................   450      5     2,485      2,490
  Net income..............................   --     --        974        974
  Distributions...........................   --     --       (919)      (919)
                                             ---    ---    ------     ------
Balance, December 31, 1998................   450     $5    $2,540     $2,545
                                             ===    ===    ======     ======





        The accompanying notes are an integral part of these statements.

                       ECONOMY RESTAURANT FIXTURES, INC.

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1998 and 1997

                                                                1998     1997
                                                              --------  -------
                                                              (In thousands)
Cash Flows from Operating Activities:
  Net income................................................. $    974  $  702
  Adjustments to reconcile net income to net cash provided
    by operating activities:
     Depreciation............................................       60      59
  Changes in assets and liabilities:
     Accounts receivable.....................................     (432)   (791)
     Inventories.............................................     (117)   (169)
     Prepaid expenses and other..............................      (80)     29
     Accounts payable........................................      693     375
     Accrued liabilities.....................................       78      19
     Other...................................................      185     (47)
                                                              --------  ------
       Net cash provided by operating activities.............    1,361     177
                                                              --------  ------
Cash Flows from Investing Activities:
  Expenditures for property and equipment....................      (22)   (134)
                                                              --------  ------
Cash Flows from Financing Activities:
  Bank overdraft.............................................     (345)    345
  Proceeds from debt.........................................      --      145
  Repayment of debt..........................................      (11)    --
  Distributions to stockholders..............................     (919)   (469)
                                                              --------  ------
       Net cash provided by (used in) financing activities...   (1,275)     21
                                                              --------  ------
Net Increase in Cash and Cash Equivalents....................       64      64
Cash and Cash Equivalents, beginning of year.................      355     291
                                                              --------  ------
Cash and Cash Equivalents, end of year....................... $    419  $  355
                                                              ========  ======
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest..................................... $      7  $    1
  Cash paid for income taxes.................................        6       8


        The accompanying notes are an integral part of these statements.

                       ECONOMY RESTAURANT FIXTURES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

1. Business and Organization

    Economy Restaurant Fixtures, Inc. (the "Company") was founded and incorporated in the state of California in 1967. The Company's primary business is the sale and distribution of equipment and supplies to food service providers, such as restaurants, hotels, cafeterias, and caterers. The Company also performs design services for food service providers. The Company's operations are located in California.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies followed in the preparation of these financial statements.

 Revenue Recognition

    The Company's revenue is derived from the distribution and sale of equipment and supplies to food service providers and from customers who request design of their facilities. Sales revenue is recognized when the risk of ownership transfers to the customer, generally upon shipment. Design revenue, which was not material in 1998 and 1997, is recognized on a percentage-of-completion basis.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Inventories

    Inventories include saleable equipment and supplies and are stated at the lower of cost on a first-in, first-out basis or market.

 Property and Equipment, at Cost

    Property and equipment are stated at cost and are depreciated or amortized using the straight-line or accelerated methods. The estimated useful lives are as follows:

       Leasehold improvements............... Lesser of lease term or useful life
       Fixtures............................. 7 years
       Automobiles and equipment............ 5 years

    Costs of normal maintenance and repairs and minor replacements are charged to expense as incurred. Major replacements or betterments are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the income statement.

                       ECONOMY RESTAURANT FIXTURES, INC.

    In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined that for the years ended December 31, 1998 and 1997, there had not been an impairment in the carrying value of long-lived or intangible assets.

 Income Taxes

    The Company is an S corporation for income tax purposes. The Company's income (whether distributed or not) is subject to federal income tax as part of the individual stockholder's tax returns. Accordingly, no provision for federal income tax is required in the financial statements. The Company provides for certain state income taxes.

 Concentration of Credit Risk

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells primarily on 30-day terms, performs credit evaluation procedures on its customers, and generally does not require collateral on its accounts receivable. Most of the Company's sales are in California. The Company maintains an allowance for potential credit losses. No single customer represented more than ten percent of sales in any period.

 Procurement Rebates

    The Company receives quarterly and annual cash rebates on qualifying purchases from many of its suppliers. The amount of these rebates has been estimated and accrued in these financial statements. Actual rebates earned could differ from the estimated amounts.

 Financial Instruments

    The carrying amounts for cash, receivables, and accounts payable approximate fair value due to the short-term nature of these instruments. Other fair value disclosures are in the respective notes.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Other than net income, the Company has no comprehensive income.

 New Accounting Pronouncements

    In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company adopted SFAS No. 131 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

                       ECONOMY RESTAURANT FIXTURES, INC.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company adopted SFAS No. 132 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in the year ending December 31, 1999. Since the Company has not and presently does not own derivative instruments or engage in hedging activities, it believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position and results of operations.

3. Property and Equipment

    Property and equipment at December 31, 1998 and 1997, consists of the following:

                                                                   1998   1997
                                                                   -----  -----
                                                                       (In
                                                                   thousands)
     Leasehold improvements......................................  $ 188  $ 204
     Fixtures and equipment......................................    226    299
     Automobiles.................................................    168    168
                                                                   -----  -----
       Total property and equipment, at cost.....................    582    671
     Less: Accumulated depreciation..............................   (378)  (423)
                                                                   -----  -----
       Net property and equipment................................  $ 204  $ 248
                                                                   =====  =====

    Depreciation of property and equipment in 1998 and 1997, was $60,000 and $59,000, respectively.

4. Company Stock

    The Company has authorized and issued 450 shares of $10 par value common stock.

5. Debt

    Debt at December 31, 1998 and 1997, consists of the following:

                                                                1998   1997
                                                                -----  -----
                                                                    (In
                                                                thousands)
     Revolving line of credit with a maximum availability in
       the amount of $750 at December 31, 1998 and 1997,
       expiring in June 1999; advances under the line accrue
       interest at the prime rate plus 0.5 percent (8.25
       percent at December 31, 1998, and 9.0 percent at
       December 31, 1997) and are secured by substantially all
       of the Company's assets................................. $ 100  $ 100
     Note payable to a bank due in monthly installments of $1,
       including interest through November 2001 at 9.75
       percent.................................................    35     45
                                                                -----  -----
       Total debt..............................................   135    145
     Less: Current maturities..................................  (111)  (111)
                                                                -----  -----
          Long-term portion.................................... $  24  $  34
                                                                =====  =====

                       ECONOMY RESTAURANT FIXTURES, INC.

    The Company also has a standby letter of credit arrangement with a bank with a maximum availability of $1 million as of December 31, 1998, and $800,000 as of December 31, 1997. No amounts were drawn against this facility at December 31, 1998 or 1997.

    Both the line of credit and the standby letter of credit are personally guaranteed by the Company's stockholders.

    The following is a schedule of annual maturities of long-term debt at December 31, 1998 (in thousands):

     Years Ending December 31
       1999...............................................................  $111
       2000...............................................................    12
       2001...............................................................    12

6. Employee Benefits

    The Company has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees who have completed 1,000 hours of employment and are at least 21 years of age. Eligible participants may contribute up to 15 percent or $10,000 of their compensation. The Company provides discretionary contributions to the Plan that amounted to $130,000 and $117,000 in 1998 and 1997, respectively.

7. Operating Leases

    The Company leases certain facilities consisting of land and improvements under noncancelable operating leases expiring at various dates through 2005.

    Total rent expense for the years ended December 31, 1998 and 1997, was approximately $403,000 and $395,000, respectively.

    At December 31, 1998, future minimum rental payments on noncancelable operating leases are as follows (in thousands):

     1999...............................................................  $  454
     2000...............................................................     288
     2001...............................................................     269
     2002...............................................................     258
     2003...............................................................     258
     Thereafter.........................................................     308
                                                                          ------
       Total minimum lease payments.....................................  $1,835
                                                                          ======

8. Related-Party Transactions

    During 1998, the Company distributed notes receivable of $115,000 relating to funds the Company had loaned to its shareholders. The distributions eliminated all amounts owed by its shareholders to the Company. The balance in notes receivable of $119,000 for 1997 was included in other assets in the combined balance sheets.

                       ECONOMY RESTAURANT FIXTURES, INC.

9. Commitments and Contingencies

    Various legal claims arise against the Company during the normal course of business. In the opinion of management, based on the nature of the claims, underlying insurance coverage, and other defenses, liabilities, if any, arising from the claims would not have a material effect on the financial statements.

10. Subsequent Events (Unaudited)

    Subsequent to December 31, 1998, the Company's shareholders entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of December 31, 1998.

                     ECONOMY RESTAURANT FIXTURES, INC.

           BALANCE SHEETS--MARCH 31, 1999 AND DECEMBER 31, 1998

                                                        MARCH 31,   DECEMBER 31,
                                                           1999         1998
                                                        ----------  ------------
                                                         (IN THOUSANDS, EXCEPT
                                                             SHARE AMOUNTS)
                                                        (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
Cash and cash equivalents.............................    $  310       $  419
Accounts receivable, less allowance for doubtful
  accounts of $40 at March 31, 1999 and December 31,
  1998................................................     2,197        2,380
Inventories, net......................................     3,422        2,738
Prepaid expenses and other............................        90           84
                                                          ------       ------
  Total current assets................................     6,019        5,621
PROPERTY AND EQUIPMENT, net...........................       194          204
OTHER ASSETS..........................................        44           44
                                                          ------       ------
  Total assets........................................    $6,257       $5,869
                                                          ======       ======
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable......................................    $2,416       $2,455
Customer deposits.....................................       827          374
Accrued liabilities...................................       342          360
Current portion of long term debt.....................       206          111
                                                          ------       ------
  Total current liabilities...........................     3,791        3,300
                                                          ------       ------
Long-Term Debt, net of current portion................        21           24
                                                          ------       ------
COMMITMENTS AND CONTINGENCIES
                                                          ------       ------
STOCKHOLDERS' EQUITY
Common stock, $10 par value:
 Authorized and outstanding--450 shares at March 31,
   1999 and December 31, 1998.........................         5            5
Retained earnings.....................................     2,440        2,540
                                                          ------       ------
  Total stockholders' equity..........................     2,445        2,545
                                                          ------       ------
  Total liabilities and stockholders' equity..........    $6,257       $5,869
                                                          ======       ======

     The accompanying notes are an integral part of these statements.

                     ECONOMY RESTAURANT FIXTURES, INC.

                           STATEMENTS OF INCOME

            For the Three Months Ended March 31, 1999 and 1998

                                                            1999        1998
                                                         ----------- -----------
                                                             (In thousands)
                                                         (unaudited) (unaudited)
NET REVENUE............................................    $4,945      $4,530
COST OF REVENUE........................................     3,611       3,352
                                                           ------      ------
  Gross profit.........................................     1,334       1,178
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........     1,351       1,288
                                                           ------      ------
  Loss before income taxes.............................       (17)       (110)
INCOME TAXES...........................................         5          (4)
                                                           ------      ------
NET LOSS...............................................    $  (22)     $ (106)
                                                           ======      ======

     The accompanying notes are an integral part of these statements.

                     ECONOMY RESTAURANT FIXTURES, INC.

                     STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Three Months Ended March 31, 1999

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
BALANCE, December 31, 1998................   450    $ 5    $2,540     $2,545
  Net loss (unaudited)....................    --     --       (22)       (22)
  Distributions (unaudited)...............    --     --       (78)       (78)
                                             ---    ---    ------     ------
BALANCE, MARCH 31, 1999 (unaudited).......   450    $ 5    $2,440     $2,445
                                             ===    ===    ======     ======

      The accompanying notes are an integral part of this statement.

                        ECONOMY RESTAURANT FIXTURES

                         STATEMENTS OF CASH FLOWS

            For the Three Months Ended March 31, 1999 and 1998

                                                           1999        1998
                                                        ----------- -----------
                                                            (In thousands)
                                                        (unaudited) (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...............................................    $ (22)      $(106)
Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
  Depreciation.........................................       18          12
  Changes in assets and liabilities:
     Accounts receivable...............................      183         802
     Inventories.......................................     (684)       (176)
     Prepaid expenses and other........................       (6)        --
     Accounts payable..................................      (39)         42
     Accrued liabilities...............................      (18)         27
     Customer deposits.................................      453         --
     Other.............................................       (3)          3
                                                           -----       -----
       Net cash provided by (used in) operating
         activities....................................     (118)        604
                                                           -----       -----
CASH FLOWS FROM INVESTING ACTIVITIES: Expenditures for
  property and equipment...............................       (8)        --
                                                           -----       -----
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) line of credit.........       95        (244)
Repayment of notes payable.............................      --         (100)
Distributions to stockholders..........................      (78)       (174)
                                                           -----       -----
       Net cash provided by (used in) financing
         activities....................................       17        (518)
                                                           -----       -----
       Net increase (decrease) in cash and cash
         equivalents...................................     (109)         86
CASH AND CASH EQUIVALENTS, at the beginning of the
  period...............................................      419         355
                                                           -----       -----
CASH AND CASH EQUIVALENTS, at the end of the period....    $ 310       $ 441
                                                           =====       =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest.................................    $ --        $ --
Cash paid for income taxes.............................    $   7       $ --

     The accompanying notes are an integral part of these statements.

                        ECONOMY RESTAURANT FIXTURES

                  NOTES TO CONDENSED FINANCIAL STATEMENTS

                                (Unaudited)

1. Basis of Presentation

    The financial statements for the interim periods included herein are unaudited; however, they contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of Economy Restaurant Fixtures ("Company") at March 31, 1999, and the statements of income, cash flows and stockholders' equity for the three-month periods ended March 31, 1999 and 1998. All such adjustments are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the year ended December 31, 1998 and December 31, 1997.

2. Agreement to Sell Company

    In the first quarter of 1999, the Company's stockholders entered a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of March 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Curtis Restaurant Equipment, Inc.:

    We have audited the accompanying balance sheets of Curtis Restaurant Equipment, Inc. (an Oregon corporation) as of December 31, 1998 and 1997 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Curtis Restaurant Equipment, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Portland, Oregon,
February 17, 1999

                       CURTIS RESTAURANT EQUIPMENT, INC.

                                 BALANCE SHEETS

                        As of December 31, 1998 and 1997

                                                                   1998   1997
                                                                  ------ ------
                                                                       (In
                                                                   thousands)
                                     ASSETS

Current Assets:
  Cash and cash equivalents...................................... $   28 $   95
  Trade accounts receivable, less allowance for doubtful
    accounts of $164 in 1998 and $268 in 1997....................  3,943  2,330
  Rebates receivable.............................................    811    576
  Inventories....................................................  1,060    949
  Prepaid expenses...............................................     44     23
  Income tax receivable..........................................    --     176
                                                                  ------ ------
     Total current assets........................................  5,886  4,149
Property and Equipment, net......................................    241    235
Other Long-term Assets:
  Note receivable................................................    --     202
  Other..........................................................    159     90
                                                                  ------ ------
     Total assets................................................ $6,286 $4,676
                                                                  ====== ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Line of credit................................................. $1,900 $1,100
  Accounts payable...............................................  1,083    954
  Accrued liabilities............................................    313    376
  Deferred revenue...............................................    375    125
  Current portion of long-term debt and capital leases...........     68     64
  Income taxes payable...........................................     73    --
  Deferred income taxes..........................................    233    145
                                                                  ------ ------
     Total current liabilities...................................  4,045  2,764
Long-term Liabilities:
  Notes payable, net of current portion..........................     28     65
  Obligations under capital leases...............................     40     12
                                                                  ------ ------
     Total liabilities...........................................  4,113  2,841
Stockholders' Equity:
  Common stock, no par value.....................................     58     58
  Retained earnings..............................................  2,115  1,777
                                                                  ------ ------
     Total stockholders' equity..................................  2,173  1,835
                                                                  ------ ------
     Total liabilities and stockholders' equity.................. $6,286 $4,676
                                                                  ====== ======

      The accompanying notes are an integral part of these balance sheets.

                       CURTIS RESTAURANT EQUIPMENT, INC.

                              STATEMENTS OF INCOME

                 For the Years Ended December 31, 1998 and 1997

                                                                1998     1997
                                                               -------  -------
                                                               (In thousands)
Net revenue................................................... $20,279  $19,933
Cost of revenue...............................................  16,526   16,434
                                                               -------  -------
     Gross profit.............................................   3,753    3,499
Selling, general and administrative expenses..................   3,103    3,335
                                                               -------  -------
     Income from operations...................................     650      164
Other income (expense):
  Interest expense............................................    (109)    (151)
  Other.......................................................      15       18
                                                               -------  -------
Income before income taxes....................................     556       31
Income taxes..................................................     218       12
                                                               -------  -------
Net income.................................................... $   338  $    19
                                                               =======  =======




        The accompanying notes are an integral part of these statements.

                       CURTIS RESTAURANT EQUIPMENT, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the Years Ended December 31, 1998 and 1997

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                               (In thousands, except shares)
Balance, December 31, 1996................    93    $ 58   $1,777     $1,835
  Net income..............................   --      --        19         19
  Owner distributions.....................   --      --       (19)       (19)
                                             ---    ----   ------     ------
Balance, December 31, 1997................    93      58    1,777      1,835
  Net income..............................   --      --       338        338
                                             ---    ----   ------     ------
Balance, December 31, 1998................    93    $ 58   $2,115     $2,173
                                             ===    ====   ======     ======





        The accompanying notes are an integral part of these statements.

                       CURTIS RESTAURANT EQUIPMENT, INC.

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1998 and 1997

                                                                 1998    1997
                                                                -------  -----
                                                                     (In
                                                                 thousands)
Cash Flows from Operating Activities:
  Net income................................................... $   338  $  19
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities--
     Depreciation..............................................      60     49
     Loss on sale of assets....................................       3    --
     Deferred taxes............................................      88   (106)
  Changes in assets and liabilities--
     Accounts receivable.......................................  (1,613)   822
     Rebates receivable........................................    (235)   165
     Inventories...............................................    (111)   185
     Prepaid expenses..........................................     (21)    (3)
     Income taxes receivable...................................     176    (22)
     Other assets..............................................     (47)   --
     Income tax payable........................................      73    --
     Accounts payable..........................................     129   (462)
     Accrued liabilities.......................................     (63)   (48)
     Deferred revenues.........................................     250   (115)
                                                                -------  -----
       Net cash (used in) provided by operating activities.....    (973)   484

Cash Flows from Investing Activities:
  Expenditures for property and equipment......................     (23)    (8)
  Proceeds from the sale of assets.............................       6    --
  Key Man Insurance............................................     (22)   (16)
                                                                -------  -----
       Net cash used in investing activities...................     (39)   (24)
                                                                -------  -----

Cash Flows from Financing Activities:
  Line of credit, net..........................................     800   (300)
  Payments received on long-term note receivable...............     202     16
  Payments on debt, net........................................     (57)   (64)
  Dividends to stockholders....................................     --     (19)
                                                                -------  -----
       Net cash provided by (used in) financing activities.....     945   (367)

Net Increase (Decrease) in Cash and Cash Equivalents...........     (67)    93

Cash and Cash Equivalents, beginning of year...................      95      2
                                                                -------  -----
Cash and Cash Equivalents, end of year......................... $    28  $  95
                                                                =======  =====

Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest....................................... $   107  $ 168
  Cash paid for income taxes...................................      32    139
  Noncash transactions--
     Capital leases............................................      52    --

        The accompanying notes are an integral part of these statements.

                       CURTIS RESTAURANT EQUIPMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

1. Nature of Operations

    Curtis Restaurant Equipment, Inc. (the "Company") was incorporated in the State of Oregon on July 1, 1975. The Company is headquartered in Springfield, Oregon, with a branch office in Medford, Oregon. The Company, a dealer for all major foodservice equipment and supplies manufacturers, sells durable goods to a wide range of commercial foodservice providers. Sales are made of replacement items as well as entire new facilities and remodels. Design, layout and installation services are offered to customers. The Company does not perform any manufacturing process and only very limited repair functions.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies used in the preparation of these financial statements.

 Revenue and Cost Recognition

    Revenues represent sales to individual consumers or business owners (Individual Sales), and sales to large projects (Job Sales). Individual Sales and Job Sales represent approximately 33% and 67%, respectively, of total sales for the year ended December 31, 1998 and 1997. Revenues and the related costs of revenues are recognized when the goods are sold off the showroom floor, delivered to the customer or installed at the customer's location, depending on whether the sale relates to an Individual Sale or Job Sale. Deferred revenue represents customer deposits on Job Sales.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Financial Instruments

    Cash and cash equivalents, receivables, accounts receivables and accounts payable are settled within a year and are not subject to market rate fluctuations. Debt instruments are generally at market rates. The carrying value of these financial instruments approximates fair market value at December 31, 1998 and 1997.

 Cash and Cash Equivalents

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Rebates Receivable

    The Company is a member of two buying groups. As a member of these groups the Company receives rebates for reaching certain purchasing thresholds. The Company also receives rebates from several individual suppliers for achieving certain purchasing thresholds. Rebates are included as a reduction of cost of revenues.

 Inventories

    Inventories are stated at the lower of cost or market. Costs are determined on the last-in, first-out (LIFO) method.

                       CURTIS RESTAURANT EQUIPMENT, INC.

 Property and Equipment,

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following lives:

     Fixtures and equipment............  2-7 years
     Vehicles..........................  5 years
     Leasehold improvements............  Shorter of lease term or useful life of the asset

    Costs of normal maintenance and repairs and minor replacements are charged to expense as incurred. Major replacements or betterments are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the income statement.

 Concentration of Credit Risk

    Customers are located across the United States with a heavier concentration in Oregon and the Pacific Northwest. Trade receivables consist primarily of balances due for sales made in the normal course of business. While most sales on open account are made on an unsecured basis, certain balances are subject to purchase money security agreements. As of December 31, 1998, three customers accounted for 23%, 14% and 10% of trade accounts receivable. As of December 31, 1997, one customer accounted for 16% of trade accounts receivable.

    Sales to two customers combined accounted for 47% and 36% of total sales for the years ended December 31, 1998 and 1997, respectively.

 Income Taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). This pronouncement requires deferred tax assets and liabilities to be valued using the enacted tax rates expected to be in effect when the temporary differences are recovered or settled.

    The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amount and the tax bases of assets and liabilities.

 Other Assets

    Other assets consist primarily of the cash surrender value of insurance policies on the lives of the Company's primary officers/shareholders for which the Company is the beneficiary.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Other than net income, the Company has no comprehensive income.

                       CURTIS RESTAURANT EQUIPMENT, INC.

 New Accounting Pronouncements

    In 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company will adopt SFAS No. 131 in 1999 and does not expect its adoption to have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company will adopt SFAS No. 132 in 1999 and does not expect its adoption to have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in 1999. The Company believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position and results of operations.

3. Inventories

    Inventories at December 31, 1998 and 1997 consist of the following:

                                                               1998     1997
                                                              -------  -------
                                                              (In thousands)
   Smallwares and equipment.................................  $   777  $   797
   Job inventory............................................      551      399
                                                              -------  -------
   FIFO inventory...........................................    1,328    1,196
   LIFO reserve.............................................     (268)    (247)
                                                              -------  -------
     Net inventories........................................  $ 1,060  $   949
                                                              =======  =======

4. Property and Equipment

    Property and equipment at December 31, 1998 and 1997 consists of the following:

                                                                1998     1997
                                                               -------  -------
                                                               (In thousands)
   Leasehold improvements....................................  $   236  $   236
   Fixtures and equipment....................................      235      179
   Vehicles..................................................      159      174
                                                               -------  -------
     Total property and equipment............................      630      589
   Accumulated depreciation..................................     (389)    (354)
                                                               -------  -------
   Net property and equipment................................  $   241  $   235
                                                               =======  =======

5. Line of Credit

    The Company has a revolving line of credit with a bank, secured by accounts receivable, for the amount of $2,000,000. As of December 31, 1998 and 1997, borrowings outstanding under the Company's line of credit

                       CURTIS RESTAURANT EQUIPMENT, INC.

were $1,900,000 and $1,100,000, respectively. The line of credit bears interest at prime rate plus 0.50%, which was 8.25% and 9.00% at December 31, 1998 and 1997, respectively. The line expires in April 1999.

    Under the terms of the line of credit the Company has agreed to maintain certain financial covenants. The Company was in compliance with these covenants as of December 31, 1998.

6. Long Term Notes Payable

    The Company's long-term obligations consisted of the following at December
31:

                                                                1998     1997
                                                               -------  -------
                                                               (In thousands)
   Note payable to the bank, secured by tenant improvements.
     Payable in monthly installments of $2,232. Interest is
     at 9.75% per annum, maturing in July 2000...............  $    36  $   57
   Note payable to the bank, secured by vehicle. Payable in
     monthly installments of $468. Interest is at 9.25% per
     annum, maturing in January 2002.........................       15      --
   Note payable to the bank, secured by vehicle. Payable in
     monthly installments of $616. Interest is at 9.25% per
     annum, maturing in November 2000........................       13      19
   Note payable to a former stockholder. Payable in monthly
     installments of $2,366. Interest is at 9.00% per annum,
     maturing in July 1999...................................       16      42
   Note payable to a credit corporation, secured by vehicle.
     Payable in monthly installments of $324. Interest is at
     2.9% per annum, and matured in December 1998............       --       4
   Note payable to the bank, secured by vehicle. Payable in
     monthly installments of $324. Interest is at 9.25% per
     annum and matured in June 1998..........................       --       2
                                                               -------  ------
                                                                    80     124
   Less--Current portion.....................................      (52)    (59)
                                                               -------  ------
     Total...................................................  $    28  $   65
                                                               =======  ======

    Future minimum payments of long-term debt as of December 31, 1998 are as follows (in thousands):

       1999................................................................. $52
       2000.................................................................  22
       2001.................................................................   5
       2002.................................................................   1
       Thereafter...........................................................  --
                                                                             ---
                                                                             $80
                                                                             ===

    In 1998, the Company's bank issued an irrevocable standby letter of credit in favor of each of the Company's two buying groups, effectively guaranteeing payment to the buying group if the Company should fail to do so. The limit on the letter of credit was $500,000 at December 31, 1998.

                       CURTIS RESTAURANT EQUIPMENT, INC.

7. Capital Leases

    The Company has five year capital leases for equipment. The Company's obligations under capital leases for the years ended December 31, 1998 and 1997 were $57,000 and $17,000, respectively.

    Future minimum lease payments under capital leases as of December 31 are as follows (in thousands):

   1999................................................................   $ 22
   2000................................................................     22
   2001................................................................     16
   2002................................................................      6
   Thereafter..........................................................     --
                                                                          ----
     Total minimum lease payments......................................     66
     Less--Amount representing interest (at rates ranging from 6.25% to
       11.10%).........................................................    (10)
                                                                          ----
   Present value of minimum lease payments.............................     56
   Less--Current portion...............................................    (16)
                                                                          ----
                                                                          $ 40
                                                                          ====

8. Income Taxes

    The provision for income taxes consists of the following for the year ended December 31:

                                                                     1998 1997
                                                                     ---- -----
                                                                        (In
                                                                     thousands)
   Current tax provision--
     Federal........................................................ $108 $ 106
     State..........................................................   22    12
                                                                     ---- -----
                                                                      130   118
   Deferred tax provision (benefit).................................   88  (106)
                                                                     ---- -----
        Total provision............................................. $218 $  12
                                                                     ==== =====

    A reconciliation of the provision for income taxes at the federal statutory income tax rate to the provision for income taxes as reported is as follows for December 31:

                                                                   1998   1997
                                                                   -----  -----
   Federal rate................................................... 34.00% 34.00%
   State rate, net................................................  4.36%  2.53%
   Non-deductible dues and other..................................  0.85%  2.18%
                                                                   -----  -----
   Effective tax.................................................. 39.21% 38.71%
                                                                   =====  =====

    The State of Oregon had a one-time reduction in its state income tax rate in 1997.

                       CURTIS RESTAURANT EQUIPMENT, INC.

    Deferred tax assets and liabilities are comprised of the following components at December 31:

                                                                  1998   1997
                                                                  -----  -----
                                                                      (In
                                                                  thousands)
   Current deferred tax (liability) asset--
     Rebates receivable.......................................... $(311) $(221)
     Allowance for doubtful accounts.............................    42     42
     Other.......................................................    36     34
                                                                  -----  -----
        Total current deferred tax liability..................... $(233) $(145)
                                                                  =====  =====

9. Related Party Transactions

    The Company has guaranteed to the bank a note payable by the majority stockholders. The guarantee is collateralized by the Springfield facility.

    The majority stockholders also own 51% of one of the Company's suppliers, Pacific Stainless Products, Inc. (Pacific). Purchases from Pacific for the years ended December 31, 1998 and 1997 were approximately $1,600,000 and $1,592,000, respectively. At December 31, 1998 and 1997 the Company owed Pacific $150,000 and $109,000, respectively, which is included in the Company's accounts payable in the balance sheets.

    The majority stockholders are also shareholders in Vangard Technology, Inc (Vangard), one of the Company's suppliers. At December 31, 1997, the Company had a note receivable from Vangard of $195,000. This amount was paid off in 1998.

    The Company leases its Springfield facility from the majority stockholders. The current lease expires December 1, 2002. Lease payments were $6,000 per month for 1997 and six months of 1998. In June 1998, lease payments were increased to $10,000 per month.

    The Company's majority stockholders also own minority interests in JB Roadhouse/Colts (JB) and US Basketball Academy (US). Sales to JB for the years ended December 31, 1998 and 1997 were $1,000 and $78,000, respectively. At December 31, 1998 and 1997, JB owed the Company $43,000 and $52,000, respectively. Sales to US for the years ended December 31, 1998 and 1997 were $0 and $212,000, respectively. At December 31, 1998 and 1997, US owed the Company $76,000 and $67,000, respectively.

10. Commitments and Contingencies

 Operating Leases

    The Company leases certain equipment and its operating facility under operating lease agreements. Future minimum lease payments are as follows (in thousands):

   1999.................................................................... $138
   2000....................................................................  133
   2001....................................................................  121
   2002....................................................................  120
   2003....................................................................  100
   Thereafter..............................................................   --
                                                                            ----
                                                                            $612
                                                                            ====

    Rent expense for the year ended December 31, 1998 and 1997 was $100,000 and $82,000, respectively.

                       CURTIS RESTAURANT EQUIPMENT, INC.

11. Supplemental Retirement Plan

    The Company has a security interest in a life insurance policy for cash advances made to implement an equity split dollar life insurance fringe benefit plan for certain key employees of the Company. An assignment of the Company's security interest has been made for the purpose of providing security for the indebtedness incurred by the Company to facilitate the implementation of this benefit plan without disruption of working capital needed for other business purposes.

12. Profit Sharing Plan

    The Company has a discretionary profit sharing plan for all of its employees. No fixed contribution plan percentage exists. The Company contributed $120,000 and $140,000 relating to the years ended December 31, 1998 and 1997, respectively.

13. Capital Stock

    As of December 31, 1998 and 1997, the Company had the following amounts of authorized (500 no par value, fully paid, nonassessable) and issued shares outstanding:

                                                                     Issued and
                                                          Authorized Outstanding
                                                          ---------- -----------
   1998..................................................    500          93
   1997..................................................    500          93

14. Subsequent Event (Unaudited)

    Subsequent to December 31, 1998, the Company's stockholders entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of December 31, 1998.

                     CURTIS RESTAURANT EQUIPMENT, INC.

                              BALANCE SHEETS

                As of March 31, 1999 and December 31, 1998

                                                         March 31,  December 31,
                                                           1999         1998
                                                        ----------- ------------
                                                             (In thousands)
                                                        (unaudited)
                         ASSETS
CURRENT ASSETS:
Cash and cash equivalents.............................    $   --       $   28
Trade accounts receivable, less allowance for doubtful
  accounts of $164 on March 31, 1999 and December 31,
  1998................................................     2,824        3,943
Rebates receivable....................................       767          811
Inventories...........................................     1,078        1,060
Prepaid expenses......................................        30           44
Income taxes receivable...............................        52           --
                                                          ------       ------
  Total current assets................................     4,751        5,886
PROPERTY AND EQUIPMENT, net...........................       229          241
OTHER ASSETS..........................................       159          159
                                                          ------       ------
  Total assets........................................    $5,139       $6,286
                                                          ======       ======
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit........................................    $  900       $1,900
Accounts payable......................................     1,324        1,083
Accrued liabilities...................................       140          313
Deferred revenue......................................       261          375
Current portion of long-term debt and capital leases..        62           68
Income taxes payable..................................        --           73
Deferred income taxes.................................       200          233
                                                          ------       ------
  Total current liabilities...........................     2,887        4,045
                                                          ------       ------
NOTES PAYABLE, net of current portion.................        20           28
                                                          ------       ------
OBLIGATIONS UNDER CAPITAL LEASES, net of current
  portion.............................................        35           40
                                                          ------       ------
  Total liabilities...................................     2,942        4,113
                                                          ------       ------
STOCKHOLDERS' EQUITY
Common stock, no par value............................        58           58
Retained earnings.....................................     2,139        2,115
                                                          ------       ------
  Total stockholders' equity..........................     2,197        2,173
                                                          ------       ------
  Total liabilities and stockholders' equity..........    $5,139       $6,286
                                                          ======       ======

   The accompanying notes are an integral part of these balance sheets.

                     CURTIS RESTAURANT EQUIPMENT, INC.

                           STATEMENTS OF INCOME

            For the Three Months Ended March 31, 1999 and 1998

                                                            1999        1998
                                                         ----------- -----------
                                                             (In thousands)
                                                         (unaudited) (unaudited)
NET REVENUE............................................    $4,305      $4,268
COST OF REVENUE........................................     3,486       3,455
                                                           ------      ------
  Gross profit.........................................       819         813
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........       739         710
                                                           ------      ------
  Income from operations...............................        80         103
                                                           ------      ------
OTHER INCOME (EXPENSE):
Interest expense.......................................       (46)        (30)
Other..................................................         7           2
                                                           ------      ------
  Income before income taxes...........................        41          75
INCOME TAXES...........................................        17          31
                                                           ------      ------
NET INCOME.............................................    $   24      $   44
                                                           ======      ======

     The accompanying notes are an integral part of these statements.

                     CURTIS RESTAURANT EQUIPMENT, INC.

                     STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Three Months Ended March 31, 1999

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
BALANCE, December 31, 1998................    93    $58    $2,115     $2,173
  Net income (unaudited)..................    --     --        24         24
                                             ---    ---    ------     ------
  BALANCE, March 31, 1999 (unaudited).....    93    $58    $2,139     $2,197
                                             ===    ===    ======     ======

      The accompanying notes are an integral part of this statement.

                     CURTIS RESTAURANT EQUIPMENT, INC.

                         STATEMENTS OF CASH FLOWS

            For the Three Months Ended March 31, 1999 and 1998

                                                          1999        1998
                                                       ----------- -----------
                                                           (In thousands)
                                                       (unaudited) (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................   $    24      $  44
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation........................................        15         11
  Deferred taxes......................................       (33)       (20)
  Changes in assets and liabilities:
     Trade accounts receivable........................     1,119        382
     Rebates receivable...............................        44         51
     Inventories......................................       (18)        44
     Prepaid expenses.................................        14          3
     Income taxes receivable..........................       (52)        15
     Accounts payable.................................       241         17
     Accrued liabilities..............................      (173)      (108)
     Deferred revenue.................................      (114)       145
     Income taxes payable.............................       (73)       --
                                                         -------      -----
       Net cash provided by operating activities......       994        584
                                                         -------      -----
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property and equipment...............        (3)       (12)
                                                         -------      -----
       Net cash used in investing activities..........        (3)       (12)
                                                         -------      -----
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit, net...................................    (1,000)      (600)
Proceeds from notes receivable........................       --         202
Borrowings (repayment) of notes payable...............       (19)         2
                                                         -------      -----
       Net cash used in financing activities..........    (1,019)      (396)
                                                         -------      -----
       Net (decrease) increase in cash and cash
         equivalents..................................       (28)       176
CASH AND CASH EQUIVALENTS, at beginning of period.....        28         95
                                                         -------      -----
CASH AND CASH EQUIVALENTS, at end of period...........   $   --       $ 271
                                                         =======      =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest................................   $    46      $  30
Cash paid for income taxes............................   $   175      $  42

     The accompanying notes are an integral part of these statements.

                        CURTIS RESTAURANT EQUIPMENT

                  NOTES TO CONDENSED FINANCIAL STATEMENTS

                                (Unaudited)

1. Basis of Presentation

    The financial statements for the interim periods included herein are unaudited; however, they contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of Curtis Restaurant Equipment, Inc. (the Company) at March 31, 1999, and the statements of income, cash flows and stockholders' equity for the three-month periods ended March 31, 1999 and 1998. All such adjustments are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the years ended December 31, 1998 and 1997.

2. Agreement to Sell Company

    In the first quarter of 1999, the Company's stockholders entered a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of March 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bintz Distributing Co.:

    We have audited the accompanying balance sheets of Bintz Distributing Co. (a Utah corporation) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bintz Distributing Co. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Salt Lake City, Utah
February 15, 1999

                             BINTZ DISTRIBUTING CO.

                                 BALANCE SHEETS

                                                        December 31, December 31,
                                                            1998         1997
                                                        ------------ ------------
                                                          (In thousands, except
                                                                 shares)
                                     ASSETS
Current Assets:
  Cash.................................................    $  --        $  --
  Trade accounts receivable, less allowance for
    doubtful accounts of $47 and $33 in 1998 and 1997,
    respectively.......................................     2,390        1,934
  Rebates receivable...................................       502          348
  Inventories..........................................     1,095        1,289
  Prepaid expenses and other...........................        15          107
                                                           ------       ------
     Total current assets..............................     4,002        3,678
                                                           ------       ------
Property and Equipment:
  Leasehold improvements...............................       290          284
  Fixtures and equipment...............................       180          154
  Vehicles.............................................       116          110
  Warehouse equipment..................................        33           31
  Equipment held under capital lease...................        24           24
                                                           ------       ------
                                                              643          603
     Less accumulated depreciation and amortization....      (305)        (214)
                                                           ------       ------
     Net property and equipment........................       338          389
                                                           ------       ------
Total Assets...........................................    $4,340       $4,067
                                                           ======       ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Line of credit.......................................    $1,375       $1,434
  Accounts payable.....................................       903          678
  Accrued liabilities..................................       195          187
  Customer deposits....................................       125          492
  Current portion of notes payable.....................        14           13
  Current portion of obligations under capital
    leases.............................................         7            8
                                                           ------       ------
     Total current liabilities.........................     2,619        2,812
                                                           ------       ------
Long-term Liabilities:
  Related party notes payable..........................       163          164
  Notes payable, net of current portion................         7           21
  Obligations under capital leases, net of current
    portion............................................         3            8
                                                           ------       ------
                                                              173          193
                                                           ------       ------
Commitments and Contingencies (Notes 8 and 10)
Stockholders' Equity:
  Common stock, no par value
   Authorized--50,000 shares...........................
   Issued--17,500 shares...............................       350          350
  Retained earnings....................................     1,198          712
                                                           ------       ------
Total Stockholders' Equity.............................     1,548        1,062
                                                           ------       ------
Total Liabilities and Stockholders' Equity.............    $4,340       $4,067
                                                           ======       ======

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             BINTZ DISTRIBUTING CO.

                            STATEMENTS OF OPERATIONS

                                                                 Years Ended
                                                                December 31,
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
                                                               (In thousands)
Net revenue..................................................  $17,835  $13,097
Cost of revenue..............................................   14,647   10,719
                                                               -------  -------
Gross profit.................................................    3,188    2,378
Selling, general and administrative expenses.................    2,448    2,071
                                                               -------  -------
Income from operations.......................................      740      307
Other income (expense):
  Interest...................................................     (125)    (144)
  Other......................................................        1        6
                                                               -------  -------
Net income...................................................  $   616  $   169
                                                               =======  =======




  The accompanying notes to financial statements are an integral part of these statements.

                             BINTZ DISTRIBUTING CO.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the Years Ended December 31, 1998 and 1997

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                               (In thousands, except shares)
Balance, December 31, 1996................  17,500  $350   $  702     $1,052
  Net income..............................     --    --       169        169
  Distributions to stockholders...........     --    --      (159)      (159)
                                            ------  ----   ------     ------
Balance, December 31, 1997................  17,500   350      712      1,062
  Net income..............................     --    --       616        616
  Distributions to stockholders...........     --    --      (130)      (130)
                                            ------  ----   ------     ------
Balance, December 31, 1998................  17,500  $350   $1,198     $1,548
                                            ======  ====   ======     ======



  The accompanying notes to financial statements are an integral part of these statements.

                             BINTZ DISTRIBUTING CO.

                            STATEMENTS OF CASH FLOWS

                                                                  Years Ended
                                                                   December
                                                                      31,
                                                                  ------------
                                                                  1998   1997
                                                                  -----  -----
                                                                      (In
                                                                  thousands)
Cash Flows from Operating Activities:
  Net income..................................................... $ 616  $ 169
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization...............................    92     80
     Gain on sale of assets......................................   --      (6)
  Changes in assets and liabilities:
   Decrease (increase) in:
     Trade accounts receivable...................................  (456)   (97)
     Rebates receivable..........................................  (154)   (10)
     Inventories.................................................   194   (149)
     Prepaid expenses and other..................................    92   (102)
   Increase (decrease) in:
     Accounts payable............................................   225    153
     Accrued liabilities.........................................     8    (10)
     Customer deposits...........................................  (367)   439
                                                                  -----  -----
       Net cash provided by operating activities.................   250    467
                                                                  -----  -----
Cash Flows from Investing Activities:
  Expenditures for property and equipment........................   (41)  (159)
  Proceeds from disposal of property and equipment...............   --      13
                                                                  -----  -----
       Net cash used in investing activities.....................   (41)  (146)
                                                                  -----  -----
Cash Flows from Financing Activities:
  Net change in line of credit...................................   (59)  (133)
  Payments on capital lease obligations..........................    (6)    (5)
  Payments on notes payable......................................   (14)   (24)
  Distributions to stockholders..................................  (130)  (159)
                                                                  -----  -----
       Net cash used in financing activities.....................  (209)  (321)
                                                                  -----  -----
Net Increase (Decrease) in Cash..................................   --     --
Cash, at Beginning of Period.....................................   --     --
                                                                  -----  -----
Cash, at End of Period........................................... $ --   $ --
                                                                  =====  =====

  The accompanying notes to financial statements are an integtal part of these statements.

                             BINTZ DISTRIBUTING CO.

                            STATEMENTS OF CASH FLOWS

                                                                   Years Ended
                                                                  December 31,
                                                              --------------------
                                                                 1998       1997
                                                              ---------  ---------
                                                                 (In thousands)
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest....................................     $125       $144
  Non-cash transactions related to capital lease
    obligations.............................................      --           9



  The accompanying notes to financial statements are an integral part of these statements.

                             BINTZ DISTRIBUTING CO.

                         NOTES TO FINANCIAL STATEMENTS

1. Business and Organization

    Bintz Distributing Co. (the "Company"), a Utah corporation, is engaged in the sale of restaurant equipment and supplies, principally to restaurants, schools, service stations and other companies with headquarters or operations in the state of Utah.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies followed in the preparation of these financial statements.

 Revenue Recognition

    Revenues are generally recognized when equipment and supplies are shipped. For certain orders primarily from the Company's significant customers (see Note
9), at the customer's request, the order is prepared for shipment and the customer takes title and accepts billing but the equipment and supplies are held at the Company's warehouse until the customer is ready for installation of the equipment and supplies at its facility. Bill and hold arrangements are covered by written contracts and the customer generally retains ten percent of the invoice price until installation of the shipment at its facility. Revenues for bill and hold arrangements are recognized when equipment and supplies are ready for shipment.

    Additionally, the Company requires a pre-payment from certain customers placing large equipment orders. These pre-payments are recorded as customer deposits and recognized as revenue when the equipment and supplies are shipped.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

    The carrying amounts of all financial instruments approximate fair value. The estimated fair values have been determined using appropriate market information and valuation methodologies. The Company's financial instruments consist primarily of cash, trade accounts receivable, accounts payable and debt instruments.

 Inventories

    Inventories are stated at the lower of cost, as determined by the LIFO method, or market. If inventories had been valued by the first-in, first-out ("FIFO") method, such inventory costs would exceed LIFO costs by approximately $325,000 and $301,000 at December 31, 1998 and 1997, respectively. Gross profit and net income during the years ended December 31, 1998 and 1997 would have been higher by approximately $24,000 and $33,000, respectively, had the Company valued its inventories using the FIFO method.

                             BINTZ DISTRIBUTING CO.

 Property and Equipment

    Property and equipment are stated at cost and are depreciated or amortized using the straight-line method. The estimated useful lives are as follows:

   Leasehold improvements.................... Lesser of lease term or 2-10 years
   Fixtures and equipment.................... 3-5 years
   Vehicles.................................. 3-5 years
   Warehouse equipment....................... 3-5 years
   Equipment held under capital lease........ 3-5 years

    Costs of normal maintenance and repairs and minor replacements are charged to expense as incurred. Major replacements or betterments are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the determination of income.

    Long-lived assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined that as of December 31, 1998, there had not been an impairment in the carrying value of long-lived assets.

 Income Taxes

    The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal income tax purposes. Under the Internal Revenue Code provisions applicable to S corporations and similar provisions of the state tax code for the states in which the Company operates, the stockholders report the Company's taxable earnings or losses in their personal federal and state income tax returns. Accordingly, no provision for federal and state income taxes has been reflected in the accompanying financial statements.

 Volume Rebates

    The Company records purchase volume rebates at the time of purchase based upon estimates of purchases during the period. Volume rebates are reflected as a reduction of the cost of inventory purchases.

 Concentration of Credit Risk

    In the normal course of business, the Company extends credit to its customers. The receivables due from the two significant customers identified in
Note 9 amounted to approximately 45 percent and 3 percent of the Company's trade accounts receivable as of December 31, 1998. If any of these customers' receivable balances should be deemed uncollectable, it would have a material effect on the Company's results of operations and financial condition. The Company regularly reviews accounts receivable and makes provision for potentially uncollectable balances. At December 31, 1998, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable other than those for which provision has been made.

                             BINTZ DISTRIBUTING CO.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Other than net income, the Company has no comprehensive income.

 New Accounting Pronouncements

    In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company adopted SFAS No. 131 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company adopted SFAS No. 132 in 1998 and its adoption did not have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in the year ending December 31, 1999. The Company believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position and results of operations.

3. Employee Benefit Plans

    The Company has an employees' savings plan under section 401(k) of the Internal Revenue Code. This plan covers all employees, except union employees and nonresident aliens, who are at least 21 years of age, have at least one year of service, and work at least 1,000 hours per year. The Company matches 50 percent of the employee contributions up to a maximum of 6 percent of the employee's salary. The Company's matching contributions vest at a rate of 20 percent per year beginning after the first year and are fully vested after six years. The Company contributed approximately $24,000 and $25,000 during the years ended December 31, 1998 and 1997, respectively.

4. Line of Credit

    The Company has a line of credit arrangement ("Line") with a bank for the lesser of $2,000,000 or the borrowing base, as defined in the Line agreement. The Line bears an interest rate of prime rate plus 0.25 percent (8 percent at December 31, 1998) and matures in June 1999. The Company is required to make monthly interest payments. Accounts receivable and inventories collateralize the Line. Additionally, the Line is guaranteed by a stockholder of the Company. At December 31, 1998, the Company had $625,000 available under the Line. The weighted average interest rate on the Line was 8.31 percent during the year ended December 31, 1998. The Line contains certain financial and non-financial covenants with respect to the operations of the Company, including tangible net worth, net worth ratio, current ratio and a cash flow requirements ratio. Under the terms of the Line, upon the successful completion of the potential merger described in Note 10, the outstanding balance will be immediately due and payable.

                            BINTZ DISTRIBUTING CO.

    As the Company receives cash and deposits the cash into its bank account, the bank account is then swept to the line of credit to reduce the outstanding balance.

5. Notes Payable

    Notes payable at December 31, 1998 and 1997 consist of the following items:

                                                               1998     1997
                                                              -------  -------
                                                              (In thousands)
   Various notes payable to banks, at interest rates ranging
     from 8 to 8.9%, due in monthly installments, with
     maturities from November 1999 through May 2001, secured
     by vehicles............................................. $    21  $    34
   Less current maturities...................................     (14)     (13)
                                                              -------  -------
                                                              $     7  $    21
                                                              =======  =======

    The following is a schedule of future maturities of notes payable at December 31, 1998 (in thousands):

   Year Ending December 31,
     1999..................................................................  $14
     2000..................................................................    4
     2001..................................................................    3
                                                                             ---
                                                                             $21
                                                                             ===

 Related Party Notes Payable

    Related party notes payable at December 31, 1998 and 1997 consists of the following items:

                                                                1998    1997
                                                               ------- -------
                                                                (In thousands)
   9% uncollateralized note payable to an officer, principal
     due in July 2000, interest payable quarterly............  $   100 $   100
   9% uncollateralized note payable to an affiliate company,
     controlled by a stockholder, principal due in July 2000,
     interest payable quarterly..............................       63      64
                                                               ------- -------
                                                               $   163 $   164
                                                               ======= =======

    The related party notes payable were paid in full during January 1999.

6. Capital Lease Obligations

    The Company leases certain equipment used in its operations. Future minimum capital lease obligations at December 31, 1998 consist of the following items (in thousands):

   Year ending December 31,
     1999.................................................................  $ 8
     2000.................................................................    3
                                                                            ---
   Total minimum lease payments...........................................   11
   Less amount representing interest......................................   (1)
                                                                            ---
   Present value of net minimum lease payments............................   10
   Less current maturities................................................   (7)
                                                                            ---
                                                                            $ 3
                                                                            ===

                             BINTZ DISTRIBUTING CO.

7. Related-Party Transactions

    As discussed in Note 5, the Company has notes payable to an officer and an affiliate company. Additionally, as discussed in Note 8, the Company leases a building from an affiliate company.

8. Commitments and Contingencies

 Operating Lease Commitments

    The Company leases a building from an affiliate company controlled by a stockholder of the Company. Effective June 1, 1996, the Company entered into a lease agreement with the affiliate company for a five-year period, currently requiring a payment of $9,000 per month. The lease agreement may be renewed at the Company's option for up to three consecutive five-year periods subject to a cost-of-living adjustment.

    In connection with the purchase of the building, the affiliate company incurred debt, on which the Company signed as a co-borrower on the promissory note. At December 31, 1998, the affiliate company was current on the promissory note which had an outstanding balance of $844,641.

    Additionally, the Company leases certain equipment used in its operations.

    The future minimum lease payments for operating leases are due as follows:

                                                           Affiliate Other Total
                                                           --------- ----- -----
                                                              (In thousands)
   Year ending December 31,
     1999................................................    $108     $ 4  $112
     2000................................................     108       4   112
     2001................................................      45       4    49
     2002................................................     --        2     2
                                                             ----     ---  ----
                                                             $261     $14  $275
                                                             ====     ===  ====

    During the years ended December 31, 1998 and 1997, the Company received approximately $19,000 and $4,000 in sublease income related to the building leased from an affiliate company. The terms of the sublease are on a month to month basis. The net amount paid for operating lease expenses totaled approximately $111,000 and $109,000 during the years ended December 31, 1998 and 1997, respectively.

 Litigation

    The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will be covered by the Company's insurance policy and will not have a material adverse effect on the Company's financial position or results of operations.

9. Significant Customers

    During the year ended December 31, 1998, sales to two major customers represented approximately 32 percent and 14 percent, respectively, of the Company's total revenue. During the year ended December 31, 1997, sales to two major customers represented approximately 40 percent and 16 percent, respectively, of the Company's total revenue.

                             BINTZ DISTRIBUTING CO.

10.  Subsequent Events (Unaudited)

    Subsequent to December 31, 1998, the Company's stockholders entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of December 31, 1998.

                          BINTZ DISTRIBUTING CO.

                              BALANCE SHEETS

                                                               March
                                                                31,    December 31,
                                                                1999       1998
                                                               ------  ------------
                                                                 (In thousands,
                                                                     except
                                                                 share amounts)
                                                                   (unaudited)
                            ASSETS
CURRENT ASSETS:
Cash.......................................................... $  --      $  --
Trade accounts receivable, less allowance for doubtful
  accounts of approximately $47...............................  2,541      2,390
Rebates receivable............................................    256        502
Inventories...................................................  1,027      1,095
Prepaid expenses and other....................................     17         15
                                                               ------     ------
     Total current assets.....................................  3,841      4,002
                                                               ------     ------
PROPERTY AND EQUIPMENT:
Leasehold improvements........................................    290        290
Fixtures and equipment........................................    186        180
Vehicles......................................................    131        116
Warehouse equipment...........................................     39         33
Equipment held under capital lease............................     24         24
                                                               ------     ------
                                                                  670        643
  Less accumulated depreciation and amortization..............   (331)      (305)
                                                               ------     ------
  Net property and equipment..................................    339        338
                                                               ------     ------
     TOTAL ASSETS............................................. $4,180     $4,340
                                                               ======     ======
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit................................................ $1,364     $1,375
Accounts payable..............................................    857        903
Accrued liabilities...........................................    193        195
Customer deposits.............................................    118        125
Current portion of notes payable..............................      8         14
Current portion of obligations under capital leases...........      7          7
                                                               ------     ------
     Total current liabilities................................  2,547      2,619
                                                               ------     ------
LONG-TERM LIABILITIES:
Related party notes payable...................................    --         163
Notes payable, net of current portion.........................      7          7
Obligations under capital leases, net of current portion......      1          3
                                                               ------     ------
                                                                    8        173
                                                               ------     ------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, no par value
  Authorized--50,000 shares
  Issued--17,500 shares.......................................    350        350
Retained earnings.............................................  1,275      1,198
                                                               ------     ------
     TOTAL STOCKHOLDERS' EQUITY...............................  1,625      1,548
                                                               ------     ------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............... $4,180     $4,340
                                                               ======     ======

       The accompanying notes to financial statements are an integral part of these balance sheets.

                          BINTZ DISTRIBUTING CO.

                         STATEMENTS OF OPERATIONS

                                                                 Three Months
                                                                  Ended March
                                                                      31,
                                                                 --------------
                                                                  1999    1998
                                                                 ------  ------
                                                                      (In
                                                                  thousands)
                                                                  (unaudited)
NET REVENUE....................................................  $4,358  $4,733
COST OF REVENUE................................................   3,538   3,936
                                                                 ------  ------
GROSS PROFIT...................................................     820     797
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.....................................................     535     594
                                                                 ------  ------
INCOME FROM OPERATIONS.........................................     285     203
OTHER INCOME (EXPENSE):
  Interest.....................................................     (29)    (30)
                                                                 ------  ------
NET INCOME.....................................................  $  256  $  173
                                                                 ======  ======

       The accompanying notes to financial statements are an integral part of these statements.

                          BINTZ DISTRIBUTING CO.

                     STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Three Months Ended March 31, 1999

                   (In thousands, except share amounts)

                                           Common Stock               Total
                                           ------------- Retained Stockholders'
                                           Shares Amount Earnings    Equity
                                           ------ ------ -------- -------------
BALANCE, December 31, 1998...............  17,500  $350   $1,198     $1,548
  Net income (unaudited).................     --    --       256        256
  Distributions to stockholders
    (unaudited)..........................     --    --      (179)      (179)
                                           ------  ----   ------     ------
BALANCE, March 31, 1999 (unaudited)......  17,500  $350   $1,275     $1,625
                                           ======  ====   ======     ======

       The accompanying notes to financial statements are an integral part of these statements.

                          BINTZ DISTRIBUTING CO.

                         STATEMENTS OF CASH FLOWS

                              (In thousands)

                                                               Three Months
                                                                   Ended
                                                                 March 31,
                                                               --------------
                                                                1999    1998
                                                               ------  ------
                                                                    (In
                                                                thousands)
                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................... $  256  $  173
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation and amortization...............................     25      22
Changes in assets and liabilities:
  Decrease (increase) in:
     Trade accounts receivable................................   (151)   (280)
     Rebates receivable.......................................    246     (71)
     Inventories..............................................     68     110
     Prepaid expenses and other...............................     (2)      7
  Increase (decrease) in:
     Accounts payable.........................................    (46)     40
     Accrued liabilities......................................     (1)     33
     Customer deposits........................................     (7)   (400)
                                                               ------  ------
       Net cash provided by (used in) operating activities....    388    (366)
                                                               ------  ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property and equipment.......................    (26)     (7)
                                                               ------  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in line of credit..................................    (11)    303
Proceeds from issuance of notes payable.......................    --       75
Payments on capital lease obligations.........................     (2)     (2)
Payments on notes payable.....................................   (170)     (3)
Distributions to stockholders.................................   (179)    --
                                                               ------  ------
       Net cash used in financing activities..................   (362)    373
                                                               ------  ------
NET INCREASE (DECREASE) IN CASH...............................    --      --
CASH, at beginning of period..................................    --      --
                                                               ------  ------
CASH, at end of period........................................ $  --   $  --
                                                               ======  ======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest........................................ $   29  $   29

       The accompanying notes to financial statements are an integral part of these statements.

                          BINTZ DISTRIBUTING CO.

                       NOTES TO FINANCIAL STATEMENTS

                                (Unaudited)

1. BASIS OF PRESENTATION

 Interim Financial Information

    The accompanying unaudited financial statements as of March 31, 1999, and for the three months ended March 31, 1999 and 1998 of Bintz Distributing Co. (the "Company"), reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results for the entire fiscal year. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the years ended December 31, 1998 and 1997.

2. AGREEMENT TO SELL COMPANY

    In the first quarter of 1999, the Company's stockholders entered a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of March 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Castino Restaurant Equipment and Supply, Inc.:

    We have audited the accompanying balance sheets of Castino Restaurant Equipment and Supply, Inc., a California corporation, as of December 31, 1998, and March 31, 1998, and the related statements of income, stockholder's equity, and cash flows for the nine months ended December 31, 1998, and for the year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castino Restaurant Equipment and Supply, Inc. at December 31, 1998, and March 31, 1998, and the results of its operations and its cash flows for the nine months ended December 31, 1998, and for the year ended March 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

San Francisco, California
February 5, 1999

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                                 BALANCE SHEETS

                   As of December 31, 1998 and March 31, 1998

                                                         December 31, March 31,
                                                             1998       1998
                                                         ------------ ---------
                                                         (In thousands, except
                                                             share amounts)
                                     ASSETS
Current Assets:
  Cash..................................................    $    5     $    4
  Accounts receivable, less allowance for doubtful
    accounts of $30 and $20 at December 31, 1998 and
    March 31, 1998......................................       510        470
  Other receivables.....................................        46         81
  Inventories, net......................................       723        878
  Deferred income taxes.................................        14        --
  Prepaid expenses and other............................        42         35
                                                            ------     ------
     Total current assets...............................     1,340      1,468
Property and Equipment, net.............................       156        119
Related Party Receivables...............................        94        123
Deferred Income Taxes...................................        37         37
Other Assets............................................        12         11
                                                            ------     ------
                                                            $1,639     $1,758
                                                            ======     ======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Bank overdraft........................................    $   55     $   44
  Accounts payable......................................       277        386
  Income tax payable....................................        26        --
  Accrued liabilities...................................       226        176
  Customer advances.....................................       227        284
  Deferred income taxes.................................       --           9
  Borrowings under lines of credit......................       252        297
  Current portion of long-term debt.....................        50         45
                                                            ------     ------
     Total current liabilities..........................     1,113      1,241
Long-term Debt..........................................       102        104
Commitments and Contingencies
Stockholder's Equity:
  Common stock, no par value; 2,500 shares authorized,
    400 shares issued and outstanding at December 31,
    1998 and March 31, 1998.............................         4          4
  Retained earnings.....................................       420        409
                                                            ------     ------
     Total stockholder's equity.........................       424        413
                                                            ------     ------
     Total liabilities and stockholder's equity.........    $1,639     $1,758
                                                            ======     ======

        The accompanying notes are an integral part of these statements.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                              STATEMENTS OF INCOME

                For the Nine Months Ended December 31, 1998 and
                       For the Year Ended March 31, 1998

                                                          December 31, March 31,
                                                              1998       1998
                                                          ------------ ---------
                                                              (In thousands)
Net revenue..............................................    $4,619     $5,921
Cost of revenue..........................................     3,395      4,342
                                                             ------     ------
     Gross profit........................................     1,224      1,579
Selling, general and administrative expenses.............     1,215      1,470
                                                             ------     ------
     Income from operations..............................         9        109
Other income (expense):
  Interest income and finance charges, net...............         6         22
  Interest expense.......................................       (29)       (36)
  Gain on sale of assets.................................        16          9
  Other..................................................        13          6
                                                             ------     ------
                                                                  6          1
                                                             ------     ------
     Income before income taxes..........................        15        110
Income taxes.............................................        (4)       (40)
                                                             ------     ------
     Net income..........................................    $   11     $   70
                                                             ======     ======



        The accompanying notes are an integral part of these statements.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                For the Nine Months Ended December 31, 1998 and
                       For the Year Ended March 31, 1998

                                            Common Stock               Total
                                            ------------- Retained Stockholders'
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
Balance, April 1, 1997....................   400    $ 4     $339       $343
  Net income..............................    --     --       70         70
                                             ---    ---     ----       ----
Balance, March 31, 1998...................   400      4      409        413
  Net income..............................    --     --       11         11
                                             ---    ---     ----       ----
Balance, December 31, 1998................   400    $ 4     $420       $424
                                             ===    ===     ====       ====





          The accompanying notes are an integral part of these statements.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                            STATEMENTS OF CASH FLOWS

                For the Nine Months Ended December 31, 1998 and
                       For the Year Ended March 31, 1998


                                                         December 31, March 31,
                                                             1998       1998
                                                         ------------ ---------
                                                             (In thousands)
Cash Flows from Operating Activities:
  Net income...........................................     $  11       $  70
  Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization.....................        70          60
     Gain on sale of assets............................       (16)         (7)
     Deferred income taxes.............................       (23)         21
  Change in assets and liabilities:
     Accounts receivables..............................       (40)        377
     Other receivables.................................        35         (82)
     Inventories.......................................       155        (240)
     Prepaid expenses and other........................        (7)        (21)
     Related party receivables.........................        29         (49)
     Other assets......................................        (1)         (3)
     Accounts payable..................................      (110)       (296)
     Income tax payable................................        26           0
     Accrued liabilities...............................        50         (14)
     Customer advances.................................       (57)        216
                                                            -----       -----
       Net cash provided by operating activities.......       122          32
                                                            -----       -----
Cash Flows from Investing Activities:
  Purchase of property and equipment...................      (115)       (103)
  Sale of property and equipment.......................        25          12
                                                            -----       -----
       Net cash used in investing activities...........       (90)        (91)
                                                            -----       -----
Cash Flows from Financing Activities:
  Change in bank overdraft, net........................        11         (14)
  Decrease in lines of credit, net.....................       (45)        (34)
  Payments on long-term debt...........................       (50)        (39)
  Proceeds from issuance of long-term debt.............        53         139
                                                            -----       -----
       Net cash provided by (used in) financing
         activities....................................       (31)         52
                                                            -----       -----
Increase (Decrease) in Cash............................         1          (7)
Cash at Beginning of Period............................         4          11
                                                            -----       -----
Cash at End of Period..................................     $   5       $   4
                                                            =====       =====
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
     Interest..........................................     $  29       $  36
     Income taxes......................................         4          88
Supplemental Schedule of Noncash Investing and
  Financing Activities: During the year ended March 31,
  1998, the Company entered into an equipment finance
  lease for the purchase of office equipment totaling
  $9

        The accompanying notes are an integral part of these statements.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1998

1. Business and Organization

    Castino Restaurant Equipment and Supply, Inc. (the "Company") was founded and incorporated in the state of California in 1974. The Company is principally engaged in the sale and installation of restaurant equipment and in the wholesale distribution of restaurant supplies. The Company's operations are located in California.

2. Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies followed in the preparation of these financial statements.

 Revenue Recognition

    Revenue is derived from the distribution and sale of equipment and supplies to restaurants. Sales revenue is recognized when the risk of ownership transfers to the customer, generally upon shipment. Monies received on equipment and installation sales contracts for which delivery and installation has yet to be performed is recorded as a customer advance and the related revenue is recognized upon delivery and installation.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories

    Inventories include saleable equipment and supplies and are stated at the lower of cost or market using an average cost method.

 Property and Equipment, net

    Property and Equipment are stated at cost. Depreciation is computed principally by an accelerated method over the estimated useful lives of the assets, which range from 5 to 7 years. Leasehold improvements are amortized over the lesser of the lease term or their estimated useful life.

    Costs of normal maintenance and repairs and minor replacements are charged to expense as incurred. Major replacements or betterments are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the statements of income.

 Income Taxes

    Using the asset and liability method of the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Valuation reserves are recorded if it is uncertain as to the realizability of deferred tax assets.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

 Concentration of Credit Risk

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells primarily on 30-day terms, performs credit evaluation procedures on its customers, and generally does not require collateral on its accounts receivable. Most of the Company's sales are in California. The Company maintains an allowance for potential credit losses. No single customer represented more than 10 percent of sales in any period.

 Procurement Rebates

    The Company receives quarterly and annual cash rebates on qualifying purchases from many of its suppliers. The amount of these rebates has been estimated and accrued in these financial statements. Actual rebates earned could differ from the estimated amounts.

 Financial Instruments

    The carrying amounts for cash, receivables, and accounts payable approximate fair value due to the short-term nature of these instruments. Other fair value disclosures are in the respective notes.

 Comprehensive Income

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. Other than net income, the Company has no comprehensive income.

 New Accounting Pronouncements

    In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires companies to report financial and descriptive information about its reportable operating segments in the interim and annual financial statements. The Company will adopt SFAS No. 131 in 1999 and does not expect its adoption to have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company will adopt SFAS No. 132 in 1999 and does not expect its adoption to have a significant impact on the financial statements or related footnote disclosures.

    In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new accounting model for derivative instruments and hedging activities. The Company will adopt SFAS No. 133 in 1999. The Company believes that adoption of SFAS No. 133 will not significantly affect the Company's financial position and results of operations.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

3. Property and Equipment

    Property and equipment at December 31, 1998 and March 31, 1998, consists of the following:

                                                          December 31, March 31,
                                                              1998       1998
                                                          ------------ ---------
                                                              (In thousands)
   Furniture and fixtures................................    $  54       $  44
   Office equipment......................................      106         102
   Automotive equipment..................................      222         217
   Computer equipment....................................      148         146
   Leasehold improvements................................      110          72
                                                             -----       -----
                                                               640         581
   Accumulated depreciation and amortization.............     (484)       (462)
                                                             -----       -----
                                                             $ 156       $ 119
                                                             =====       =====

    Depreciation and amortization expense for the nine months ended December 31, 1998, and for the year ended March 31, 1998, was $70,000 and $60,000, respectively.

4. Related Party Receivables

    At December 31, 1998, and March 31, 1998 the Company had two notes receivable with balances totaling $113,000, and $136,000, respectively from the stockholder and an employee of the Company. The receivable from the stockholder is unsecured with interest at 6.52 percent per annum. Principal and interest are being paid currently; the entire amount is to be paid in full by January, 2002. The receivable from the employee is unsecured with interest at 10.25 percent at December 31, 1998. Principal and interest are being paid currently; the entire amount is to be paid in full by July, 2002. The current portion of the related party receivables is shown on the balance sheets in other receivables.

5. Borrowings Under Lines of Credit

    The Company has two revolving line of credit agreements with a bank expiring on September 1, 1999, which provide for maximum borrowings of $650,000 and are collateralized by the assets of the Company not otherwise encumbered. The principal balances at December 31, 1998, and March 31, 1998, were $252,000 and $282,000, respectively. Interest is payable monthly at the bank's reference rate plus 1.75 percent, which was 10 percent at December 31, 1998.

    In addition, the Company has a revolving line of credit with a bank, expiring on February 10, 2001, which provides for maximum borrowings of $300,000 and is collateralized by inventory, accounts receivable, and equipment of the Company. The principal balances at December 31, 1998, and March 31, 1998, were $0 and $15,000, respectively.

    The Company believes the terms of the debt are representative of current market and therefore, face value equals carrying value.

    All borrowings are personally guaranteed by the stockholder.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

6. Lease Commitments

    The Company leases its business premises from a related partnership with total monthly rental payments of approximately $13,000. The leases expire on August 31, 2000 and March 31, 2001. There is an option to renew the primary business lease for an additional three years with terms and conditions to be agreed by both parties upon six months prior to expiration.

    At December 31, 1998, future minimum annual rental payments required under these leases are as follows (in thousands):

   Year Ending December 31
     1999................................................................   $155
     2000................................................................    144
     2001................................................................     30
     2002................................................................    --
     2003................................................................    --
     Thereafter..........................................................    --
                                                                            ----
                                                                            $329
                                                                            ====

    Total rent expense was $112,000 and $133,000 for the nine months ended December 31, 1998, and for the year ended March 31, 1998, respectively.

7. Long-term Debt

    Long-term debt at December 31, 1998 and March 31, 1998, consists of the following:

                                                         December 31, March 31,
                                                             1998       1998
                                                         ------------ ---------
                                                             (In thousands)
   Note payable, financial institution, personally
     guaranteed by stockholder, interest at 10.25
     percent at December 31, 1998; due July 2002.......      $ 57       $ 68
   Note payable, finance company, secured by automotive
     equipment, interest at 9.75 percent per annum; due
     July 2000.........................................        13         18
   Note payable, finance company, secured by automotive
     equipment, interest at 7.91 percent per annum; due
     May 2002..........................................        20        --
   Note payable, finance company, secured by automotive
     equipment, interest at 9.0 percent per annum; due
     May 2001..........................................        25        --
   Note payable, finance company, secured by automotive
     equipment, interest at 5.91 percent per annum; due
     October 2002......................................        19         23
   Note payable, finance company, secured by automotive
     equipment, interest at 8.25 percent per annum; due
     April 2001........................................        18         23
   Note payable, finance company, secured by automotive
     equipment, interest at 8.0 percent per annum; paid
     August 1998.......................................       --           2
   Note payable, financial institution, secured by
     automotive equipment, interest at 10.25 percent
     per annum; paid April 1998........................       --           8
   Lease payable, financial institution, secured by
     copier equipment, interest at 11 percent per
     annum; paid October 1998..........................       --           7
                                                             ----       ----
   Total...............................................       152        149
   Less: Current maturities............................       (50)       (45)
                                                             ----       ----
   Long-term portion...................................      $102       $104
                                                             ====       ====

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

    Principal payments required on long-term debt for each of the next five years ending December 31, are as follows (in thousands):

     1999.................................................................. $ 50
     2000..................................................................   49
     2001..................................................................   36
     2002..................................................................   17
     2003..................................................................  --
                                                                            ----
                                                                            $152
                                                                            ====

8. Income Taxes

    The provision for income taxes consists of the following for the nine months ended December 31, 1998 and the year ended March 31, 1998:

                                                          December 31, March 31,
                                                              1998       1998
                                                          ------------ ---------
                                                              (In thousands)
     Current:
       Federal..........................................      $ 22        $11
       State and local..................................         8          6
                                                              ----        ---
                                                                30         17
     Deferred:
       Federal..........................................       (20)        18
       State and local..................................        (6)         5
                                                              ----        ---
                                                              $  4        $40
                                                              ====        ===

    The reconciliation of income tax from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective income tax rate is as follows for the nine months ended December 31, 1998, and for the year ended March 31, 1998:

                                                          December 31, March 31,
                                                              1998       1998
                                                          ------------ ---------
                                                              (In thousands)
     Federal statutory income tax rate..................       34.0%      34.0%
     State income tax rate, net of federal benefit......        6.1        6.1
     Permanent items: items not deductible for
       tax return purposes, net.........................       29.4        2.2
     Benefit resulting from graduated federal tax rates
       and other........................................      (42.5)      (5.9)
                                                             ------      -----
       Total provision..................................       27.0%      36.4%
                                                             ======      =====

    At December 31, 1998, the Company had approximately $51,000 in net deferred tax assets. These net assets consisted of approximately $5,000 in liabilities and $56,000 in assets resulting principally from reserves deductible in the future and differences between book and tax depreciation.

    At March 31, 1998, the Company had approximately $28,000 in net deferred tax assets resulting principally from reserves deductible in the future and differences between book and tax depreciation.

                 CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

9. Retirements Plans

    The Company has a defined contribution plan covering substantially all of its employees. Pension expense for the nine months ended December 31, 1998, and for the year ended March 31, 1998, was $32,000 and $40,000, respectively. The Company makes an annual contribution to the plan equal to approximately
6 percent of eligible compensation.

    The Company also has a profit-sharing plan covering substantially all of its employees. Contributions are made at the discretion of the Board of Directors and are allocated proportionately based on eligible compensation. At December 31, 1998, and March 31, 1998, the contribution accrued was $14,000 and $20,000, respectively.

10. Commitments and Contingencies

    Various legal claims arise against the Company during the normal course of business. In the opinion of management, based on the nature of the claims, underlying insurance coverage, and other defenses, liabilities, if any, arising from the claims would not have a material effect on the financial statements.

11. Subsequent Events (Unaudited)

    Subsequent to December 31, 1998, the Company's stockholder entered into a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of December 31, 1998.

               CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                              BALANCE SHEETS

                As of March 31, 1999 and December 31, 1998

                                                         March 31,  December 31,
                                                           1999         1998
                                                        ----------- ------------
                                                         (In thousands, except
                                                             share amounts)
                                                        (unaudited)
                        ASSETS
CURRENT ASSETS:
Cash..................................................    $    5       $    5
Accounts receivable, less allowance for doubtful
  accounts of $30 and $30 at March 31, 1999 and
  December 31, 1998...................................       504          510
Other receivables.....................................       134           46
Inventories, net......................................       637          723
Prepaid expenses and other............................        36           42
Deferred income taxes.................................        14           14
                                                          ------       ------
  Total current assets................................     1,330        1,340
PROPERTY AND EQUIPMENT, net...........................       158          156
RELATED PARTY RECEIVABLES.............................        89           94
OTHER ASSETS..........................................         8           12
DEFERRED INCOME TAXES.................................        37           37
                                                          ------       ------
  Total assets........................................    $1,622       $1,639
                                                          ======       ======
         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Bank overdraft........................................    $  159       $   55
Accounts payable......................................       386          277
Customer advances.....................................       191          227
Accrued liabilities...................................       164          252
Borrowings under revolving line of credit.............       210          252
Current portion of long-term debt.....................        50           50
                                                          ------       ------
  Total current liabilities...........................     1,160        1,113
                                                          ------       ------
LONG-TERM DEBT........................................        89          102
                                                          ------       ------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock, no par value; 2,500 shares authorized,
  400 shares issued and outstanding at March 31, 1999
  and December 31, 1998...............................         4            4
Retained earnings.....................................       369          420
                                                          ------       ------
  Total stockholder's equity..........................       373          424
                                                          ------       ------
  Total liabilities and stockholder's equity..........    $1,622       $1,639
                                                          ======       ======

     The accompanying notes are an integral part of these statements.

               CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                           STATEMENTS OF INCOME

            For the Three Months Ended March 31, 1999 and 1998

                                                            1999        1998
                                                         ----------- -----------
                                                             (In thousands)
                                                         (unaudited) (unaudited)
NET REVENUE............................................    $1,114      $1,312
COST OF REVENUE........................................       824         978
                                                           ------      ------
  Gross profit.........................................       290         334
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..........       383         365
                                                           ------      ------
  Loss from operations.................................       (93)        (31)
                                                           ------      ------
OTHER INCOME (EXPENSE):
Interest income........................................         3          11
Interest expense.......................................        (7)        (11)
Gain on sale of assets.................................        19           8
Other..................................................         8           9
                                                           ------      ------
                                                               23          17
                                                           ------      ------
  Loss before provision for income taxes...............       (70)        (14)
BENEFIT FROM INCOME TAXES..............................       (19)         (5)
                                                           ------      ------
NET LOSS...............................................    $  (51)     $   (9)
                                                           ======      ======

     The accompanying notes are an integral part of these statements.

               CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                     STATEMENT OF STOCKHOLDER'S EQUITY

                 For the Three Months Ended March 31, 1999

                                            Common Stock               Total
                                            ------------- Retained Stockholder's
                                            Shares Amount Earnings    Equity
                                            ------ ------ -------- -------------
                                            (In thousands, except share amounts)
BALANCE, December 31, 1998................   400    $ 4     $420       $424
  Net income (unaudited)..................    --     --      (51)       (51)
                                             ---    ---     ----       ----
BALANCE, MARCH 31, 1999 (unaudited).......   400      4     $369       $373
                                             ===    ===     ====       ====

      The accompanying notes are an integral part of this statement.

               CASTINO RESTAURANT EQUIPMENT AND SUPPLY, INC.

                         STATEMENTS OF CASH FLOWS

            For the Three Months Ended March 31, 1999 and 1998

                                                           1999        1998
                                                        ----------- -----------
                                                             (In thousands)
                                                        (unaudited) (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss..............................................     $(51)       $  (9)
Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
  Depreciation........................................       12           19
  Gain on sales of assets.............................      (19)         --
  Changes in assets and liabilities:
     Accounts receivable..............................        6          159
     Inventories......................................       86          (77)
     Prepaid expenses and other.......................      (73)         (37)
     Deferred tax assets..............................      --           (10)
     Accounts payable.................................      109           52
     Accrued liabilities..............................      (88)          29
     Customer advances................................      (36)          30
                                                           ----        -----
       Net cash provided by (used in) operating
         activities...................................      (54)         156
                                                           ----        -----
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment....................      (28)         (55)
Sale of property and equipment........................       33          --
                                                           ----        -----
       Net cash provided by (used in) investing
         activities...................................        5          (55)
                                                           ----        -----
CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in lines of credit, net......................      (55)        (108)
Bank overdraft........................................      104          --
                                                           ----        -----
       Net cash provided by (used in) financing
         activities...................................       49         (108)
                                                           ----        -----
       Net increase in cash...........................      --            (7)
CASH at beginning of period...........................        5           12
                                                           ----        -----
CASH at end of period.................................     $  5        $   5
                                                           ====        =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest................................     $  7        $  11
Cash paid for income taxes............................     $  2        $   9

     The accompanying notes are an integral part of these statements.

                CASTINO RESTAURANT EQUIPMENT & SUPPLY, INC.

                  NOTES TO CONDENSED FINANCIAL STATEMENTS

                                (Unaudited)

1. Basis of Presentation

    The financial statements for the interim periods included herein are unaudited; however, they contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of CASTINO RESTAURANT EQUIPMENT & SUPPLY, INC. ("Company") at March 31, 1999, and the statements of income, cash flows and stockholders' equity for the three-month periods ended March 31, 1999 and 1998. All such adjustments are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, thus the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements for the fiscal year ended March 31, 1998 and the nine months ended December 31, 1998.

2. Agreement to Sell Company

    In the first quarter of 1999, the Company's stockholders entered a definitive agreement to sell the Company to DirectChef, Inc. The sale transaction, effected through a combination of cash and common stock of DirectChef, Inc., is contingent and effective upon the initial public offering of the common stock of DirectChef, Inc. The anticipated selling price of the Company exceeds its net assets as of March 31, 1999.

[DirectChef Logo Appears Here]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses we will pay in connection with the sale of the common stock we are offering, other than underwriting commissions and discounts.

               Item                                                    Amount
               ----                                                  ----------
   SEC registration fee............................................  $   25,976
   NASD filing fee.................................................       9,844
   Nasdaq National Market Listing Fee..............................      69,375
   Blue Sky fees and expenses......................................       5,000*
   Printing and engraving expenses.................................     200,000*
   Legal fees and expenses.........................................     250,000*
   Accounting fees and expenses....................................   1,250,000*
   Transfer Agent and Registrar fees...............................       6,500*
   Miscellaneous expenses..........................................       8,305*
                                                                     ----------
     Total.........................................................  $1,825,000
                                                                     ==========

--------
  *Estimated

Item 14. Indemnification of Directors and Officers.

    We have included in our Amended and Restated Certificate of Incorporation and Restated Bylaws provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware and to indemnify our directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary.

    Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by each in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    We have entered into indemnification agreements with our directors and certain key officers pursuant to which we are generally obligated to indemnify our directors and such officers to the full extent permitted by Section 145 as described above.

    We intend to purchase insurance for our directors and officers indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which they might incur in such capacity.

    The Underwriting Agreement (Exhibit 1.1) provides for the underwriters to indemnify us, our directors and officers, and for us to indemnify the underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

Item 15. Recent Sales of Unregistered Securities.

    Since our incorporation in June 1998, we have issued and sold the following unregistered securities:

    (1) In July 1998, in connection with our formation, we issued an aggregate of 1,639,375 shares of common stock to private investors for aggregate cash consideration of $7,625. See "Certain Transactions."

    (2) In September 1998, we issued an aggregate of 182,354 shares of our Series A preferred stock to private investors for cash consideration of $775,004.50. We issued these shares pursuant to Subscription Agreements between us and each of the investors.

    (3) In January 1999, we issued an aggregate of 134,120 shares of our Series A preferred stock to private investors for cash consideration of $570,010. We issued these shares pursuant to Subscription Agreements between us and each of the investors. See "Certain Transactions."

    The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

  (a) Exhibits

   Number                        Description of Document
   ------                        -----------------------
   1.1*   Form of Underwriting Agreement.
   2.1**  Agreement and Plan of Reorganization, dated as of February 26, 1999, by and among Hospitality Design & Supply, Inc., now known as
           DirectChef, Inc. ("DirectChef"), Raygal Design Associates, Inc. and
           the stockholders named therein.
   2.2**  Agreement and Plan of Reorganization, dated as of February 27, 1999, by and among DirectChef, East Bay Restaurant Supply, Inc. and the stockholders named therein.
   2.3**  Agreement and Plan of Reorganization, dated as of February 26, 1999, by and among DirectChef, ERF California, Inc., Economy Restaurant
           Fixtures, Inc. and the stockholders named therein.
   2.4**  Agreement and Plan of Reorganization, dated as of February 26, 1999, by and among DirectChef, Curtis Restaurant Equipment and the stockholders named therein.
   2.5**  Agreement and Plan of Reorganization, dated as of February 26, 1999, by and among DirectChef, HDS Utah, Inc., Bintz Distributing Co. and the stockholders named therein.
   2.6**  Agreement and Plan of Reorganization, dated as of February 26, 1999, by and among DirectChef, Castino Restaurant Equipment and Supply,
           Inc. and the stockholders named therein.
   3.1**  Amended and Restated Certificate of Incorporation of DirectChef, as
           amended.
   3.2**  Bylaws of DirectChef.
   4.1*   Specimen Common Stock Certificate.
   4.2**  Registration Rights Agreement, dated February 26, 1999, between
           DirectChef and stockholders named on signature page.
   5.1**  Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
           Professional Corporation, as to the validity of the issuance of the securities DirectChef is offering.

   Number                        Description of Document
   ------                        -----------------------
   10.1**  DirectChef Stock Option Plan.
   10.2**  Form of Indemnification Agreement.
   10.3**  Executive Employment Agreement, dated as of July 20, 1998, between
            DirectChef and Roger M. Laverty.
   10.4**  Executive Employment Agreement, dated as of November 16, 1998, between DirectChef and James Castleberry.
   10.5**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Ygal Sonenshine.
   10.6**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and John Breznikar.
   10.7**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Michael Weinstock.
   10.8**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Michael Curtis.
   10.9**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Daniel Curtis.
   10.10** Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and William A. Williams.
   10.11** Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and David Castino.
   10.12** Form of Consulting Agreement, to be dated as of completion of this offering, between DirectChef and Ross Berner.
   10.13** Form of Consulting Agreement, to be dated as of completion of this offering, between DirectChef and Charles Rothkopf.
   23.1**  Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
            Professional Corporation (included in Exhibit 5.1).
   23.2**  Consent of Arthur Andersen LLP.
   24.1**  Powers of Attorney (included on signature page).
   27.1**  Financial Data Schedule.
   99.1**  Form of Consent of director nominee to being named as director.

--------
 *  To be filed by amendment.
**  Previously filed.

    (b) Financial Statement Schedules

    All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

Item 17. Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

    (4) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therewith, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 11th day of May, 1999.

                                         DIRECTCHEF, INC.

                                         By:     /s/ Roger M. Laverty

                                            ----------------------------------
                                                     Roger M. Laverty
                                               President and Chief Executive
                                                          Officer

    Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                 Date
              ---------                          -----                 ----

       /s/ Roger M. Laverty           President, Chief Executive   May 11, 1999
   __________________________________  Officer and Director
           Roger M. Laverty            (Principal Executive
                                       Officer)

      /s/ James Castleberry           Executive Vice President     May 11, 1999
 ____________________________________  and Chief Financial
          James Castleberry            Officer (Principal
                                       Financial and Accounting
                                       Officer)

                  *                   Director                     May 11, 1999
 ____________________________________
             Ross Berner

                  *                   Director                     May 11, 1999
 ____________________________________
            Mark McKinney


*By: /s/ James Castleberry
  ----------------------------

         James
      Castleberry
      Attorney-in-
       Fact

                                 EXHIBIT INDEX

 Number                       Description of Document
 ------                       -----------------------
  1.1*   Form of Underwriting Agreement.
  2.1**  Agreement and Plan of Reorganization, dated as of February 26,
          1999, by and among Hospitality Design & Supply, Inc., now known as DirectChef, Inc. ("DirectChef"), Raygal Design Associates,
          Inc. and the stockholders named therein.
  2.2**  Agreement and Plan of Reorganization, dated as of February 27,
          1999, by and among DirectChef, East Bay Restaurant Supply, Inc.
          and the stockholders named therein.
  2.3**  Agreement and Plan of Reorganization, dated as of February 26,
          1999, by and among DirectChef, ERF California, Inc., Economy
          Restaurant Fixtures, Inc. and the stockholders named therein.
  2.4**  Agreement and Plan of Reorganization, dated as of February 26,
          1999, by and among DirectChef, Curtis Restaurant Equipment and the stockholders named therein.
  2.5**  Agreement and Plan of Reorganization, dated as of February 26,
          1999, by and among DirectChef, HDS Utah, Inc., Bintz
          Distributing Co. and the stockholders named therein.
  2.6**  Agreement and Plan of Reorganization, dated as of February 26,
          1999, by and among DirectChef, Castino Restaurant Equipment and
          Supply, Inc. and the stockholders named therein.
  3.1**  Amended and Restated Certificate of Incorporation of DirectChef,
          as amended.
  3.2**  Bylaws of DirectChef.
  4.1*   Specimen Common Stock Certificate.
  4.2**  Registration Rights Agreement, dated February 26, 1999, between
          DirectChef and stockholders named on signature page.
  5.1**  Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
          Professional Corporation, as to the validity of the issuance of the securities DirectChef is offering.
 10.1**  DirectChef Stock Option Plan.
 10.2**  Form of Indemnification Agreement.
 10.3**  Executive Employment Agreement, dated as of July 20, 1998, between DirectChef and Roger M. Laverty.
 10.4**  Executive Employment Agreement, dated as of November 16, 1998, between DirectChef and James Castleberry.
 10.5**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Ygal Sonenshine.
 10.6**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and John Breznikar.
 10.7**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Michael Weinstock.
 10.8**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Michael Curtis.
 10.9**  Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and Daniel Curtis.
 10.10** Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and William A. Williams.
 10.11** Form of Employment Agreement, to be dated as of completion of this offering, between DirectChef and David Castino.

 Number                      Description of Document
 ------                      -----------------------
 10.12** Form of Consulting Agreement, to be dated as of completion of this offering, between DirectChef and Ross Berner.
 10.13** Form of Consulting Agreement, to be dated as of completion of this offering, between DirectChef and Charles Rothkopf.
 23.1**  Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
          Professional Corporation (included in Exhibit 5.1).
 23.2**  Consent of Arthur Andersen LLP.
 24.1**  Powers of Attorney (included on signature page).
 27.1**  Financial Data Schedule.
 99.1**  Form of Consent of director nominee to being named as director.

--------
 *  To be filed by amendment.
**  Previously filed.